UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒      Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material Pursuant to §240.14a-12

PB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐         No fee required.

☒        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of PB Bancorp, Inc.

2)	Aggregate number of securities to which transaction applies:

7,447,204

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee:  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001298 by the proposed maximum aggregate value of the transaction. The proposed maximum aggregate value of the transaction was calculated as the sum of (a) 7,064,874 shares of common stock multiplied by $15.25 (which represents the maximum possible amount of the per share merger consideration) and (b) 382,330 shares of common stock subject to outstanding stock options, multiplied by the difference between $15.25 and $10.15 (which represents the weighted average exercise price per share of common stock subject to outstanding stock options).

4)	Proposed maximum aggregate value of transaction:

$109,689,211.50

5)	Total fee paid:

$14,238

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder:

We cordially invite you to attend the annual meeting of stockholders of PB Bancorp, Inc. (“PB Bancorp”). The annual meeting will be held at The Crossings Restaurant located at 45 Main Street, Putnam, Connecticut, on February 7, 2020, at 9:00 a.m., local time.

On October 22, 2019, PB Bancorp and its wholly owned subsidiary, Putnam Bank, entered into an Agreement and Plan of Merger with Centreville Bank pursuant to which Centreville Bank will form a Maryland corporation as a wholly owned subsidiary of Centreville Bank, which will merge with and into PB Bancorp with PB Bancorp as the surviving entity. If the merger is completed, at the closing, your shares of PB Bancorp common stock will be converted into the right to receive $15.25 in cash for each share, without interest. Upon completion of the merger, you will no longer own any stock or have any other interest in PB Bancorp.

At the annual meeting, you will be asked to approve: (1) the election of three directors to the Board of Directors; (2) the Agreement and Plan of Merger, dated as of October 22, 2019, by and among Centreville Bank, PB Bancorp and Putnam Bank (the “Merger Agreement”), and the merger; (3) a non-binding advisory proposal regarding the compensation to be paid to the Named Executive Officers of PB Bancorp in connection with the transactions contemplated by the Merger Agreement; (4) the consideration of an advisory, non-binding resolution to approve the executive compensation described in the proxy statement; (5) the ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for PB Bancorp for the fiscal year ending June 30, 2020; (6) any adjournment or postponement of the annual meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Agreement and the merger; and such other matters as may properly come before the annual meeting, or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

The affirmative vote of a majority of the shares of PB Bancorp common stock outstanding must be voted for approval of the Merger Agreement and the merger for the merger to be completed. Assuming we receive stockholder approval and all other conditions described in the Merger Agreement have been met or waived, the merger is expected to close during the first half of 2020.

Your exchange of shares of PB Bancorp common stock for cash generally will cause you to recognize income or loss for federal, and possibly state, local and foreign, income tax purposes. You should consult your personal tax advisor for a full understanding of the income tax consequences of the merger to you.

The Board of Directors unanimously recommends that you vote “FOR” each of the directors nominated and “FOR” each other matter to be considered.

This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a copy of the Merger Agreement. We urge you to read the enclosed materials carefully for a complete description of the merger.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided. You may also vote your shares by telephone or the Internet following the instructions on the enclosed proxy or voting instruction card. If your shares are held in an account at a bank, broker or other nominee, you should instruct your bank, broker or nominee how to vote your shares using the separate voting instruction form furnished by your bank, broker or nominee. Failing to vote will have the same effect as voting “AGAINST” the Merger Agreement and the merger.

If you have any questions concerning the merger or need assistance in voting, please contact PB Bancorp’s proxy solicitor, Laurel Hill Advisory Group, LLC. Banks and brokers can call (516) 933-3100, and all others can call, toll-free, (888) 742-1305.

On behalf of the Board, we thank you for your prompt attention to this important matter.

Sincerely,

Thomas A. Borner
President and Chief Executive Officer

This proxy statement is dated December 20, 2019 and is first being mailed to stockholders on or about January 3, 2020.

PB Bancorp, Inc.

40 Main Street

Putnam, Connecticut 06260

(860) 928-6501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 7, 2020

Notice is hereby given that the annual meeting of stockholders of PB Bancorp, Inc. (“PB Bancorp”) will be held at held at The Crossings Restaurant located at 45 Main Street, Putnam, Connecticut, on February 7, 2020, at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned.

A proxy card and a proxy statement for the annual meeting are enclosed. The meeting is being held:

1.	To elect three directors to the Board of Directors;

2.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 22, 2019, by and among Centreville Bank, PB Bancorp, Inc. and Putnam Bank (the “Merger Agreement”), as well as the merger, as more fully described in the accompanying proxy statement;

3.	To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation to be paid to the Named Executive Officers of PB Bancorp in connection with the merger;

4.	To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the executive compensation described in the proxy statement;

5.	To ratify the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for PB Bancorp for the fiscal year ending June 30, 2020;

6.	To consider and vote upon a proposal to approve the adjournment of the annual meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Agreement and the merger; and

such other business as properly may come before the annual meeting and any adjournment or postponement thereof.

We are not aware of any other business to come before the annual meeting. You can vote at the annual meeting if you owned PB Bancorp common stock at the close of business on December 16, 2019.

Your vote is very important. We cannot complete the merger unless a majority of the shares of PB Bancorp common stock outstanding approve the Merger Agreement and the merger. Failure to vote will have the same effect as voting “AGAINST” the Merger Agreement and the merger.

Regardless of whether you plan to attend the annual meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or call the toll-free telephone number or use the Internet by following the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank, broker or other nominee, please direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. A proxy may be revoked as more fully described in the accompanying proxy statement at any time before it is voted.

The enclosed document provides a detailed description of the merger, the Merger Agreement and related matters. We urge you to read carefully the document and its appendices in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of PB Bancorp common stock, please contact PB Bancorp’s proxy solicitor:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, New York 11753

Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time

Banks and brokers can call (516) 933-3100, and all others can call, toll-free, (888) 742-1305

The PB Bancorp Board of Directors has unanimously approved the Merger Agreement and the merger and unanimously recommends that PB Bancorp stockholders vote “FOR” each of the directors nominated and “FOR” each other matter to be considered.

By Order of the Board of Directors

Robert J. Halloran, Jr.
Corporate Secretary

January 3, 2020

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE ANNUAL MEETING	i
SUMMARY TERM SHEET	1
PB BANCORP SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA	5
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	7
THE ANNUAL MEETING	9
Place, Date and Time	9
Purpose of the Meeting	9
How to Vote	9
Record Date; Vote Required	10
Beneficial Ownership of PB Bancorp Common Stock; Voting Agreements	10
Proxies; Revocation	11
Recommendation of the PB Bancorp Board of Directors Relating to the Merger	12
Attending the PB Bancorp Annual Meeting	12
Participants in the ESOP	12
INFORMATION ABOUT THE COMPANIES	13
PROPOSAL 1 — ELECTION OF DIRECTORS	13
PROPOSAL 2 — APPROVAL OF THE MERGER AGREEMENT	26
General	26
Background of the Merger	26
PB Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that PB Bancorp Stockholders Vote “FOR” Approval and Adoption of the Merger Agreement and Approval of the Merger	29
Opinion of PB Bancorp’s Financial Advisor	32
Certain Prospective Financial Information Provided by PB Bancorp	41
Surrender of Certificates; Payment of Merger Consideration	42
Certain Federal Income Tax Consequences to U.S. Holders	43
Certain Effects of the Merger	45
Effects on PB Bancorp and Our Stockholders if the Merger is Not Completed	45
Appraisal Rights	45
Interests of PB Bancorp’s Directors and Executive Officers in the Merger	45
Regulatory Approvals	48
Accounting Treatment	48
Terms of the Merger Agreement	48
Surviving Corporation, Governing Documents and Directors	49
Treatment of PB Bancorp Stock Options and Other Equity-Based Awards	49
Closing and Effective Time of the Merger	49
Representations and Warranties	50
Covenants and Agreements	52
PB Bancorp’s Stockholder Meeting and Recommendation of PB Bancorp’s Board of Directors	56
Agreement Not to Solicit Other Offers	57
Appointment of Trustee	58
Conditions to Complete the Merger	58
Termination of the Merger Agreement	59
Effect of Termination	60
Termination Fee	60
Amendment, Waiver and Extension of the Merger Agreement	60
Expenses and Fees	60
OWNERSHIP OF PB BANCORP COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61
PROPOSAL 3 — APPROVAL OF THE MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	63
PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	63
PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
PROPOSAL 6 — ADJOURNMENT OF THE ANNUAL MEETING	65
OTHER MATTERS	65
STOCKHOLDER PROPOSALS	65
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING	65

Appendix A – Agreement and Plan of Merger (excluding certain exhibits)
Appendix B – Opinion of Keefe, Bruyette & Woods, Inc.

QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES FOR THE ANNUAL MEETING

Q:  Why am I receiving this proxy statement and proxy card?

A:  You are being asked to approve six different proposals at the annual meeting:

(1) the election of Charles W. Bentley, Jr., Paul M. Kelly and Charles H. Puffer to the Board of Directors;

(2) the approval of the Agreement and Plan of Merger, dated as of October 22, 2019 (the “Merger Agreement”), by and among Centreville Bank, PB Bancorp, Inc. (“PB Bancorp”) and Putnam Bank, as well as the merger between PB Bancorp and a merger subsidiary to be formed by Centreville Bank;

(3) the approval, on a non-binding, advisory basis, of the compensation to be paid to the Named Executive Officers of PB Bancorp in connection with the merger (the “Merger-Related Executive Compensation Arrangements”);

(4) the approval of an advisory, non-binding resolution to approve the executive compensation described in the proxy statement;

(5) the ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for PB Bancorp for the fiscal year ending June 30, 2020; and

(6) the approval of the adjournment of the annual meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Agreement and the merger.

Q:  What do I need to do now?

A:  After you have carefully read this proxy statement, including the appendices, and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the annual meeting.

If you hold stock in your name as a stockholder of record, you can vote by using the telephone or Internet by following the instructions on the proxy or voting information card provided. If you choose not to vote by telephone or Internet, then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the annual meeting.

If you hold your stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee how you can vote at the annual meeting.

If you are a participant in the Putnam Bank Employee Stock Ownership Plan (“ESOP”), you will have received a voting instruction form that reflects all shares for which you may direct the voting under this plan. Under the terms of the ESOP, the trustee votes all shares held by the plan, but each participant may provide instructions to the trustee how to vote the shares of PB Bancorp common stock allocated to his or her plan account. The trustee will vote your shares in accordance with your instructions and will vote the unallocated shares in the same proportion as the instructions received from participants. The deadline for returning your voting instructions is January 29, 2020.

Q:  What is the vote required to approve the Merger Agreement?

A: Approval of the Merger Agreement requires the affirmative vote of a majority of the shares of PB Bancorp common stock outstanding as of the close of business on December 16, 2019, the record date for the annual meeting. Failing to vote will have the same effect as voting “AGAINST” the Merger Agreement and the merger.

Q: Why are PB Bancorp stockholders being asked to approve, on a non-binding basis, the Merger-Related Executive Compensation Arrangements?

A: Securities and Exchange Commission (“SEC”) rules require PB Bancorp to hold a non-binding vote with respect to certain payments that may be made to PB Bancorp’s Named Executive Officers in connection with the merger, if consummated.

Q: What will happen if PB Bancorp Stockholders do not approve the Merger-Related Executive Compensation Arrangements proposal at the annual meeting?

A: Approval of the Merger-Related Executive Compensation Arrangements pursuant to which certain PB Bancorp Named Executive Officers may receive compensation in connection with the merger is not a condition to the completion of the merger. The vote with respect to the Merger-Related Executive Compensation Arrangements is an advisory vote and will not be binding on PB Bancorp. Therefore, if the Merger Agreement and the merger are approved by PB Bancorp’s stockholders and the merger is consummated, the compensation may still be paid pursuant to the Merger-Related Executive Compensation Arrangements to the PB Bancorp Named Executive Officers, even if this proposal is not approved.

i

Q: Why is my vote important?

A: If you do not return your proxy card or vote by telephone, Internet or in person at the annual meeting or fail to instruct your bank, broker or nominee how to vote, it will be more difficult for us to obtain the necessary quorum to hold our annual meeting. In addition, your failure to vote or failure to instruct your bank, broker or other nominee how to vote will have the same effect as a vote “AGAINST” approval of the Merger Agreement and the merger. The Merger Agreement and the merger must be approved by the affirmative vote of a majority of the shares of PB Bancorp common stock outstanding. The PB Bancorp Board of Directors unanimously recommends that you vote to approve the Merger Agreement and the merger.

Q: If my broker holds my shares in street name, will my broker automatically vote my shares for me?

A: No. Your broker will not be able to vote your shares without instructions from you with regard to the Merger Agreement and the merger. You should instruct your broker to vote your shares, following the procedures your broker provides to you.

Q: What if I abstain from voting or fail to instruct my broker?

A: If you abstain from voting or fail to instruct your broker to vote your shares, it will have the same effect as a vote “AGAINST” the Merger Agreement and the merger. However, abstentions and broker non-votes will be counted toward a quorum at the annual meeting.

Q: Can I attend the annual meeting and vote my shares in person?

A: Yes. All stockholders are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee how you can vote at the annual meeting.

Q: Can I change my vote?

A: Yes, you can change your vote at any time before your proxy is voted at the annual meeting. If you have not voted through your bank, broker or other nominee, there are five ways you can change your vote.

•    First, you may send a written notice to our Corporate Secretary, stating that you would like to revoke your proxy.

•    Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

•    Third, you may attend the annual meeting and vote in person. Any earlier-dated proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

•    Fourth, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on February 6, 2020.

ii

•    Fifth, you can change your vote by using the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on February 6, 2020.

If you have directed your bank, broker or other nominee to vote your shares, you must follow directions you receive from your bank, broker or nominee to change your vote.

Q: Will I have the right to have my shares appraised if I dissent from the merger?

A:  No. Under PB Bancorp’s Articles of Incorporation, PB Bancorp’s stockholders are not entitled to exercise any rights of an objecting stockholder provided under Maryland General Corporation Law.

Q: What should I do if I hold my shares of PB Bancorp common stock in Book-Entry form?

A:  You are not required to take any specific actions if your shares of PB Bancorp common stock are held in book-entry form. After the completion of the merger, shares of PB Bancorp common stock held in book-entry form will automatically be exchanged for the merger consideration.

Q: Will I owe income taxes as a result of the merger?

A: Only if you recognize taxable gain. The receipt of the merger consideration in exchange for shares of PB Bancorp common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the adjusted tax basis of your shares of PB Bancorp common stock. See “Proposal 2—Approval of the Merger Agreement—Certain Federal Income Tax Consequences to U.S. Holders.” You are urged to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of the merger consideration in exchange for PB Bancorp common shares pursuant to the merger.

Q: Who should I call with questions about the Merger?

A: You may contact Laurel Hill Advisory Group, LLC, our proxy solicitation agent. Banks and brokers can call (516) 933-3100, and all others can call, toll-free, (888) 742-1305. If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information. You may also contact PB Bancorp’s Corporate Secretary, Robert J. Halloran, Jr., at (860) 928-6501.

iii

PB BANCORP

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

SUMMARY TERM SHEET

This is a summary of selected key terms of the transaction between PB Bancorp and Centreville Bank. It may not contain all of the information that is important to you. We urge you to read carefully the entire document, including the appendices, and the other documents to which we refer, including the Merger Agreement, to fully understand the merger. Each item in this summary refers to the page of this document on which the subject is discussed in more detail.

In the Merger, PB Bancorp Stockholders Will Have a Right to Receive $15.25 Per Share of PB Bancorp Common Stock (page 49)

Pursuant to the Merger Agreement, a to-be-formed Maryland corporation that will be a wholly owned subsidiary of Centreville Bank will merge with and into PB Bancorp, with PB Bancorp as the surviving corporation. If the merger occurs, each stockholder of PB Bancorp will receive, for each share owned, the right to receive $15.25 in cash at closing. See the discussion under the caption “Proposal 2—Approval of the Merger Agreement—Terms of The Merger Agreement” for more information.

PB Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that PB Bancorp Stockholders Vote “FOR” Approval and Adoption of the Merger Agreement and Approval of the Merger (page 29)

The merger cannot occur unless PB Bancorp’s stockholders approve the Merger Agreement and the merger by the affirmative vote of a majority of the shares of PB Bancorp common stock outstanding, all regulatory and other approvals necessary to complete the merger are obtained and other conditions to the merger are satisfied or waived. See the discussion under the caption “Proposal 2—Approval of the Merger Agreement—Conditions to Complete the Merger” for more information. The Board of Directors of PB Bancorp has unanimously approved the Merger Agreement and the merger and unanimously recommends that PB Bancorp’s stockholders vote “FOR” the Merger Agreement and the merger. In reaching its decision, the PB Bancorp Board of Directors considered a number of factors that are described in the section captioned “Proposal 2—Approval of the Merger Agreement—PB Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that PB Bancorp Stockholders Vote “FOR” Approval and Adoption of the Merger Agreement and Approval of the Merger.” Because of the wide variety of factors considered, the PB Bancorp Board of Directors did not believe it practicable, nor did it attempt, to quantify or otherwise assign relative weight to the specific factors it considered in reaching its decision.

The PB Bancorp Board of Directors also unanimously recommends that the PB Bancorp stockholders vote “FOR” the approval of the non-binding, advisory proposal regarding the Merger-Related Executive Compensation Arrangements and “FOR” the proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Agreement.

PB Bancorp’s Financial Advisor Has Provided an Opinion to the PB Bancorp Board of Directors Regarding the Merger Consideration (page 32 and Appendix B)

In connection with the merger, PB Bancorp’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated October 22, 2019, to the PB Bancorp Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of PB Bancorp common stock. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this proxy statement. The opinion was directed to the PB Bancorp Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of PB Bancorp to engage in the merger or enter into the Merger Agreement or constitute a recommendation to the PB Bancorp Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of PB Bancorp common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter.

PB Bancorp has Agreed to Pay Centreville Bank a Termination Fee of $4.44 Million in Certain Circumstances and Has Agreed to Non-Solicitation Restrictions (pages 57 and 60)

Under certain circumstances described in the Merger Agreement, PB Bancorp is required to pay Centreville Bank a $4.44 million termination fee if the Merger Agreement is terminated. See the discussion under the caption “Proposal 2—Approval of the Merger Agreement—Termination Fee” for more information.

In general, PB Bancorp has agreed that it will not seek or encourage a competing transaction to acquire PB Bancorp except in very limited situations in which an unsolicited offer is made. See the discussion under the caption “Proposal 2—Approval of the Merger Agreement—Agreement Not to Solicit Other Offers” for more information.

Interests of PB Bancorp’s Directors and Executive Officers in the Merger (page 45)

In considering the information contained in this document, you should be aware that PB Bancorp’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of PB Bancorp stockholders generally. These interests include, among other things:

•	change in control agreements between PB Bancorp, Putnam Bank and each of Thomas A. Borner, President and Chief Executive Officer, Robert J. Halloran, Jr., Executive Vice President and Chief Financial Officer, and three other officers that each provide for cash severance payments if the executive’s employment is voluntarily terminated for good reason or involuntarily terminated without cause within twelve months following a change in control and during the term of the change in control agreement;

•	the termination, accelerated vesting and payment of all outstanding PB Bancorp stock options;

•	the acceleration of vesting of all outstanding PB Bancorp restricted stock awards;

•	a settlement agreement that PB Bancorp, Putnam Bank and Centreville Bank entered into with each of Messrs. Borner, Halloran and three other officers;

•	a consulting, non-competition and release agreement that Centreville Bank entered into with Mr. Borner; and

•	the rights of PB Bancorp officers and directors under the Merger Agreement to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

Approval of the Non-Binding Proposal Regarding the Merger-Related Executive Compensation Arrangements (page 63)

Approval by the PB Bancorp stockholders of the non-binding proposal regarding the Merger-Related Executive Compensation Arrangements is determined by a majority of the votes cast at the annual meeting, without regard to broker non-votes or proxies marked “abstain.” It is an advisory vote and is not binding on PB Bancorp, PB Bancorp’s Board of Directors, or Centreville Bank. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Regardless of the outcome of the non-binding, advisory vote, if the merger is consummated, PB Bancorp’s Named Executive Officers will be eligible to receive the various payments and benefits in accordance with the terms and conditions applicable to those arrangements, subject to any regulatory limitations.

Treatment of PB Bancorp Equity Awards (page 49)

At the effective time of the merger, each option to purchase shares of PB Bancorp common stock outstanding immediately before the effective time of the merger, whether or not vested, will be cancelled and exchanged for a cash payment equal to the product of (1) the number of shares of PB Bancorp common stock subject to the PB Bancorp stock option, multiplied by (2) the amount by which $15.25 exceeds the exercise price of such PB Bancorp stock option, less required withholding taxes.

At the effective time of the merger, each outstanding share of unvested restricted stock will vest and convert into the right to receive the merger consideration, which is $15.25.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 58)

We expect to complete the merger during the first half of 2020. As more fully described in this proxy statement and in the Merger Agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	the approval of the Merger Agreement by PB Bancorp’s stockholders;

•	the receipt of required regulatory approvals and the expiration of all related statutory waiting periods;

•	the absence of (a) any order, injunction or decree by any governmental entity or (b) any law, statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity, that prohibits the consummation of the transactions contemplated by the Merger Agreement; and

•	the accuracy of the representations and warranties of the parties in the Merger Agreement as of the closing date of the merger, subject to the materiality standards provided in the Merger Agreement, and the performance of the parties in all material respects of all obligations required to be performed by each party at or prior to the effective time of the merger under the Merger Agreement (and the receipt by each party of certificates from the other party to such effect).

The obligation of Centreville Bank to complete the merger is also conditioned on, among other things, no requisite regulatory approval containing any materially burdensome regulatory condition and obtaining all third party consents and approvals required pursuant to the agreement.

The obligation of PB Bancorp to complete the merger is also conditioned on, among other things, Centreville Bank delivering the merger consideration to the paying agent not less than one business day prior to the closing date of the merger.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals That Must Be Received for the Merger to Occur (page 48)

PB Bancorp and Centreville Bank each have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, which includes the approval, or waiver of approval, of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Rhode Island Department of Business Regulation, Division of Banks and the Connecticut Banking Department. Centreville Bank has filed all of the required regulatory applications and will file any waivers prior to closing, but has not yet received any approvals or waivers from these regulators. Although we do not know of any reason why the regulatory approvals or waivers cannot be obtained timely, we cannot be certain when or if such approvals will be obtained.

The Merger Will Be Taxable to PB Bancorp Stockholders for U.S. Federal Income Tax Purposes (page 43)

The receipt of the merger consideration in exchange for shares of PB Bancorp common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, each PB Bancorp stockholder generally will recognize gain or loss at the effective time of the merger equal to the per share difference, if any, between: (1) the total merger consideration received by the stockholder in exchange for their shares of PB Bancorp common stock pursuant to the merger and (2) the stockholder’s adjusted tax basis in all shares of PB Bancorp common stock exchanged in the merger. For a discussion of the treatment of stock options or restricted stock awards, see “Proposal 2—Approval of the Merger Agreement—Interests of PB Bancorp’s Directors and Executive Officers in the Merger.”

The federal income tax consequences described above may not apply to all holders of PB Bancorp common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

PB BANCORP
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The selected consolidated financial data presented below as of September 30, 2019 and for the three months ended September 30, 2019 and 2018 is derived from PB Bancorp’s unaudited historical financial statements. In PB Bancorp’s opinion, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. The information at and for each of the years in the five-year period ended June 30, 2019, is derived from PB Bancorp’s audited historical financial statements. Results for past periods are not necessarily indicative of results that may be expected for any future period.

Selected Consolidated Balance Sheet Data

	At September	At June 30,
	30, 2019	2019	2018	2017	2016	2015
	(Unaudited)
	(In thousands)
Total assets	$544,173	$538,030	$525,388	$524,148	$502,557	$473,601
Cash and cash equivalents	44,456	25,672	10,102	10,173	5,133	5,326
Securities available-for-sale, at fair value	37,035	38,919	46,546	60,150	70,436	45,657
Securities held-to-maturity, at amortized cost	58,092	63,480	82,816	110,022	144,343	164,096
Loans receivable, net	372,342	378,017	352,270	309,792	251,344	224,046
Deposits	392,441	383,859	371,585	365,761	356,066	357,641
Borrowings	61,750	62,949	63,863	68,582	56,259	59,537
Total stockholders' equity	85,784	85,072	84,289	84,537	85,088	51,744

Selected Consolidated Operating Data

	Three Months Ended September 30,		Year Ended June 30,
	2019	2018	2019	2018	2017	2016	2015
	(Unaudited)
	(In thousands)
Interest and dividend income	$4,867	$4,484	$18,561	$17,320	$15,322	$13,785	$13,574
Interest expense	1,101	861	3,693	3,239	3,184	3,224	3,608
Net interest income	3,766	3,623	14,958	14,081	12,138	10,561	9,966
Provision (credit) for loan losses	150	(600)	(400)	225	548	663	535
Net interest income after provision (credit) for loan losses	3,616	4,223	15,358	13,856	11,590	9,898	9,431
Non-interest income	734	669	2,656	2,773	3,263	2,689	2,361
Non-interest expense	3,211	3,206	12,851	12,335	11,715	11,448	11,306
Income before income taxes	1,139	1,686	5,163	4,294	3,138	1,139	486
Income tax expense (benefit)	183	295	856	1,165	822	239	(65)
Net income	$956	$1,391	$4,307	$3,129	$2,316	$900	$551

Selected Consolidated Financial Ratios and Other Data

	At or For the Three Months Ended September 30,		At or For the Year Ended June 30,
	2019	2018	2019	2018	2017	2016	2015
	(Unaudited)
Performance Ratios(1):
Return on average assets	0.70%	1.06%	0.82%	0.59%	0.45%	0.18%	0.12%
Return on average equity	4.43%	6.51%	5.09%	3.70%	2.72%	1.36%	1.06%
Interest rate spread(2)	2.61%	2.67%	2.76%	2.60%	2.28%	2.09%	2.04%
Net interest margin(3)	2.90%	2.91%	3.02%	2.82%	2.52%	2.30%	2.23%
Non-interest expense to average total assets	2.35%	2.43%	2.46%	2.33%	2.28%	2.35%	2.36%
Efficiency ratio(4)	71.36%	74.70%	72.96%	73.19%	76.07%	86.40%	91.72%
Basic earnings per share	$0.14	$0.19	$0.60	$0.43	$0.31	$0.12	$0.07
Diluted earnings per share	$0.14	$0.19	$0.60	$0.43	$0.31	$0.12	$0.07
Average interest-earning assets to average interest-bearing liabilities	135.00%	135.02%	135.50%	134.17%	135.84%	130.88%	122.24%
Dividend payout ratio	54.50%	32.85%	57.84%	49.50%	44.17%	102.00%	71.32%

Capital Ratios:
Equity to total assets at end of period	15.76%	16.40%	15.81%	16.04%	16.13%	16.93%	10.93%
Average equity to average assets	15.76%	16.22%	16.19%	16.02%	16.57%	13.56%	10.91%
Total capital to risk-weighted assets(5)	18.94%	19.74%	18.53%	19.05%	20.20%	21.77%	15.18%
Tier 1 capital to risk-weighted assets(5)	18.05%	18.88%	17.69%	18.19%	19.33%	20.95%	14.41%
Common Equity Tier 1 capital to risk-weighted assets(5)	18.05%	18.88%	17.69%	18.19%	19.33%	20.95%	14.41%
Tier 1 capital to adjusted total assets(5)	12.46%	12.72%	12.57%	12.16%	12.56%	12.23%	8.70%

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.86%	0.83%	0.81%	0.83%	0.89%	0.91%	0.96%
Allowance for loan losses as a percent of non-performing loans	85.36%	72.63%	72.45%	66.52%	62.71%	54.06%	38.57%
Net recoveries (charge-offs) to average outstanding loans during the period	―%	0.16%	0.14%	(0.02)%	(0.03)%	(0.23)%	(0.32)%
Non-performing loans as a percent of total loans	1.00%	1.14%	1.11%	1.25%	1.42%	1.69%	2.50%
Non-performing assets as a percent of total assets	0.94%	1.03%	1.02%	1.10%	1.19%	1.22%	1.86%

(1)	Annualized for interim periods, where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	For Putnam Bank.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents that we refer to in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of PB Bancorp, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet” and “Proposal 2—Approval of the Merger Agreement,” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “continues,” “remains,” “will,” “should,” “may,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of PB Bancorp. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the SEC, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the risk that the merger will not be consummated timely, if at all;

•	conditions to the closing of the merger may not be satisfied or the Merger Agreement may be terminated prior to closing;

•	the impact that potential litigation related to the merger may have on the ability to consummate the merger;

•	difficulties in obtaining required stockholder and regulatory approvals of the merger;

•	increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment;

•	changes in deposit flows, loan demand or real estate values;

•	changes in accounting principles, policies or guidelines;

•	changes in laws or regulations;

•	governmental and public policy changes;

•	changes in general economic conditions or conditions in securities markets or the banking industry;

•	materially adverse changes in the financial condition of PB Bancorp, Putnam Bank or Centreville Bank;

•	risks related to domestic or international military or terrorist activities or conflicts;

•	difficulties related to the completion of the merger; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to PB Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, PB Bancorp undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE ANNUAL MEETING

This section contains information about the annual meeting of PB Bancorp stockholders that has been called to consider and approve the Merger Agreement and the merger.

Place, Date and Time

The annual meeting will be held at The Crossings Restaurant located at 45 Main Street, Putnam, Connecticut, on February 7, 2020, at 9:00 a.m., local time.

Purpose of the Meeting

At the annual meeting, our stockholders will be asked to consider and vote:

•	To elect three directors to the Board of Directors;

•	Upon a proposal to approve the Merger Agreement, as well as the merger, as more fully described in the accompanying proxy statement;

•	Upon a proposal to approve, on a non-binding, advisory basis, the Merger-Related Executive Compensation Arrangements;

•	Upon a proposal to approve, on a non-binding, advisory basis, the executive compensation described in the proxy statement;

•	To ratify the appointment of Wolf & Company, P.C. as the independent registered public accounting firm for PB Bancorp for the fiscal year ending June 30, 2020;

•	Upon a proposal to approve the adjournment of the annual meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Agreement and the merger; and

such other business as properly may come before the annual meeting and any adjournment or postponement thereof. As of the date hereof, we know of no business that will be presented for consideration at the annual meeting, other than the matters described in this proxy statement.

How to Vote

You may vote your shares:

1.	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on February 6, 2020. Once you use the Internet voting system, you can record and confirm (or change) your voting instructions.

2.	By telephone. Use the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on February 6, 2020. Once you use the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

3.	By mail. Mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by PB Bancorp will be voted in accordance with the instructions marked on the proxy card. If you return an executed and dated proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding

Notice of Annual Meeting of Stockholders. Returning a proxy card will not prevent you from voting in person if you attend the annual meeting.

Alternatively, you may attend the annual meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from the stockholder of record to vote personally at the annual meeting.

Record Date; Vote Required

Only our stockholders of record at the close of business on December 16, 2019 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of December 16, 2019, there were 7,447,204 shares of our common stock outstanding and entitled to vote at the annual meeting or any adjournment thereof.

At the annual meeting our stockholders will be entitled to cast one vote per share of common stock owned on December 16, 2019. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of a majority of our outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes (discussed below) will be treated as shares present at the annual meeting for purposes of determining the presence of a quorum.

As to the election of directors, a stockholder may vote “FOR” the election of the three nominees proposed by the Board of Directors, “WITHHOLD” authority to vote for the nominees being proposed, or vote “FOR ALL EXCEPT” one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The affirmative vote of a majority of the shares of PB Bancorp common stock outstanding is required to approve the Merger Agreement and the merger. As a result, abstentions and broker non-votes will have the same effect as votes “AGAINST” the approval of the Merger Agreement and the merger.

The affirmative vote of a majority of the votes cast at the annual meeting is required to: (1) approve the Merger-Related Executive Compensation Arrangements; (2) approve the executive compensation described in the proxy statement; (3) ratify Wolf & Company, P.C. as the independent registered public accounting firm; and (4) adjourn the meeting if necessary to permit further solicitation of proxies. Broker non-votes and abstentions from voting will have no effect on the outcome of the vote on these matters.

If your shares are held in “street name” by your bank, broker or other nominee you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, please contact your bank, broker or other nominee and he or she can give you directions on how to vote your shares. Brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the election of directors or the merger proposal and thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the election of directors or the approval of the Merger Agreement and the merger (i.e., “broker non-votes”).

Approval of the Merger Agreement and the merger by our stockholders is a condition to completion of the merger. See “Proposal 2—Approval of the Merger Agreement—Conditions to Complete the Merger.”

Beneficial Ownership of PB Bancorp Common Stock; Voting Agreements

As of December 16, 2019, our directors and executive officers and their affiliates beneficially owned in the aggregate 804,444 shares of our common stock, excluding stock options, or 10.8% of our outstanding shares of common stock. In connection with the execution of the Merger Agreement, Centreville Bank entered into voting agreements with each PB Bancorp director and executive officer. Pursuant to the voting agreements, the PB Bancorp directors and executive officers have each agreed to vote the shares of common stock of PB Bancorp beneficially owned by them over which they have sole voting power in favor of approval of the Merger Agreement. On the record date, a total of 761,770 shares of common stock representing approximately 10.4% of the outstanding PB Bancorp common stock are covered by the voting agreements.

Proxies; Revocation

Shares of our common stock represented by properly executed proxies received prior to or at the annual meeting will, unless such proxies have been revoked, be voted at the annual meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and dated proxy, the shares will be voted “FOR” each of the nominees for directors, “FOR” the approval of the Merger Agreement and the merger, “FOR” the non-binding proposal to approve the Merger-Related Executive Compensation Arrangements, “FOR” the ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm and “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted in the following manner: (1) by delivering to the Secretary of PB Bancorp, before the vote is taken at the annual meeting, a written notice of revocation bearing a later date than the proxy; (2) by duly executing a later-dated proxy relating to the same shares of common stock; or (3) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

PB Bancorp, Inc.

40 Main Street

Putnam, Connecticut 06260

Attention: Robert J. Halloran, Jr.

                  Corporate Secretary

If you have instructed your bank, broker or other nominee to vote your shares, the options for revoking your proxy described in the paragraphs above do not apply and instead you must follow the directions provided by your bank, broker or other nominee to change those instructions.

If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on February 6, 2020.

If you voted by telephone, you can change your vote by using the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on February 6, 2020.

If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. PB Bancorp does not know of any other matters to be presented at the annual meeting.

PB Bancorp will bear the cost of soliciting proxies. In addition to soliciting by mail, our directors, officers and employees may solicit proxies from our stockholders personally, by telephone or by other forms of communication. Our directors, officers and employees will not receive additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. In addition, we have retained Laurel Hill Advisory Group, LLC to solicit proxies on behalf of the Board of Directors. Laurel Hill Advisory Group, LLC will receive a fee of $5,500 for these services, plus reimbursement for its expenses.

You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope, or vote by telephone or the Internet.

Recommendation of the PB Bancorp Board of Directors Relating to the Merger

The PB Bancorp Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger. The PB Bancorp Board of Directors unanimously determined that the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of PB Bancorp and its stockholders and unanimously recommends that you vote “FOR” approval of the Merger Agreement and the merger. See “Proposal 2 – Approval of the Merger Agreement—PB Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that PB Bancorp Stockholders Vote “FOR” Approval and Adoption of the Merger Agreement and Approval of the Merger” for a more detailed discussion of the PB Bancorp Board of Directors’ recommendation.

Attending the PB Bancorp Annual Meeting

If you want to vote your shares of PB Bancorp common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the bank, broker or other nominee who holds your shares.

Participants in the ESOP

If you are a participant in the ESOP, you will have received a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, the trustee votes all shares held by the plan, but each participant may provide instructions to the trustee how to vote the shares of PB Bancorp common stock allocated to his or her plan account. The trustee will vote your shares in accordance with your instructions and will vote the unallocated shares and the allocated unvoted shares in the same proportion as the instructions received from participants. The deadline for returning your voting instructions is January 29, 2020.

INFORMATION ABOUT THE COMPANIES

Centreville Bank. Founded in 1828 and headquartered in West Warwick, Rhode Island, Centreville Bank is a full-service Rhode Island-chartered mutual savings bank operating through seven branch locations in Coventry, Cranston, East Greenwich, Narragansett, North Kingstown, West Greenwich, and West Warwick, Rhode Island, with total assets of $1.26 billion as of September 30, 2019. The principal executive office of Centreville Bank is located at 1218 Main Street, West Warwick, Rhone Island 02893 and its telephone number at that address is (401) 821-9100. Centreville Bank’s website is www.centrevillebank.com. Information contained on Centreville Bank’s website is not incorporated into this proxy statement.

PB Bancorp, Inc. PB Bancorp, a Maryland corporation headquartered in Putnam, Connecticut, is the holding company for Putnam Bank. At September 30, 2019, PB Bancorp had total consolidated assets of $538.0 million, total deposits of $383.9 million, and total stockholders’ equity of $85.1 million. The principal executive office of PB Bancorp is located at 40 Main Street, Putnam, Connecticut 06260, and its telephone number at that address is (860) 928-6501. PB Bancorp’s website is www.putnambank.com. Information contained on PB Bancorp’s website is not incorporated into this proxy statement.

Putnam Bank. Putnam Bank is a wholly-owned subsidiary of PB Bancorp. Putnam Bank was founded in 1862 as a state-chartered mutual savings bank. In 2014, Putnam Bank converted from a federally-chartered savings bank to a Connecticut-chartered bank that is a member of the Federal Reserve System. Putnam Bank is headquartered at 40 Main Street in Putnam, Connecticut and conducts substantially all of its business from eight full-service banking offices and one loan origination center. In addition, Putnam Bank maintains a “Special Needs Limited Branch” and a limited services mobile office. The telephone number at Putnam Bank’s main office is (860) 928-6501.

Putnam Bank’s principal business consists of accepting deposits from the general public in the communities where its offices are located, and investing those deposits, together with funds generated from operations, primarily in loans secured by real estate, including one-to-four family residential mortgage loans and commercial real estate loans (including multi-family real estate loans).  To a lesser extent, Putnam Bank originates commercial loans, residential construction loans and consumer loans.

PROPOSAL 1 — ELECTION OF DIRECTORS

PB Bancorp’s Board of Directors consists of eight members, and is divided into three classes, with one class of directors elected each year. Directors of PB Bancorp are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. The Nominating Committee of the Board of Directors has nominated three individuals to stand for election as directors, each to serve for a three-year term and until their successor has been elected and shall qualify. The nominees are Charles W. Bentley, Jr. Paul M. Kelly and Charles H. Puffer. Each nominee is currently a member of the Board of Directors.

The table below sets forth certain information regarding the current members of PB Bancorp’s Board of Directors and the nominees, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name(1)	Age(2)	Positions Held	Director Since(3)	Current Term to Expire
NOMINEES
Charles W. Bentley, Jr.	66	Director	2006	2019
Paul M. Kelly	68	Director	1993	2019
Charles H. Puffer	68	Chairman of the Board	1984	2019
DIRECTORS CONTINUING IN OFFICE
Robert J. Halloran, Jr.	65	Director, Executive Vice President and Chief Financial Officer	2006	2020
Jitendra K. Sinha	70	Director	2007	2020
Thomas A. Borner	65	Director, President and Chief Executive Officer	1987	2021
Richard A. Loomis	61	Director	2002	2021
John P. Miller	61	Vice Chairman of the Board	2006	2021

(1)	The mailing address for each person listed is 40 Main Street, Putnam, Connecticut 06260.
(2)	As of June 30, 2019.
(3)	Reflects initial appointment to the Board of Trustees of the mutual predecessor to Putnam Bank, if applicable.

The business experience for the past five years of each of our directors and executive officers is set forth below. The biographies of each of the nominees and continuing Board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Putnam Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

All of the nominees and directors continuing in office are long-time residents of the communities served by PB Bancorp and its subsidiaries and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in PB Bancorp’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities. As the holding company for a community banking institution, PB Bancorp believes that the local knowledge and experience of its directors assists PB Bancorp in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides PB Bancorp with greater business development opportunities. As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists PB Bancorp in structuring its marketing efforts and community outreach programs.

Directors

Charles W. Bentley Jr. is the President and CEO of Colt’s Plastics Co., Inc. a supplier of plastic packaging for the cosmetic, pharmaceutical, and personal care industries.  Mr. Bentley has been involved in the Society of the Plastics Industry (SPI) as head of the New England Molders Division, President of the New England Region, and as a Director on the National Board.  He has also been involved locally in education and was involved in the creation of the Quinebaug Valley Community College Plastics Institute.  Mr. Bentley attended Hanover College and earned a BA in Business Administration.  Mr. Bentley’s involvement in manufacturing, and particularly plastics, has enabled him to develop relations within the local and surrounding industrial community.  These relations allow for insights into the commercial customers in our market areas and also the economic developments affecting the industrial and manufacturing segments of the communities in which we operate.

Thomas A. Borner is the President and Chief Executive Officer of PB Bancorp and of Putnam Bank. Mr. Borner has served as a Director of PB Bancorp since its formation in 2003, as a director of Putnam Bank since 1987 and as Chairman of the Board of Putnam Bank from 1992 to 2012. In addition, Mr. Borner was Interim Chief Executive Officer of Putnam Bank from 1999 to 2000. Since October 2005, Mr. Borner has been Of Counsel to the law firm of Borner, Smith, Aleman, Herzog & Cerrone, LLC in Putnam, Connecticut. As a past owner of a number of successful businesses, combined with his decades of legal experience in representing a variety of businesses and personal clients with profiles similar to those of Putnam Bank’s customers, along with his extensive community involvement in a wide range or organizations, Mr. Borner has valuable insight into Putnam Bank’s challenges and opportunities in its market.

Robert J. Halloran, Jr. is Executive Vice President and Chief Financial Officer of Putnam Bank and PB Bancorp. He joined Putnam Bank and PB Bancorp in 2004 and, until his appointment as President from 2006 to 2012, served as Senior Vice President and Chief Financial Officer of Putnam Bank and President and Treasurer of PB Bancorp. Mr. Halloran’s direct experience in finance and treasury functions and his position on the Board of Directors provides a clear and direct channel of communication from senior management to the full Board and alignment on corporate strategy.

Paul M. Kelly is the Treasurer of Kelly’s Tire, Inc., an automotive tire retail business, located in Putnam, Connecticut. He is a licensed real estate broker and also serves as Finance Committee Chairman and Assistant Treasurer at Woodstock Academy in Woodstock, Connecticut. Mr. Kelly’s experience gives him extensive insights into the customers who live in our market areas and economic developments affecting the communities in which we operate. His work experience qualifies him to be an “audit committee financial expert” for purposes of the rules and regulations of the SEC.

Richard A. Loomis, a licensed real estate broker since 1983, is a partner with The Loomis Team, LLC. The partnership is affiliated with RE/MAX BELL PARK REALTY with concentrations in residential and commercial sales and leases. Mr. Loomis is also a controlling partner in TLC Group, LLC. TLC Group concentrates in real estate development and investment. Mr. Loomis brings the Board a unique perspective in the community in areas of economic development, residential housing challenges and commercial opportunities.

John P. Miller is Vice Chairman of the Board and is the President and Owner of the National Chromium Company, Inc., a metal finishing company that specializes in chromium and nickel coatings, servicing accounts across the United States. Mr. Miller, an MBA, and an Adjunct Instructor of Business Management at Quinebaug Valley Community College located in Danielson, Connecticut. Mr. Miller’s broad experiences in community development, healthcare, general business and academics give him extensive insight into the communities we serve.

Charles H. Puffer is Chairman of the Board of PB Bancorp. Mr. Puffer worked for and owned the Leschke-Puffer Insurance Agency in Putnam, Connecticut for over 35 years until the company was sold in 2010. He earned his Bachelor of Science degree in Business Management from Bradley University. Mr. Puffer has been an active member of our community, which includes serving on the Board of Directors of Day Kimball Hospital and as a member of the Putnam Rotary Club for over 33 years. Mr. Puffer’s experience gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate.

Jitendra K. Sinha owned and operated Putnam Supermarket, Inc., located in Putnam, Connecticut, for over 28 years until the company was sold in 2012. He has a Bachelor of Laws degree from Patna University in India and an MBA from Long Island University in New York. Mr. Sinha has an extensive list of social and community service affiliations and has been recognized numerous times with civic achievement and community service awards. Mr. Sinha’s experience gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate.

Board Independence

The Board of Directors has determined that, except for Messrs. Borner, Halloran and Sinha, each member of the Board is an “independent director” as defined in the Nasdaq listing rules.  Messrs. Borner and Halloran are not considered independent because they serve as executive officers of PB Bancorp and Mr. Sinha was, until 2017, an officer of Putnam Bank. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, and that had an impact on our determination as to the independence of our directors.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors is chaired by Charles H. Puffer, who is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of PB Bancorp and Putnam Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	A majority independent Board;

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the Chief Executive Officer and of the Executive Vice President by the independent directors.

The Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

A key responsibility of the Chief Executive Officer and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession planning reviews are conducted culminating in a full review of senior leadership talent by the independent directors.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with all directors, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.

The Board of Directors is actively involved in oversight of risks that could affect PB Bancorp. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all Board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within PB Bancorp.  Risks relating to the direct operations of Putnam Bank are further overseen by the Board of Directors of Putnam Bank, which currently consists of the same individuals who serve on the Board of Directors of PB Bancorp.  The Board of Directors of Putnam Bank also has additional committees that conduct risk oversight and they typically meet jointly with the committees of PB Bancorp. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of PB Bancorp. and Putnam Bank such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

General. The business of PB Bancorp is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Compensation Committee, the Nominating Committee and the Audit Committee. During the fiscal year ended June 30, 2019, the Board held 19 meetings. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Annual Meeting Attendance. While PB Bancorp has no formal policy on director attendance at annual meetings of stockholders, all directors are encouraged to attend. All of our directors attended the last Annual Meeting of Stockholders of PB Bancorp.

Compensation Committee. The Compensation Committee of the Board of Directors is responsible for developing compensation guidelines and for recommending the compensation for the Chief Executive Officer and the Executive Vice President and Chief Financial Officer. The Compensation Committee consists of directors Loomis, Kelly, Miller (Chairman), Bentley, Jr. and Puffer. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq listing rules. The Compensation Committee of PB Bancorp met 12 times during the fiscal year ended June 30, 2019. The Board of Directors has adopted a written charter for the Compensation Committee, which is available at PB Bancorp’s website at www.putnambank.com.

PB Bancorp’s philosophy is to align executive compensation with the interests of stockholders and to determine appropriate compensation levels that will enable PB Bancorp to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

•	To provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	To encourage ownership of PB Bancorp common stock through stock-based compensation at all levels of management; and

•	To maintain compensation levels that are competitive with other financial institutions, and particularly those in PB Bancorp’s peer group based on asset size and market area.

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of PB Bancorp and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee and the Chief Executive Officer review the same information in connection with this recommendation. The Compensation Committee also administers and has discretionary authority over the issuance of awards under PB Bancorp’s equity plans.

The base salary levels for PB Bancorp’s executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in PB Bancorp’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer. The Compensation Committee has utilized bank compensation surveys compiled by the America’s Community Bankers as well as other surveys prepared by trade groups and independent benefit consultants. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

During the year ended June 30, 2019, the Compensation Committee engaged Thomas Warren & Associates, Inc. to provide assistance in reviewing PB Bancorp’s overall compensation structure. The Compensation Committee considered the independence of Thomas Warren & Associates, Inc. in light of SEC rules and Nasdaq corporate governance listing standards and concluded that that the work performed by Thomas Warren & Associates, Inc. and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent consultants to the Compensation Committee.

Nominating Committee. The Nominating Committee consists of directors Puffer, Loomis (Chairman) and Miller. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq listing rules. The Nominating Committee of PB Bancorp met one time during the fiscal year ended June 30, 2019. The Board of Directors has adopted a written charter for the Nominating Committee, which is available at PB Bancorp’s website at www.putnambank.com.

Nominating Committee Procedures. The Nominating Committee intends to identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to PB Bancorp’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating Committee would solicit suggestions for director candidates from all Board members. In addition, the Nominating Committee may engage a third party to assist in the identification of director nominees. During the fiscal year ended June 30, 2019, PB Bancorp did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director. The Nominating Committee would seek to identify a candidate with consideration of the following criteria:

•	Ability to contribute to the range of talent, skill and expertise appropriate for the Board;

•	Financial, regulatory and business experience and knowledge of banking and financial services industries;

•	Familiarity with the operations of public companies and the ability to understand financial statements;

•	Familiarity with PB Bancorp’s market area and participation and ties to local businesses and local civic, charitable and religious organizations;

•	The ability to represent the best interests of the stockholders of PB Bancorp and the best interests of Putnam Bank;

•	The ability to devote sufficient time and energy to the performance of his or her duties;

•	Independence under applicable SEC and Nasdaq listing definitions; and

•	Current equity holdings in PB Bancorp.

Finally, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert, would be taken into account.

The Board does not have a formal policy or specific guidelines regarding diversity among Board members, and generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Board recognizes that diversity in professional and life experiences may include consideration of gender, race, or national origin in identifying individuals who possess the qualifications that the Board believes are important to be represented on the Board.

Procedures for the Recommendation of Director Nominees by Stockholders. The Board of Directors has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by PB Bancorp’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 40 Main Street, Putnam, Connecticut 06260. The Corporate Secretary must receive a submission at least 90 days prior to the anniversary date of the mailing of the proxy statement relating to the preceding year’s annual meeting of stockholders. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	the name and address of the stockholder as they appear on PB Bancorp’s books, and number of shares of PB Bancorp’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock of PB Bancorp that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of PB Bancorp;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.”

Stockholder Communications with the Board. A stockholder of PB Bancorp who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of PB Bancorp, 40 Main Street, Putnam, Connecticut 06260, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the PB Bancorp or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Audit Committee. The Audit Committee consists of directors Kelly, Miller and Bentley. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that director Paul M. Kelly qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit the PB Bancorp’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of PB Bancorp’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent auditors;

•	considering whether the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the registered public accounting firm’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee of PB Bancorp met four times during the fiscal year ended June 30, 2019. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has adopted a written charter for the Audit Committee, which is available at PB Bancorp’s website at www.putnambank.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this proxy statement.

•	The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that PB Bancorp’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board standards including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements.

•	The Audit Committee discussed with PB Bancorp’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit and the overall quality of PB Bancorp’s financial reporting.

•	The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in PB Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PB Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee.

Charles W. Bentley, Jr.

Paul M. Kelly

John P. Miller

Code of Ethics

PB Bancorp has adopted a Code of Business Conduct and Ethics that is applicable to PB Bancorp’s officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on PB Bancorp’s website at www.putnambank.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on PB Bancorp’s website.

Summary Compensation Table

The following table sets forth for the years ended June 30, 2019 and 2018 certain information as to the total remuneration paid by us to Mr. Borner, who serves as Chairman and Chief Executive Officer, and the only other executive officer of PB Bancorp other than Mr. Borner (“Named Executive Officers”).

Name and principal position	Year	Salary ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)(1)	All other compensation ($)(2)	Total ($)
Thomas A. Borner, President and	2019	354,577	59,169	8,688	36,731	459,165
Chief Executive Officer	2018	355,992	54,289	3,463	31,440	445,184

Robert J. Halloran, Jr., Executive Vice President and	2019	224,118	32,067	—	34,455	290,640
Chief Financial Officer	2018	225,724	30,080	—	29,767	285,571

(1)	The amounts reflected in this column represent the above market interest rate paid on deferred compensation that is not tax-qualified. The amount shown is only the portion that exceeds the market rate, as determined by Item 402 of SEC Regulation S-K.
(2)	The amounts for 2019 is detailed in in the table below. ESOP contributions are based upon allocations to their accounts for the fiscal year ended June 30, 2019 of shares valued at a price of $11.85 per share, which is the fair market value of the common stock on the Nasdaq Capital Market as of June 30, 2019.

			Life	Profit	Total all
	401(k) plan	ESOP	insurance	sharing	other
	contributions	contributions	premiums	contributions	compensation
Thomas A. Borner	$5,127	$14,792	$312	$16,500	$36,731

Robert J. Halloran, Jr.	5,124	13,648	312	15,371	34,455

Benefit Plans and Agreements

Change in Control Agreements. Putnam Bank has entered into change in control agreements with Messrs. Borner and Halloran. The change in control agreements provide a benefit in the event of an involuntary termination of employment or a resignation for good reason (as defined in the agreement) within twelve months following a change in control (as defined in the agreement) equal to three times (two times for Mr. Halloran) the executive’s base salary, payable in a lump sum. The amount of the payment to be made in connection with a change in control will be reduced, if necessary, to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, only if this will result in the executive receiving a greater total payment as measured on an after-tax basis. Assuming Messrs. Borner and Halloran had been terminated in connection with a change in control as of June 30, 2019, Messrs. Borner and Halloran would have received maximum aggregate cash severance payments of approximately $1,065,000 and $448,738, respectively.

Deferred Compensation Retirement Plan. Putnam Bank maintains a deferred compensation retirement plan for the benefit of directors designated by the Board to participate in the plan. The plan was frozen as of July 1, 2004, and no further contributions have been made to the plan since that date. On February 17, 2016, the plan was amended to convert each participant’s account balance held by a rabbi trust established for the plan into an unfunded bookkeeping account maintained by Putnam Bank. As of each valuation date, the participants’ accounts have been credited with an investment return equal to the New York prime rate of interest, compounded monthly.

The participant’s bookkeeping account will be distributed to the participant (or the participant’s beneficiary in the event of death) in periodic installments (at least annually) as elected by the participant or the participant’s beneficiary. In the event the annual installment exceeds $10,000, the maximum distribution period will be ten years. In the event the participant’s account is less than $10,000, distribution will be made in a lump sum. Distribution will be made within 60 days of a participant’s normal or late retirement. In the event of termination of service due to disability, distribution will be made within 60 days following the close of the plan year in which termination of service occurs. In the event a participant terminates service for any reason other than normal retirement, disability or death, distribution will commence within the later of 60 days following the close of the plan year in which the participant terminates service or 60 days after the participant’s election to commence payment is delivered to the plan administrator. In the event of a participant’s death prior to termination of service, the participant’s account will be distributed to his or her beneficiary. If the participant dies after termination of service but prior to the complete distribution of his account balance, the undistributed balance will be distributed to the participant’s beneficiary in annual installments over three years unless the beneficiary elects otherwise.

Incentive Plans. Beginning with the fiscal year ended June 30, 2018, incentive compensation for the Named Executive Officers are governed by the Putnam Bank Senior Management Short Term Incentive Plan (the “Plan”). The financial criteria for bonuses are return on average equity, efficiency ratio and return on average assets, with bonuses calculated based upon comparing Putnam Bank’s performance with that of a peer group of financial institutions. Performance is calculated based on results for the calendar year. Bonus amounts are limited to 25% of base salary for the President and Chief Executive Officer and 20% of base salary for the other officers covered by the Plan. For the calendar year ended December 31, 2018, Putnam Bank’s performance on return on average equity, efficiency ratio and return on average assets were 6.08%, 71.40% and 0.82%, respectively, compared to the peer group performance of 4.62%, 80.12% and 0.64%, respectively, resulting in bonus amounts of 16.95% of base salary for Mr. Borner and 14.52% of base salary for other participating officers, including Mr. Halloran. The value of these bonus amounts is reflected in the Summary Compensation Table, above.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2019 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2019(1)

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Thomas A. Borner	28,060	42,090	—	10.15	03/30/27	18,300	216,855	—	—
Robert J. Halloran, Jr.	11,592	17,388	—	10.15	03/30/27	7,560	89,586	—	—

(1)	Shares of restricted stock vest at a rate of 20% per year commencing on March 30, 2018, the first anniversary of the date of grant. Stock options vest at a rate of 20% per year commencing on March 30, 2018, the first anniversary of the date of grant, have an exercise price of $10.15, the closing price on the date of grant, and expire ten years from the date of grant.
(2)	Based upon a closing price of $11.85 as reported on the Nasdaq Capital Market as of June 30, 2019.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust.  The Board of Directors of Putnam Bank has adopted an ESOP.  Employees who are at least 21 years old with at least one year of employment with Putnam Bank are eligible to participate. The ESOP trust borrowed funds from PB Bancorp and previously borrowed funds from PB Bancorp’s predecessor, PSB Holdings, Inc., and used those funds to purchase shares of common stock in PB Bancorp’s stock offering and in PSB Holdings, Inc.’s 2004 stock offering.  As of June 30, 2019, the ESOP now holds 605,986 shares of PB Bancorp common stock.  Collateral for the loan is the common stock purchased by the ESOP. The loan is being repaid principally from Putnam Bank discretionary contributions to the ESOP over a period of up to 20 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a floating rate equal to the prime rate.  Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits under the plan vest at the rate of 20% per year, starting upon completion of three years of credited service, and will be fully vested upon completion of seven years of credited service, with credit given to participants for years of credited service with Putnam Bank’s mutual predecessor prior to the adoption of the plan. A participant’s interest in his or her account under the plan fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in common stock and/or cash. Putnam Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the ESOP cannot be estimated. Pursuant to Financial Accounting Standards Board Accounting Standards Codification 718-40, PB Bancorp records compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the ESOP will terminate.

Stock-Based Incentive Plan. PB Bancorp has adopted the PB Bancorp, Inc. 2017 Stock-Based Incentive Plan (the “Incentive Plan”) to provide officers, employees and directors of PB Bancorp or Putnam Bank with additional incentives to share in the growth and performance of PB Bancorp. The Incentive Plan was approved by stockholders on February 17, 2017.

Subject to permitted adjustments for certain corporate transactions, the Incentive Plan authorizes the issuance or delivery to participants of up to 634,573 shares of PB Bancorp common stock pursuant to grants of incentive and non-statutory stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of PB Bancorp common stock that may be issued under the Incentive Plan pursuant to the exercise of stock options is 453,267 shares, and the maximum number of shares of PB Bancorp common stock that may be issued as restricted stock awards or restricted stock units is 181,306 shares. As of June 30, 2019, there were 33,556 restricted stock awards or units and 65,937 stock options that remain available for future grants under the Incentive Plan.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2019 certain information as to the total remuneration paid to directors other than Mr. Borner and Mr. Halloran.

Name	Fees earned or paid in cash ($)	Non-Qualified Deferred Compensation Earnings ($)(1)	Total ($)
Charles W. Bentley, Jr.	27,950	—	27,950
Paul M. Kelly	29,450	1,541	30,991
Charles H. Puffer	36,000	2,242	38,242
Richard A. Loomis	27,350	812	28,162
John P. Miller	28,700	—	28,700
Jitendra K. Sinha	27,350	—	27,350

(1)	Reflects the above market interest rate received on deferred compensation that is not tax-qualified. The amount shown is only the portion that exceeds the market rate, as determined by Item 402 of SEC Regulation S-K.

As of June 30, 2019, each non-employee director had 5,439 unvested shares of restricted stock, 8,340 vested stock options and 12,510 unvested stock options.

For the year ended June 30, 2019, Putnam Bank paid the Chairman of the Board an annual retainer of $36,000 with no meeting fees. All other non-employee Directors received an annual retainer of $26,000 and the Chairman of the Audit Committee and the Chairman of the Compensation Committee received an additional $1,500 per year. No other meeting fees are paid to the other non-employee Directors except for $150 for each Executive Committee meeting. All non-employee directors, except for the Chairman of the Board, receive a fee of $500 for the annual Strategic Planning meeting.

Transactions with Certain Related Persons

All transactions between PB Bancorp and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to PB Bancorp than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of PB Bancorp not having any interest in the transaction. In the ordinary course of business, Putnam Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Putnam Bank. Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to PB Bancorp. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Putnam Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the Nasdaq Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be reviewed by our audit committee or another independent body of the Board of Directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms-length transaction.

PROPOSAL 2 — APPROVAL OF THE MERGER AGREEMENT

The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A and is incorporated by reference herein. We encourage all stockholders to read the Merger Agreement. All information contained in this proxy statement with respect to Centreville Bank has been supplied by Centreville Bank for inclusion herein and has not been independently verified by PB Bancorp.

General

As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed below, the merger subsidiary of Centreville Bank will merge with and into PB Bancorp, with PB Bancorp as the surviving corporation, and at the closing each of the outstanding shares of PB Bancorp common stock will be converted into the right to receive $15.25 in cash, without interest. Immediately following the merger, Centreville Bank will cause Putnam Bank to transfer all of its assets to Centreville Bank, and Centreville Bank will assume at that time all of Putnam Bank’s liabilities, after which Centreville Bank will cause each of Putnam Bank and PB Bancorp to dissolve and their respective corporate existence will cease.

Background of the Merger

Since Putnam Bank’s conversion from the mutual holding company form of organization to stock form in January 2016, PB Bancorp’s Board of Directors and management have periodically reviewed and assessed strategic opportunities and challenges. The Board of Directors has considered the difficulty in growing profitably and operating a publicly-traded community financial institution under current economic and competitive conditions. At the same time, like many other small financial institutions, PB Bancorp has experienced increasing costs for technology and regulatory compliance.

As part of the Board of Directors’ and management’s evaluation of ways to meet these challenges, they routinely have considered both internal growth strategies and strategic business combinations as means of achieving economies of scale. In connection with this ongoing assessment, on February 7, 2019, the Board of Directors met for an informational session with KBW in which KBW provided an overview of a potential merger process, reviewed PB Bancorp’s financial performance relative to certain other publicly-traded community financial institutions, reviewed the New England community bank mergers and acquisitions market, including pricing metrics on recent transactions, and reviewed potential merger or acquisition partners for PB Bancorp.

KBW is a nationally recognized investment banking firm with substantial experience advising financial institutions generally, including with respect to mergers and acquisitions. In addition, KBW had previously acted as financial advisor to PB Bancorp in connection with Putnam Bank’s conversion from the mutual holding company form of organization to stock form that was completed in 2016. In addition to periodic meetings with KBW, representatives of the Board of Directors and management have also attended conferences to enhance their understanding of the banking industry and risks facing financial institutions.

From February 13, 2019 to February 15, 2019, PB Bancorp’s President and Chief Executive Officer, Thomas A. Borner, attended a banking conference during which Mr. Borner met with two executive officers from a larger financial institution. At the meeting, Mr. Borner discussed PB Bancorp’s operations and business generally and as well as issues facing community banks. Mr. Borner reported the results of this discussion to the Board of Directors.

On April 4, 2019, PB Bancorp’s Board of Directors met as part of the Board’s ongoing assessment of PB Bancorp’s strategic opportunities and challenges. Representatives of KBW attended the meeting. At the meeting, KBW discussed with the Board current developments in the banking industry, the New England community bank mergers and acquisitions market, potential merger or acquisition partners for PB Bancorp and current valuation trends as they related to PB Bancorp.

On April 25, 2019, PB Bancorp’s Board of Directors met with a valuation and business planning professional from a nationally recognized consulting and advisory firm with substantial experience advising financial institutions. That individual discussed strategic alternatives, including organic growth, acquiring another company, or merging with another company. The individual also discussed with the Board the current banking and economic environment and banking industry trends. The Board and the consultant discussed the New England community bank mergers and acquisitions market and compared PB Bancorp’s financial performance relative to certain peer institutions. The Board also discussed with the consultant the merger and acquisitions process.

At a regular meeting on May 22, 2019, the Board of Directors met with representatives from KBW, who reviewed with the Board the current market environment, PB Bancorp’s financial performance relative to certain other publicly-traded community financial institutions, current valuation trends as they related to PB Bancorp, the mergers and acquisitions market and potential merger or acquisition partners for PB Bancorp, considering, among other things, the ability to pay, regulatory standing, geographic location, presence and market share. The parties under consideration as potential acquisition partners had assets ranging from more than $1.0 billion to almost $15 billion. At this meeting, 16 parties that could have an interest in a transaction with PB Bancorp were identified with KBW’s assistance and the Board authorized KBW to contact such parties on PB Bancorp’s behalf following the completion of a confidential information memorandum by PB Bancorp.

On June 17, 2019, a virtual data room was established and PB Bancorp began adding relevant documentation.

On July 8, 2019, the confidential information memorandum was finalized.

At PB Bancorp’s direction, beginning July 8, 2019, KBW contacted the 16 financial institutions that had been identified by the Board at its May 22 meeting concerning their level of interest, if any, in a possible business combination with PB Bancorp. PB Bancorp’s identity was not disclosed to these parties at that time. Ten of these parties, including Centreville Bank, indicated a preliminary interest. PB Bancorp executed non-disclosure agreements (that did not contain any standstill provisions) with nine of these potential merger parties (including Centreville Bank on July 9, 2019), after which those parties were informed of PB Bancorp’s identity and provided access to the virtual data room containing the confidential information memorandum and additional information about PB Bancorp. These parties were initially given until August 22, 2019 to submit non-binding indications of interest.

On July 17, 2019, a representative of Luse Gorman participated on a phone call in which the Board reviewed and discussed the Board’s fiduciary duties in a merger context. The Board also discussed other matters related to a merger transaction.

On July 24, 2019, Mr. Borner met with Hal M. Horvat, Chairman of the Board, President and Chief Executive Officer of Centreville Bank to discuss general matters about PB Bancorp’s operations and business and banking issues in general. Mr. Borner reported the results of this discussion to the Board of Directors.

On July 30, 2019, at an investor banking conference, Mr. Borner met with the Chief Executive Officer of a financial institution (“Company A”) to discuss general matters about PB Bancorp’s operations and business and banking issues in general. Company A was one of the 16 parties contacted by KBW. Mr. Borner reported the results of this discussion to the Board of Directors.

On August 20, 2019, Company A submitted an indication of interest that proposed paying merger consideration of up to $13.50 per PB Bancorp share, payable 70% in stock and 30% in cash. On August 22, 2019, Centreville Bank submitted an indication of interest that proposed paying merger consideration of $15.25 for each PB Bancorp share, payable in cash. Centreville Bank also stated it would consider adding one member of the Board of Directors of PB Bancorp to Centreville Bank’s Board of Trustees. Each indication of interest stated that all employment and change in control agreements would be honored. No other indications of interest were received from parties other than Company A and Centreville Bank. The indication of interest that was provided by Centreville Bank included an agreement providing for exclusive negotiations between the parties until October 31, 2019, with the ability on the part of Centreville Bank, with the written consent of PB Bancorp, to extend the period of exclusivity for an additional 15 days.

At a special meeting on August 29, 2019, PB Bancorp’s Board of Directors met to review the two indications of interest. Representatives of KBW and Luse Gorman (by telephone) attended this meeting. The Board of Directors discussed the current market environment, the process to date and each of the two indications of interest in detail. The Board reviewed with KBW financial information about each of Company A and Centreville Bank, on both an historical and pro forma basis, including the historical stock performance of Company A. The Board also reviewed with KBW other recent bank mergers and acquisitions transactions. The Board of Directors authorized moving forward with Centreville Bank, but instructed KBW to ask Centreville Bank if it would increase the price that it was offering in exchange for an agreement by PB Bancorp to engage in exclusive negotiations.

Following the meeting, a representative of KBW called the legal advisor for Centreville Bank to inquire whether Centreville Bank would increase the price it was offering in exchange for an agreement by PB Bancorp to engage in exclusive negotiations.

On August 29, 2019, Centreville Bank submitted a revised indication of interest in which it agreed to increase the merger consideration to $15.40 per share. The revised indication of interest required PB Bancorp to enter into exclusive negotiations with Centreville Bank.

On August 29, 2019, the parties signed an exclusivity agreement providing for exclusive negotiations between the parties until October 14, 2019, with the ability on the part of Centreville Bank, with the written consent of PB Bancorp, to extend the period of exclusivity an additional 15 days.

On September 14 and September 15, 2019, Centreville Bank conducted onsite loan review due diligence of PB Bancorp.

On September 19, 2019, Nutter McClennen & Fish, counsel for Centreville Bank, provided an initial draft of the Merger Agreement to Luse Gorman. The parties began negotiating the terms of the Merger Agreement.

On September 23, 2019, the management teams of Centreville Bank and PB Bancorp, with representatives of Boenning & Scattergood (“Boenning”), the financial advisor for Centreville Bank, KBW, Nutter McClennen & Fish (by telephone) and Luse Gorman (by telephone) also present, met to conduct interviews as part of both parties’ due diligence.

On September 26, 2019, a representative of Boenning relayed to a representative of KBW that, following completion of its due diligence, Centreville Bank was proposing a reduction in the price per share to be paid to PB Bancorp stockholders. On September 27, 2019, Centreville Bank and PB Bancorp agreed to continue negotiations based on a revised price of $15.25 per share.

On October 3, 3019, Nutter McClennen & Fish provided a draft of the voting agreement to be executed by PB Bancorp’s directors and executive officers.

On October 9, 2019, the parties executed a document extending the period for exclusive negotiations between the parties to October 29, 2019.

On October 14, 2019, a representative of Nutter McClennen & Fish provided additional documents for PB Bancorp to complete its due diligence investigation of Centreville Bank.

At a regular meeting of PB Bancorp’s Board of Directors held on October 16, 2019 and attended telephonically by representatives of KBW and Luse Gorman, the Board reviewed in detail with legal counsel the Merger Agreement and ancillary documents, including the voting agreements to be entered into by PB Bancorp’s directors and executive officers.

At a special meeting of PB Bancorp’s Board of Directors held on October 22, 2019 and attended by representatives of KBW and Luse Gorman (by telephone), legal counsel updated the Board as to the status of negotiations with Centreville Bank. Legal counsel also discussed the proposed resolutions that the Board would be requested to approve. At this meeting, KBW reviewed with the Board the financial aspects of the proposed merger and rendered to the Board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of PB Bancorp common stock in the proposed merger was fair, from a financial point of view, to the holders of PB Bancorp common stock. After further discussion, the members of PB Bancorp’s Board of Directors, after taking into consideration the factors described under “– PB Bancorp’s Reasons for the Merger; Board Recommendation,” voted unanimously to approve the Merger Agreement with Centreville Bank in substantially the form presented, to recommend that PB Bancorp stockholders vote to approve the Merger Agreement and the merger, and to authorize management, with the assistance of counsel, to finalize and execute the Merger Agreement and all related documents.

Following approval of PB Bancorp’s Board of Directors on October 22, 2019, and after the closing of the national securities markets, the parties executed the Merger Agreement. Following the closing of financial markets on October 22, 2019, PB Bancorp and Centreville Bank also issued a joint press release publicly announcing the transaction.

PB Bancorp’s Reasons for the Merger and Recommendation of the Board of Directors that PB Bancorp Stockholders Vote “FOR” Approval and Adoption of the Merger Agreement and Approval of the Merger

The PB Bancorp Board of Directors reviewed and evaluated the proposed merger in consultation with management and PB Bancorp’s financial and legal advisors and unanimously determined that the proposed merger is in the best interests of PB Bancorp and its stockholders. In reaching its determination to approve the Merger Agreement, the Board of Directors considered a number of factors affecting the business, operations, financial condition, earnings and future prospects of PB Bancorp. The material factors considered by the Board of Directors included:

•	The business strategy and strategic plan of PB Bancorp, its prospects for the future, and its projected financial results.

•	A review of the risks and prospects of PB Bancorp remaining independent, including the challenges of the current financial, operating and regulatory environment.

•	Management’s stand-alone financial projections.

•	Management’s assessment of the execution risks involved in attaining the performance levels assumed by its financial projections.

•	The increasing costs associated with banking regulation, compliance and technology.

•	The anticipated costs associated with continuing to develop and enhance PB Bancorp’s business capabilities.

•	The form and amount of the merger consideration, including the reduced volatility provided by cash consideration.

•	The purchase price per share to be paid by Centreville Bank and the resulting valuation multiples.

•	The employment prospects for PB Bancorp’s employees within the combined institution.

•	The covenant of Centreville Bank to, following the completion of the merger, maintain a form of the Putnam Bank name at Putnam Bank’s former branches for a period of at least two years, subject to regulatory approval.

•	That one PB Bancorp director will become a trustee of Centreville Bank upon the closing of the merger.

•	PB Bancorp’s and Centreville Bank’s shared corporate values and commitment to serve their customers, communities and employees.

•	Centreville Bank’s historically strong financial condition, results of operations and significant level of capital.

•	A review of the historical financial statements and condition of PB Bancorp and certain other internal information, primarily financial in nature, relating to the business, earnings and financial condition of PB Bancorp.

•	That the merger would combine two established banking franchises to create a well-positioned and well capitalized community bank with nearly $1.8 billion in assets.

•	The ability of Centreville Bank to complete the merger from a business, financial and regulatory perspective.

•	The geographic fit of the branch networks of the combined institution.

•	The effects of the merger on Putnam Bank’s customers.

•	The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by the combined institution.

•	The likelihood of successful integration and operation of the combined institution.

•	The likelihood of obtaining the stockholder and regulatory approvals needed to complete the transaction.

•	The analyses presented by Luse Gorman as to the structure of the merger, the Merger Agreement, the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company, and the process that PB Bancorp (including its Board of Directors) employed in considering potential strategic alternatives, including the merger with Centreville Bank.

•	The results of the solicitation process conducted by PB Bancorp, with the assistance of its advisors.

•	Certain structural protections included in the Merger Agreement, including:

o	that the Merger Agreement does not preclude a third party from making an unsolicited acquisition proposal to PB Bancorp and that, under certain circumstances more fully described under “—Agreement Not to Solicit Other Offers,” PB Bancorp may furnish non-public information to and enter into discussions with such a third party regarding an acquisition proposal;

o	the ability of the PB Bancorp Board of Directors to submit the Merger Agreement to stockholders without recommendation, in which event the Board of Directors may communicate the basis for its lack of a recommendation to the extent required by law;

o	the ability of PB Bancorp to terminate the Merger Agreement to enter into a definitive agreement for a superior proposal if certain requirements are met, in each case subject to the payment of a termination fee by PB Bancorp of $4.44 million, an amount that was negotiated at arm’s-length and was determined by the PB Bancorp Board of Directors to be reasonable; and

o	the covenant of Centreville Bank to use its reasonable best efforts to obtain regulatory approval.

•	The financial presentation, dated October 22, 2019, of KBW to the PB Bancorp Board of Directors and the opinion, dated October 22, 2019, of KBW to the PB Bancorp Board of Directors as to the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to the holders of PB Bancorp common stock, as more fully described below under “—Opinion of PB Bancorp’s Financial Advisor.”

The PB Bancorp Board of Directors also considered a number of potential risks and uncertainties in connection with its consideration of the proposed merger, including, without limitation, the following:

•	The challenges of integrating PB Bancorp’s business, operations and employees with those of Centreville Bank.

•	The risks and costs associated with entering into the Merger Agreement and restrictions on the conduct of PB Bancorp’s business before the merger is completed.

•	That a termination fee of $4.44 million would have to be paid to Centreville Bank under certain circumstances described in the Merger Agreement and discussed further under the caption “—Termination Fee.”

•	The impact that provisions of the Merger Agreement relating to payment of a termination fee by PB Bancorp may have on PB Bancorp receiving an alternative takeover proposal.

•	The potential costs associated with executing the Merger Agreement, including change in control payments and related costs, as well as estimated advisor fees.

•	The possibility of litigation in connection with the merger.

The Board of Directors evaluated the factors described above, among others, and reached a unanimous determination that the merger was in the best interests of PB Bancorp and its stockholders. In reaching its determination to approve and recommend the transaction, PB Bancorp’s Board of Directors looked at the totality of the information presented to it and did not assign any relative or specific weights to any of the individual factors considered, and individual directors may have given different weights to different factors. The Board of Directors considered these factors as a whole, including the potential risks, uncertainties and disadvantages associated with the merger, and overall considered the benefits of the merger to be favorable and outweigh the potential risks, uncertainties and disadvantages of the merger.

The Board of Directors unanimously determined that the merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of PB Bancorp and its stockholders. The Board of Directors also unanimously determined that the Merger Agreement and the transactions contemplated thereby are consistent with, and in furtherance of, PB Bancorp’s business strategies. Accordingly, the Board of Directors unanimously approved and adopted the Merger Agreement and the merger and unanimously recommends that PB Bancorp stockholders vote “FOR” approval of the Merger Agreement and the merger.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but constitutes the material factors considered by the Board. The terms of the Merger Agreement were the product of arm’s-length negotiations between representatives of PB Bancorp and Centreville Bank.

Opinion of PB Bancorp’s Financial Advisor

PB Bancorp engaged KBW to render financial advisory and investment banking services to PB Bancorp, including an opinion to the PB Bancorp Board of Directors as to the fairness, from a financial point of view, to the holders of PB Bancorp common stock of the merger consideration to be received by such stockholders in the merger. PB Bancorp selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the PB Bancorp Board held on October 22, 2019, at which the PB Bancorp Board evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the PB Bancorp Board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of PB Bancorp common stock in the merger was fair, from a financial point of view, to the holders of PB Bancorp common stock. The PB Bancorp Board approved the Merger Agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the PB Bancorp Board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of PB Bancorp common stock. It did not address the underlying business decision to engage in the merger or enter into the Merger Agreement or constitute a recommendation to the PB Bancorp Board in connection with the merger, and it does not constitute a recommendation to any holder of PB Bancorp common stock as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ or similar agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of PB Bancorp and bearing upon the merger, including among other things:

•	a draft of the Merger Agreement dated October 11, 2019 (the most recent draft made available to KBW);

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended June 30, 2019 of PB Bancorp;

•	certain regulatory filings of PB Bancorp and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three fiscal year period ended June 30, 2019;

•	certain other interim reports and other communications of PB Bancorp to its stockholders; and

•	other financial information concerning the business and operations of PB Bancorp that was furnished to KBW by PB Bancorp or that KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of PB Bancorp;

•	the assets and liabilities of PB Bancorp;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for PB Bancorp with similar information for certain other companies the securities of which were publicly traded; and

•	financial and operating forecasts and projections of PB Bancorp that were prepared by, and provided to KBW and discussed with KBW by, PB Bancorp management and that were used and relied upon by KBW at the direction of such management and with the consent of the PB Bancorp Board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held with the management of PB Bancorp regarding the past and current business operations, regulatory relations, financial condition and future prospects of PB Bancorp and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by PB Bancorp, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with PB Bancorp.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of PB Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections of PB Bancorp referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management.

It is understood that the forecasts and projections provided to KBW and used and relied upon by it were not prepared with the expectation of public disclosure and that such information was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. KBW assumed, based on discussions with PB Bancorp management and with the consent of the PB Bancorp Board, that the forecasts and projections of PB Bancorp that were prepared and provided to KBW by PB Bancorp management provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of PB Bancorp since the date of the last financial statements that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with PB Bancorp’s consent, that the aggregate allowances for loan and lease losses for PB Bancorp are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of PB Bancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of PB Bancorp or Centreville Bank under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed that, in all respects material to its analyses:

•	the merger and any related transaction would be completed substantially in accordance with the terms set forth in the Merger Agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft of the Merger Agreement reviewed by KBW referred to above) with no adjustments to the merger consideration and with no other payments in respect of PB Bancorp common stock;

•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement were true and correct;

•	each party to the Merger Agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the Merger Agreement or any of the related documents; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of PB Bancorp.

KBW assumed that the merger would be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. KBW was further advised by PB Bancorp that PB Bancorp relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to PB Bancorp, the merger and any related transaction, and the Merger Agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, to the holders of PB Bancorp common stock of the merger consideration to be received by such stockholders in the merger. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the termination of the ESOP prior to the consummation of the merger), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to PB Bancorp, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of PB Bancorp to engage in the merger or enter into the Merger Agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by PB Bancorp or the PB Bancorp Board;

•	the fairness of the amount or nature of the compensation to any of PB Bancorp’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of PB Bancorp common stock;

•	the effect of the merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of PB Bancorp (other than the holders of PB Bancorp common stock (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Merger Agreement;

•	whether Centreville Bank has sufficient cash, available lines of credit or other sources of funds to enable the aggregate merger consideration to be paid to the holders of PB Bancorp common stock at the closing of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the Merger Agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to PB Bancorp or its stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW and PB Bancorp. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the PB Bancorp Board in making its determination to approve the Merger Agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the PB Bancorp Board with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between PB Bancorp and Centreville Bank, and the decision of PB Bancorp to enter into the Merger Agreement was solely that of the PB Bancorp Board.

The following is a summary of the material financial analyses presented by KBW to the PB Bancorp Board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the PB Bancorp Board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of PB Bancorp and 12 selected publicly-traded banks headquartered in the Northeast United States with total assets between $200 million and $1 billion. Merger targets and mutual holding companies were excluded from the selected companies.

The selected companies were as follows:

Community Bancorp	Northway Financial, Inc.
Grand Bank Corporation	Patriot National Bancorp, Inc.
Katahdin Bankshares Corporation	Peoples Trust Company of St. Albans
Ledyard Financial Group, Inc.	Primary Bank
Melrose Bancorp, Inc.	Union Bankshares, Inc.
Middlebury National Corporation	Wellesley Bancorp, Inc.

To perform this analysis, KBW used profitability data and other financial information for the latest 12 months (“LTM”) available or as of the end of such period (which, in all cases, was the period ended June 30, 2019) and market pricing data as of October 17, 2019. Where consolidated holding company level financial data was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in PB Bancorp’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of PB Bancorp and the selected companies:

		Selected Companies
		25th			75th
	PB Bancorp	Percentile	Median	Average	Percentile
LTM Core Return on Average Assets (%) (1)	0.83	0.64	1.00	0.85	1.04
LTM Core Return on Average Tangible Common Equity (%) (1)	5.56	6.73	8.89	9.33	11.07
LTM Net Interest Margin (%)	3.02	3.15	3.46	3.42	3.75
LTM Fee Income / Operating Revenue (%) (2)	14.4	9.8	15.1	15.8	18.6
LTM Efficiency Ratio (%)	71.6	78.4	70.7	72.8	66.7

(1)	Core income excluded extraordinary items, non-recurring items, gains/losses on sale of securities, and amortization of intangibles as calculated by S&P Global Market Intelligence.
(2)	Excluded realized gains on sale of securities per S&P Global Market Intelligence.

KBW’s analysis also showed the following concerning the financial condition of PB Bancorp and the selected companies:

		Selected Companies
		25th			75th
	PB Bancorp	Percentile	Median	Average	Percentile
Tangible Common Equity / Tangible Assets (%)	14.72	7.73	9.24	9.50	11.22
Total Risk Based Capital Ratio (%)	18.53	13.13	14.82	15.20	16.80
Loans / Deposits (%)	99.3	86.0	95.2	95.3	103.6
Loan Loss Reserve / Gross Loans (%)	0.80	0.86	0.96	0.99	1.13
Nonperforming Assets / Loans + OREO (%)	1.69	1.13	0.81	0.94	0.46
LTM Net Charge-Offs / Average Loans	(0.14)	0.05	0.01	0.04	0.00

In addition, KBW’s analysis showed the following concerning the market performance of PB Bancorp and the selected companies (excluding the impact of the LTM earnings per share (“EPS”) multiple for one of the selected companies, which multiple was considered to be not meaningful because it was negative):

		Selected Companies
		25th			75th
	PB Bancorp	Percentile	Median	Average	Percentile
One-Year Stock Price Change (%)	2.6	(10.8)	(7.7)	(10.5)	(4.1)
Year-to-Date Stock Price Change (%)	6.5	(6.3)	(0.8)	(1.7)	6.0
One-Year Total Return (%)	5.9	(8.4)	(5.2)	(8.2)	(1.7)
Stock Price / Tangible Book Value per Share (x)	1.10	0.95	1.07	1.18	1.31
Stock Price / LTM EPS (x)	19.2	10.8	13.3	15.2	18.8
Dividend Yield (%)	2.4	1.3	2.1	2.2	2.9
LTM Dividend Payout Ratio (%)	46.7	19.0	27.0	25.0	44.5

No company used in the above selected companies analysis is identical to PB Bancorp. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis – Northeast Transactions. KBW reviewed publicly available information related to 14 selected United States whole bank transactions announced since January 1, 2016 in which the acquired company was headquartered in the Northeast region of the United States and had assets between $100 million and $1 billion and a positive LTM return on average assets.

The selected transactions were as follows:

Acquiror	Acquired Company
Liberty Bank	SBT Bancorp, Inc.
Cambridge Bancorp	Optima Bank & Trust Company
Hometown Financial Group, MHC	Pilgrim Bancshares, Inc.
PeoplesBancorp, MHC	First Suffield Financial, Inc.
Independent Bank Corp.	MNB Bancorp
HarborOne Bancorp, Inc. (MHC)	Coastway Bancorp, Inc.
Bangor Bancorp, MHC	First Colebrook Bancorp, Inc.
Brookline Bancorp, Inc. Atlantic Community Bancshares, Inc.	First Commons Bank, N.A. BBN Financial Corporation
Meridian Bancorp, Inc. Independent Bank Corp. Salem Five Bancorp	Meetinghouse Bancorp, Inc. Island Bancorp, Inc. Georgetown Bancorp, Inc.
Westfield Financial, Inc. Independent Bank Corp.	Chicopee Bancorp, Inc. New England Bancorp, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available prior to the announcement of the respective transaction:

•	Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Price per common share to adjusted tangible book value per share of the acquired company in the case of five selected transactions, which tangible book value per share was adjusted due to excess capital where the tangible common equity to tangible assets ratio of the acquired company was greater than 10%;

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•	Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income), as adjusted or normalized in the case of five selected transactions for the impact of the 2017 Tax Cuts & Jobs Act.

KBW also reviewed the price per common share paid for the acquired company for the eight selected transactions in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the respective transaction (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the merger consideration and an implied transaction value for the proposed merger (inclusive of the implied value of in-the-money PB Bancorp stock options) of $115.5 million and using historical financial information for PB Bancorp as of and for the 12-month period ended June 30, 2019 and the closing price of PB Bancorp common stock on October 17, 2019.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for five of the selected transactions, which multiples were considered to be not meaningful because they were greater than 40.0x):

		Selected Transactions
	Centreville /	25th			75th
	PB Bancorp	Percentile	Median	Average	Percentile
Transaction Value / Tangible Book Value (x)	1.45	1.49	1.58	1.64	1.98
Transaction Value / Adj. Tangible Book Value (x) (1)	1.74	1.53	1.72	1.71	1.98
Core Deposit Premium (%)	10.9	6.5	10.5	9.7	12.7
Transaction Value / LTM Net Income (x)	25.4	24.1	29.3	28.8	35.4
One-Day Market Premium (%)	32.6	22.4	26.7	39.1	49.7

(1)	Calculated using a 9% tangible common equity to tangible assets ratio in the case of five selected transactions where the tangible common equity to tangible assets ratio of the acquired company was greater than 10%, but using actual tangible common equity to tangible assets ratio of the acquired company for all other selected transactions; multiple is the ratio of ((Indicative price per share – excess book value per share) / core tangible book value per share).

No company or transaction used in the selected transaction analysis is identical to PB Bancorp or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis – Nationwide Transactions. KBW reviewed publicly available information related to 20 selected United States whole bank transactions announced since January 1, 2019 in which the acquired company had assets between $400 million and $700 million and a positive LTM return on average assets.

The selected transactions were as follows:

Acquiror	Acquired Company
Glacier Bancorp, Inc.	State Bank Corp.
Banco de Credito e Inversiones SA	Executive Banking Corporation
First Financial Bankshares, Inc.	TB&T Bancshares, Inc.
First Community Bankshares, Inc.	Highlands Bankshares, Inc.
Heartland Financial USA, Inc.	Rockford Bank and Trust Company
Wintrust Financial Corporation	SBC, Incorporated
Associated Banc-Corp	First Staunton Bancshares, Inc.
South Plains Financial, Inc.	West Texas State Bank
Investors Bancorp, Inc.	Gold Coast Bancorp, Inc.
Banner Corporation	AltaPacific Bancorp
First Bancshares, Inc.	First Florida Bancorp, Inc.
Carolina Financial Corporation	Carolina Trust BancShares, Inc.
ACNB Corporation	Frederick County Bancorp, Inc.
Nicolet Bankshares, Inc.	Choice Bancorp, Inc.
BancFirst Corporation	Pegasus Bank
ChoiceOne Financial Services, Inc.	County Bank Corp
Liberty Bank	SBT Bancorp, Inc.
BancorpSouth Bank	Summit Financial Enterprises, Inc.
German American Bancorp, Inc.	Citizens First Corporation
Community Bank System, Inc.	Kinderhook Bank Corp.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available prior to the announcement of the respective transaction:

•	Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Price per common share to adjusted tangible book value per share of the acquired company in the case of eight selected transactions, which tangible book value per share was adjusted due to excess capital where the tangible common equity to tangible assets ratio of the acquired company was greater than 10%;

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•	Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income).

KBW also reviewed the price per common share paid for the acquired company for the 11 selected transactions in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the respective transaction (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the merger consideration and an implied transaction value for the proposed merger (inclusive of the implied value of in-the-money PB Bancorp stock options) of $115.5 million and using historical financial information for PB Bancorp as of and for the 12-month period ended June 30, 2019 and the closing price of PB Bancorp common stock on October 17, 2019.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for one of the selected transactions, which multiple was considered to be not meaningful because it was greater than 40.0x):

		Selected Transactions
	Centreville /	25th			75th
	PB Bancorp	Percentile	Median	Average	Percentile
Transaction Value / Tangible Book Value (x)	1.45	1.53	1.71	1.77	1.86
Transaction Value / Adj. Tangible Book Value (x) (1)	1.74	1.54	1.76	1.84	1.97
Core Deposit Premium (%)	10.9	7.2	9.3	10.3	12.0
Transaction Value / LTM Net Income (x)	25.4	14.9	17.1	18.1	21.8
One-Day Market Premium (%)	32.6	19.8	25.8	31.5	42.7

(1)	Calculated using a 9% tangible common equity to tangible assets ratio in the case of eight selected transactions where the tangible common equity to tangible assets ratio of the acquired company was greater than 10%, but using actual tangible common equity to tangible assets ratio of the acquired company for all other selected transactions; multiple is the ratio of ((Indicative price per share – excess book value per share) / core tangible book value per share).

No company or transaction used in the selected transaction analysis is identical to PB Bancorp or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of PB Bancorp. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of PB Bancorp provided by PB Bancorp management, and assumed discount rates ranging from 12.0% to 16.0%. The range of values was determined by adding (1) the present value of the estimated excess cash flows that PB Bancorp could generate over the 5.25-year period from September 30, 2019 to December 31, 2024 as a standalone company and (2) the present value of implied terminal values of the PB Bancorp at the end of such period. KBW assumed that PB Bancorp would maintain a tangible common equity to tangible asset ratio of 9.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for PB Bancorp, KBW applied a range of 11.0x to 15.0x to PB Bancorp’s estimated 2025 earnings. This discounted cash flow analysis resulted in a range of implied values per share of PB Bancorp common stock of approximately $9.38 to $11.89 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of PB Bancorp.

Miscellaneous. KBW acted as financial advisor to PB Bancorp and not as an advisor to or agent of any other person. As part of KBW’s investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses (and in the case of PB Bancorp, further to an existing sales and trading relationship with KBW), KBW and its affiliates may from time to time purchase securities from, and sell securities to, PB Bancorp and Centreville Bank. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of PB Bancorp.

Pursuant to an engagement agreement with KBW, PB Bancorp has agreed to pay KBW a total cash fee equal to 1.20% of the aggregate merger consideration, $200,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the consummation of the merger. PB Bancorp also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, during the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to PB Bancorp. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Centreville Bank. KBW may in the future provide investment banking and financial advisory services to PB Bancorp or Centreville Bank and receive compensation for such services.

Certain Prospective Financial Information Provided by PB Bancorp

PB Bancorp does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other things, the inherent uncertainty of certain underlying assumptions and estimates. However, in connection with the proposed merger, PB Bancorp provided Centreville Bank with unaudited financial forecasts for PB Bancorp on a stand-alone basis. These unaudited financial forecasts were prepared by PB Bancorp’s management as part of the annual budget process and are summarized below because such forecasts were provided to Centreville Bank. They were also provided to KBW, along with other prospective financial information provided below.

The unaudited financial forecasts described below were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information, or generally accepted accounting principles (“GAAP”), and are included in this proxy statement only because they were made available to Centreville Bank and KBW in connection with the proposed merger. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, PB Bancorp’s management. PB Bancorp’s independent registered public accounting firm, Wolf & Company, P.C., did not examine, compile or perform any procedures with respect to the prospective financial information described below and, accordingly, such firm does not express an opinion or any other form of assurance with respect thereto.

The unaudited financial forecasts described below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from such estimates and should be read with caution. Although presented with numerical specificity, these estimates are based upon a variety of assumptions made by PB Bancorp’s management with respect to, among other things, industry performance, general economic, market, interest rate, and financial conditions, the timing and level of new loan originations and deposit generation, operating and other revenues and expenses, effective tax rates, capital expenditures, working capital and other matters. Some or all of the assumptions may not be realized, and as historical performance suggests, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of PB Bancorp. In addition, some of these assumptions, by their nature, are subjective in many respects.

Accordingly, the assumptions made in preparing these estimates may prove to be inaccurate and actual results may differ materially from these estimates. In addition, the forecasts do not take into account any of the expense savings or charges expected to result from the merger or any other matters contemplated by the Merger Agreement, including limitations imposed in the Merger Agreement on PB Bancorp’s ability to engage in certain activities pending completion of the merger without Centreville Bank’s consent.

For these reasons, the description of the unaudited financial forecasts in this proxy statement should not be regarded as an indication that they are necessarily predictive of actual future performance and they should not be relied on as such. No one has made, or makes, any representation regarding these estimates by their inclusion in this proxy statement and, except as may be required by applicable securities laws, PB Bancorp does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even if any or all of the assumptions underlying the projections are shown to be in error. For additional information on factors that may cause future financial results to materially vary from those reflected in the projections prepared by PB Bancorp’s management, see the section entitled “Cautionary Statement Regarding Forward-Looking Information.”

Below are certain financial projections that were prepared by PB Bancorp’s management and were provided to Centreville Bank in connection with the proposed merger.

Projected balance sheet (bank level only)

At June 30, 2020
(In thousands)
Total securities	$93,432
Total loans	406,080
Allowance for loan losses	(3,444)
Net loans	402,636
Total assets	526,564
Non-interest bearing deposits	73,361
Interest bearing deposits	330,621
Total deposits	403,982
Federal Home Loan Bank borrowings	41,048
Total liabilities	453,526
Total stockholders’ equity	73,038

Projected income statement

For the Year Ended June 30, 2020
(In thousands)
Total interest income	$19,657
Total interest expense	4,218
Provision for loan losses	600
Net interest income after provision for loan losses	14,839
Noninterest income	2,547
Non-interest expense	12,480
Income before taxes	4,906
Income taxes	858
Net income (bank only)	4,048
Parent company only adjustment	(76)
Consolidated net income	$3,972

The prospective financial information for PB Bancorp that was provided to KBW (but not Centreville Bank) by PB Bancorp’s management and utilized and relied upon by KBW, as described in “—Opinion of PB Bancorp’s Financial Advisor,” included additional information from the financial projections disclosed above. Specifically, KBW was provided with and used the following estimates: (1) PB Bancorp’s earnings would be $3.8 million for the calendar year ending December 31, 2019, $4.2 million for the calendar year ending December 31, 2020, $4.5 million for the calendar year ending December 31, 2021 and $5.1 million for the calendar year ending December 31, 2022, with 7.0% annual growth thereafter; and (2) that PB Bancorp’s balance sheet would be $523 million at March 31, 2020, $550 million at December 31, 2020, $587 million at December 31, 2021 and $610 million at December 31, 2022, with 5.0% annual growth thereafter.

Surrender of Certificates; Payment of Merger Consideration

No less than one business day prior to the closing date of the merger, Centreville Bank will deposit with an paying agent cash in an amount equal to the aggregate merger consideration payable pursuant to the Merger Agreement. The paying agent will facilitate the payment of the merger consideration to the holders of certificates representing shares of PB Bancorp common stock. Centreville Bank will select a paying agent reasonably satisfactory to PB Bancorp.

As promptly as practicable after the effective time of the merger, but no later than five business days after the effective time of the merger, the paying agent will mail to each holder of record of PB Bancorp common stock certificates a letter of transmittal with instructions on how to surrender certificates representing shares of PB Bancorp common stock for the merger consideration.

Please do not send in your PB Bancorp stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your stock certificates with the enclosed proxy.

After you mail the letter of transmittal and your PB Bancorp stock certificates in accordance with the instructions you will receive, you will then be mailed a check in the amount of cash for the merger consideration that you are entitled to receive. The stock certificates you surrender will be canceled. You will not be entitled to receive interest on any portion of the merger consideration.

Any portion of the merger consideration that remains unclaimed by the stockholders of PB Bancorp for more than 12 months after the effective time of the merger will be delivered by the paying agent to Centreville Bank. If you have not complied with the exchange procedures described above within the time period previously described, you may only look to Centreville Bank for payment of the merger consideration you are entitled to receive in exchange for your shares of common stock, without any interest, and subject to applicable abandoned property, escheat and similar laws.

If your PB Bancorp stock certificates have been lost, stolen or destroyed, you will be required to sign an affidavit before you receive any consideration for your shares. The paying agent will send you instructions on how to complete such an affidavit. You may be required to post a bond in an amount that the paying agent may reasonably direct as indemnity against any claim that may be made against it with respect to your common stock.

Centreville Bank, through the paying agent, will be entitled to deduct and withhold from the merger consideration otherwise payable to any PB Bancorp stockholder the amounts Centreville Bank is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If Centreville Bank withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Certain Federal Income Tax Consequences to U.S. Holders

The following is a discussion of certain U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of PB Bancorp common stock whose shares are converted into the right to receive $15.25 in cash per share at closing. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to PB Bancorp stockholders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. Any such change could alter the tax consequences described herein.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of PB Bancorp common stock that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion assumes that the PB Bancorp common stock is held for investment purposes. This discussion does not address all aspects of U.S federal income tax that may be relevant to a PB Bancorp stockholder in light of its particular circumstances, or that may apply to a PB Bancorp stockholder that is subject to special treatment under the U.S. federal income tax laws (including but not limited to foreign persons (generally, a person that is not a citizen or resident of the United States, a U.S. domestic corporation, or a person that would otherwise be subject to U.S. federal income tax on a net income basis with respect to their PB Bancorp common stock), financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, entities that are treated for federal income tax purposes as partnerships or other pass-through entities, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements).

This discussion is for general information only and is not tax advice. The U.S. federal income tax consequences described below are not intended to constitute a complete description of all tax consequences relating to the merger. PB Bancorp stockholders are urged to consult their own tax advisors to determine the tax consequences to them of, including the application and effect of any U.S. federal, state, local and foreign income, estate, gift and other tax laws to, the receipt of the cash consideration in exchange for PB Bancorp common stock pursuant to the merger.

The receipt of the merger consideration by a U.S. holder in exchange for shares of PB Bancorp common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, a U.S. holder of PB Bancorp common stock generally will recognize capital gain or loss at the effective time of the merger equal to the difference, if any, between:

•	$15.25 in cash received by the U.S. holder in exchange for such PB Bancorp common stock; and

•	the U.S. holder’s adjusted tax basis in such PB Bancorp common stock.

Such gain or loss generally will be a long-term capital gain or loss if the U.S. holder’s holding period for the PB Bancorp common stock surrendered in the merger exceeds one year as of the date of the merger. In general, long-term capital gain of individuals currently is subject to U.S. federal income tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code. The amount and character of gain or loss must be determined separately for each block of PB Bancorp common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for the merger consideration in the merger.

Under the Code, the cash consideration received in the merger by a U.S. holder may be subject to U.S. information reporting and backup withholding. Backup withholding (currently at a rate of 24%) will apply with respect to the amount of cash received by a non-corporate U.S. holder, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number on an IRS Form W-9 (enclosed with the letter of transmittal sent by the paying agent), and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

THE FOREGOING DISCUSSION DOES NOT CLAIM TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. PB BANCORP STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE, GIFT AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES. NOTHING IN THIS DISCUSSION IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

Certain Effects of the Merger

If the Merger Agreement and the merger are approved by PB Bancorp’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, a subsidiary of Centreville Bank, formed specifically to facilitate completion of the merger, will merge with and into PB Bancorp, with PB Bancorp as the surviving corporation, and thereafter Centreville Bank will cause Putnam Bank to transfer all of its assets to Centreville, and Centreville Bank will assume at that time all of Putnam Bank’s liabilities, after which Centreville Bank will cause each of Putnam Bank and PB Bancorp to dissolve and their respective corporate existence will cease.

When the merger is completed, each share of common stock of PB Bancorp (other than shares of common stock that are owned by PB Bancorp as treasury stock or owned by any subsidiary of PB Bancorp or Centreville Bank, or any shares held by the trustee of the ESOP that are to be remitted to PB Bancorp to repay the outstanding ESOP loan) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $15.25 in cash per share at closing. At the effective time of the merger, PB Bancorp’s stockholders will cease to have ownership interests in PB Bancorp or rights as stockholders of PB Bancorp.

PB Bancorp’s shares of common stock are currently registered under the Securities Exchange Act of 1934, as amended, and are traded on the Nasdaq Capital Market under the symbol “PBBI.” As a result of the merger, shares of PB Bancorp’s common stock will cease to be traded on the Nasdaq Capital Market. In addition, the registration of shares of PB Bancorp’s common stock under the Securities Exchange Act of 1934, as amended, will be terminated, and PB Bancorp will no longer file periodic and other reports with the SEC.

Effects on PB Bancorp and Our Stockholders if the Merger is Not Completed

If the Merger Agreement is not approved by PB Bancorp’s stockholders or if the merger is not completed for any other reason, PB Bancorp’s stockholders will not receive any payment for their shares in connection with the merger. If the Merger Agreement is terminated under certain circumstances, PB Bancorp would be obligated to pay a $4.44 million termination fee to Centreville Bank. For a description of the circumstances obligating payment of the termination fee, see “—Termination Fee.”

Appraisal Rights

Under PB Bancorp’s Articles of Incorporation, PB Bancorp’s stockholders are not entitled to exercise any rights of an objecting stockholder provided under Title 3, Subtitle 2 of the Maryland General Corporation Law, unless the Board of Directors determines that such rights apply with respect to a transaction. The Board of Directors of PB Bancorp has not made such a determination with respect to the merger. Accordingly, the stockholders of PB Bancorp do not have appraisal rights with respect to the merger.

Interests of PB Bancorp’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors of PB Bancorp to approve and adopt the Merger Agreement, you should be aware that PB Bancorp’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of PB Bancorp stockholders generally, which are described below. PB Bancorp’s Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement.

Treatment of Stock Options. The Merger Agreement provides that all options to purchase PB Bancorp common stock outstanding at the effective time of the merger, whether or not vested, will be cancelled and the holder will be entitled to receive a lump sum cash payment equal to the product of (1) the number of shares of PB Bancorp common stock subject to the PB Bancorp stock option, multiplied by (2) the amount by which $15.25 exceeds the exercise price of such PB Bancorp stock option, less required withholding taxes.

Treatment of Restricted Stock Awards. The Merger Agreement provides that at the effective time of the merger, each unvested share of restricted stock issued by PB Bancorp and outstanding at the effective time of the merger will vest and convert into the right to receive the same merger consideration that all other shares of PB Bancorp common stock are entitled to receive in the merger.

Stock Options and Restricted Stock Awards Held by PB Bancorp's Executive Officers and Directors. For an estimate of the amounts that would be payable to each of PB Bancorp’s Named Executive Officers on settlement of their unvested PB Bancorp equity awards, see “—Merger-Related Executive Compensation for PB Bancorp’s Named Executive Officers” below. PB Bancorp’s non-employee directors Charles W. Bentley, Jr., Paul M. Kelly, Charles H. Puffer, Richard A. Loomis, John P. Miller and Jitendra K. Sinha who each hold 20,850 vested and non-vested stock options, respectively, will each receive an estimated cash payment of $106,335, respectively, upon termination of the stock options. Charles W. Bentley, Jr., Paul M. Kelly, Charles H. Puffer, Richard A. Loomis, John P. Miller and Jitendra K. Sinha each hold 5,439 restricted stock awards (of which 1,813 are scheduled to vest on March 30, 2020, and accordingly, if the merger occurs after such date, each director will hold 3,626 restricted stock awards), respectively, that will become fully vested at the effective time of the merger and convert into the right to receive the same merger consideration that all other shares of PB Bancorp common stock are entitled to receive in the merger.

Payments Under Change in Control Agreements With PB Bancorp and Putnam Bank. PB Bancorp and Putnam Bank previously entered into change in control agreements with Thomas A. Borner, and Robert J. Halloran, Jr. and three other officers. Each of the agreements with Messrs. Borner and Halloran provide that, in the event that the executive’s employment is involuntarily terminated without cause (as such term defined in the agreement) or voluntarily terminated for good reason (as such term defined in the agreement) within twelve months following a change in control (as such term defined in the agreement), he will be entitled to receive a lump sum payment equal to three times (two times for Mr. Halloran) his base salary as of his termination date (or if higher, the base salary in effect immediately prior to the change in control). Concurrent with the signing of the Merger Agreement, each officer entered into a settlement agreement with PB Bancorp, Putnam Bank and Centreville Bank that cancelled the officer’s applicable change in control agreement and quantified the amount of the cash severance payment each officer will be entitled to receive at closing.

Settlement Agreements. In connection with the Merger Agreement, PB Bancorp, Putnam Bank and Centreville Bank entered into a settlement agreement with each of Messrs. Borner and Halloran and three other officers that fixed the amount of cash severance payable pursuant to the terms of each individual’s change in control agreement with PB Bancorp and Putnam Bank. None of the payments will be subject to an excise tax under Section 4999 of the Code or subject to penalties under Section 280G of the Code. For an estimate of the amount that would be payable to each of PB Bancorp’s Named Executive Officers, Messrs. Borner and Halloran, under their settlement agreements, see “—Merger-Related Executive Compensation for PB Bancorp’s Named Executive Officers” below.

Consulting, Non-Competition and Release Agreement With Thomas A. Borner. In connection with the Merger Agreement, Centreville Bank entered into a consulting, non-competition and release agreement with Mr. Borner that provides generally that Mr. Borner may not compete with Centreville Bank or solicit business, customers and employees from Centreville Bank for 180 days following the date of the merger. In addition, the agreement provides for a full release of all legal claims. For an estimate of the amount that would be payable to Mr. Borner under this agreement, see “—Merger-Related Executive Compensation for PB Bancorp’s Named Executive Officers” below.

Appointment of One Director to Centreville Bank’s Board. The Merger Agreement provides that Centreville Bank will take all action necessary to appoint one director of PB Bancorp to its Board, effective as of and conditioned upon the closing of the merger. Prior to closing, Centreville Bank will also offer each other PB Bancorp director the opportunity to serve as a corporator of Centreville Bank.

Indemnification and Insurance of Directors and Officers. In the Merger Agreement, Centreville Bank has agreed to indemnify and hold harmless each of the current and former officers and directors of PB Bancorp and its subsidiaries against any costs, expenses, judgments, fines, amounts paid in settlements, damages and other liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether arising before or after the effective time of the merger, pertaining to any matter that existed or occurred at or before the effective time of the merger to the fullest extent permitted by applicable law. Centreville Bank has also agreed to maintain in effect for a period of six years following the effective time of the merger the directors’ and officers’ liability insurance policy currently maintained by PB Bancorp or to provide a policy with comparable coverage, provided that, to obtain such insurance coverage, Centreville Bank is not obligated to expend, in the aggregate, an amount exceeding 175% of the amount of the annual premium currently paid by PB Bancorp for such insurance.

Merger-Related Executive Compensation for PB Bancorp’s Named Executive Officers. The following table sets forth the estimated potential severance benefits to PB Bancorp’s Named Executive Officers on termination of employment in connection with a change in control and assumes that the effective time of the merger will be March 31, 2020, the last practicable date prior to the date of these materials.  If the merger closes after March 31, 2020, then the estimated payments in connection with a change of control listed below will be reduced as some of the stock options and restricted stock awards will have vested without regard to the change of control.  This table does not include the value of benefits in which the Named Executive Officers are vested without regard to the occurrence of a change in control. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result, the actual amounts to be received by a Named Executive Officer may differ materially from the amounts shown below.

Executive	Cash(1)	Equity(2)	Total
Thomas A. Borner	$1,198,250	$502,793	$1,701,043
Robert J. Halloran, Jr.	463,883	207,711	671,594

(1)	The cash payments consist of: (a) for Mr. Borner only, a payment of $1,118,250 pursuant to a settlement agreement, and a payment in the amount of $80,000 pursuant to a consulting, non-competition and release agreement, both of which were entered into on the date of the merger; and (b) for Mr. Halloran, the amount payable under his settlement agreement. The amounts payable to Messrs. Borner and Halloran under their settlement agreements are considered a “single trigger” benefit since the amounts are payable upon the occurrence of the merger without regard to termination of employment.
(2)	Represents the estimated cash payment to be made in exchange for the cancellation of the unvested stock options and the value of unvested restricted stock awards that vest at the effective time of the merger. The value of the stock options and restricted stock awards is based on $15.25, which is the per share price of the merger consideration. The amounts payable under this column are considered a “single trigger” benefit since it is payable upon a change in control of PB Bancorp without regard to termination of employment.

Employee Matters. Each person who is an employee of PB Bancorp or Putnam Bank as of the effective time of the merger (whose employment is not specifically terminated as of the merger date) will become an employee of Centreville Bank and will be eligible to participate in employee benefit plans and compensation opportunities that are substantially comparable to the employee benefit and compensation opportunities that are generally made available to similarly situated employees of Centreville Bank. With respect to any Centreville Bank medical, dental or vision insurance plan, Centreville Bank will cause any preexisting condition limitations or eligibility waiting periods to be waived and credit each continuing employee for any co-payments or deductibles incurred by such continuing employee under a PB Bancorp health plan for the plan year in which coverage commences under Centreville Bank’s health plan. Continuing employees will receive prior service credit for purposes of eligibility and vesting (but not for purposes of benefit accrual) provided that such recognition of service will not operate to duplicate any benefits with respect to the same period of service.

Each full-time employee of PB Bancorp or Putnam Bank whose employment is involuntarily terminated by Centreville Bank (other than for cause) or who voluntarily terminates employment for good reason within twelve months following the effective time of the merger and who is not covered by a separate employment agreement, change in control agreement or other agreement that provides for the payment of severance will, upon executing an appropriate release in the form reasonably determined by Centreville Bank, receive a severance payment equal to two weeks of base pay for each year of service with PB Bancorp, with a minimum payment equal to four weeks of base pay and a maximum payment equal to 26 weeks of base pay.

Regulatory Approvals

General. Completion of the merger is subject to the prior approval or receipt of a waiver from regulatory authorities, including the Federal Reserve Board, the FDIC, the Rhode Island Department of Business Regulation, Division of Banks and the Connecticut Banking Department. Centreville Bank has filed the required regulatory applications and will file any waivers prior to closing, but has not yet received any approvals or waivers from these regulators. Although we do not know of any reason why the regulatory approvals or waivers cannot be obtained timely, we cannot be certain when or if such approvals will be obtained.

Acquisition of PB Bancorp and Putnam Bank. Centreville Bank’s acquisition of PB Bancorp requires the approval or non-objection of the Federal Reserve Board. The Federal Reserve Board will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors. Centreville Bank will submit a request for a waiver of any prior approval requirements by the Federal Reserve Board prior to closing. Centreville Bank’s acquisition of PB Bancorp is also subject to approval by the Connecticut Department of Banking, which considers, among other things, the net benefits to the public, competitive factors, the sufficiency of the surviving bank’s capital and management and additional considerations, as well as the parties’ records of serving the needs of the community and effectiveness in combating money laundering activities.

Acquisition of Putnam Bank. Centreville Bank’s acquisition of the assets and assumption of the liabilities of Putnam Bank is subject to the approval of the FDIC under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities. In addition, a period of 15 to 30 days must expire following approval by the FDIC before completion of the acquisition is allowed, within which period the United States Department of Justice may file objections to the acquisition under the federal antitrust laws. While the parties believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block Centreville Bank’s acquisition of the assets and assumption of the liabilities of Putnam Bank.

Centreville Bank’s acquisition of the assets and assumption of the liabilities of Putnam Bank is also subject to approval by the Rhode Island Department of Business Regulation, Banking Division and Connecticut Department of Banking under the provisions of the respective states’ banking laws. In granting its approval, the Rhode Island Department of Business Regulation, Banking Division will consider, among other things, whether the acquisition promotes the safety and soundness of the Rhode Island entity to be acquired and the convenience and advantage of the communities served by that entity, and whether the acquisition is likely to have a significant impact on Rhode Island’s economy, employment levels and tax base. In granting its approval, the Connecticut Department of Banking will consider similar factors as those described above in connection with Centreville Bank’s acquisition of PB Bancorp.

Accounting Treatment

Centreville Bank will account for the merger under the purchase method of accounting. This means that Centreville Bank and PB Bancorp will be treated as one company as of the date of the merger and Centreville Bank will record the fair value of PB Bancorp’s assets and liabilities on its financial statements. Centreville Bank will record the excess of its purchase price over the fair value of PB Bancorp’s identifiable net assets as goodwill.

Terms of the Merger Agreement

The following describes the material provisions of the Merger Agreement. The following description of the Merger Agreement is subject, and qualified in its entirety by reference, to the Merger Agreement, which is attached to this document as Appendix A, which is incorporated by reference into this document. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the merger.

General. The Merger Agreement provides for the merger of a subsidiary of Centreville Bank, formed specifically to facilitate completion of the merger, with and into PB Bancorp, with PB Bancorp as the surviving corporation. Following the merger, Centreville Bank will cause Putnam Bank to transfer all of its assets to Centreville, and Centreville Bank will assume at that time all of Putnam Bank’s liabilities, after which Centreville Bank will cause each of Putnam Bank and PB Bancorp to dissolve and their respective corporate existence will cease.

Cash. Each outstanding share of common stock of PB Bancorp (other than shares of common stock that are owned by PB Bancorp as treasury stock or owned by any subsidiary of PB Bancorp, or Centreville Bank or any shares held by the trustee of the ESOP that are to be remitted to Centreville Bank to repay the outstanding ESOP loan) will be converted into the right to receive $15.25 in cash, without interest, at closing.

Surviving Corporation, Governing Documents and Directors

At the effective time of the merger, the articles of incorporation and bylaws of the subsidiary formed by Centreville Bank in effect immediately prior to the effective time of the merger will be the articles of incorporation of the surviving corporation after completion of the merger until thereafter amended in accordance with applicable law. At the effective time of the merger, the directors and officers of the subsidiary formed by Centreville Bank immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation after completion of the merger.

Treatment of PB Bancorp Stock Options and Other Equity-Based Awards

PB Bancorp Stock Options. The directors and executive officers of PB Bancorp held options to purchase an aggregate of 89,692 shares of common stock exercisable within 60 days of December 16, 2019.

Pursuant to the Merger Agreement, at the effective time of the merger, all outstanding and unexercised PB Bancorp stock options, whether or not vested, will be converted into the right to receive an amount in cash equal to the product of (1) the number of shares of PB Bancorp common stock subject to each stock option and (2) the amount by which the $15.25 merger consideration exceeds the exercise price of the option, less applicable federal and state tax withholdings.

If the exercise price of a stock option equals or exceeds $15.25 per share, the option will be cancelled at the effective time of the merger and the holder of such stock option will not be entitled to any consideration in connection with the merger.

PB Bancorp Restricted Shares. Each outstanding restricted stock award, whether vested or unvested, that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock award, multiplied by $15.25, less applicable federal and state tax withholdings.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this proxy statement and set forth in the Merger Agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger of the subsidiary of Centreville Bank, formed specifically to facilitate completion of the merger, and PB Bancorp will become effective when the articles of merger are filed with the Department of Assessments and Taxation of the State of Maryland. The completion of the merger will occur no later than five business days after the satisfaction or waiver of the latest to occur of the conditions to the closing of the merger set forth in the Merger Agreement, unless extended by mutual agreement of the parties to the Merger Agreement. The completion of the merger is currently anticipated to occur during the first half of 2020, subject to the receipt of stockholder approval, regulatory approvals and other customary closing conditions. Neither PB Bancorp nor Centreville Bank can guarantee when or if the merger will be completed.

Representations and Warranties

The representations and warranties described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of Centreville Bank and PB Bancorp, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Centreville Bank and PB Bancorp rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Centreville Bank, PB Bancorp or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Centreville Bank or PB Bancorp. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement.

The Merger Agreement contains customary representations and warranties of Centreville Bank and PB Bancorp relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the effective time of the merger.

The representations and warranties made by PB Bancorp to Centreville Bank relate to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the Merger Agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	reports to regulatory authorities;

•	financial statements; off-balance sheet arrangements and controls;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal and regulatory proceedings;

•	tax matters;

•	employee matters and employee benefit plans;

•	reports to the SEC;

•	compliance with applicable laws;

•	contracts and other agreements;

•	agreements with regulatory agencies;

•	risk management instruments;

•	environmental matters;

•	ownership and policies related to investment securities and commodities;

•	title to real property;

•	intellectual property, information technology and cyber security matters;

•	related party transactions;

•	inapplicability of takeover statutes;

•	charitable organizations;

•	the opinion of PB Bancorp’s financial advisor;

•	the accuracy of information supplied for inclusion in this proxy statement and applications filed with bank regulators;

•	loan matters;

•	insurance; and

•	deposits.

The representations and warranties made by Centreville Bank to PB Bancorp relate to a number of matters, including the following:

•	corporate matters, including due organization and qualification;

•	authority relative to execution and delivery of the Merger Agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	reports to regulatory authorities;

•	financial statements;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal and regulatory proceedings;

•	employee benefit plans;

•	compliance with applicable laws;

•	regulatory capitalization;

•	agreements with regulatory agencies;

•	ability to pay the merger consideration;

•	insurance; and

•	the accuracy of information supplied for inclusion in this proxy statement and applications filed with bank regulators.

Certain representations and warranties of Centreville Bank and PB Bancorp are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect,” when used in reference to Centreville Bank, PB Bancorp or Putnam Bank, as applicable, means any effect, change, event, circumstance, condition, occurrence or development, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, or that would materially impair the ability of such party to perform its obligations under the Merger Agreement or otherwise materially impairs the ability of such party to timely consummate the transactions contemplated by the Merger Agreement.

A “material adverse effect” does not include the impact of (1) changes in United States generally accepted accounting principles or applicable regulatory accounting requirements, (2) changes in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (3) changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, (4) public disclosure of the transactions contemplated by the Merger Agreement or actions or omissions expressly required by the Merger Agreement or that are taken with the prior written consent of the other party, including expenses incurred by the parties, in contemplation of the transactions contemplated by the Merger Agreement, (5) a decline in the trading or market prices of PB Bancorp’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof or (6) natural disaster or other force majeure event; except, with respect to subclause (1), (2), (3) or (6), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the banking industry.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. PB Bancorp has agreed that, prior to the effective time of the merger (or the termination of the Merger Agreement), except as expressly contemplated by the Merger Agreement, required by law, or with the prior written consent of Centreville Bank, it will, and will cause its subsidiaries to (1) conduct its business in the ordinary course in all material respects, (2) use reasonable best efforts to maintain and preserve intact its business organization, employees, independent contractors and advantageous customer and other business relationships or (3) take no action that would reasonably be expected to prevent or adversely affect or delay the receipt of any necessary regulatory approvals, the timely consummation of the merger or PB Bancorp’s performance of its covenants under the Merger Agreement.

PB Bancorp has agreed that, prior to the effective time of the merger (or the termination of the Merger Agreement), except as expressly contemplated by the Merger Agreement, required by law, or with the prior written consent of Centreville Bank, PB Bancorp will not, and will not permit any of its subsidiaries to undertake the following actions:

•	incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become responsible for the obligations of any individual, corporation or other entity, other than in the ordinary course of business (including deposits, federal funds borrowings and advances from the Federal Home Loan Bank);

•	adjust, split, combine or reclassify any capital stock;

•	make, declare or pay any dividends (other than regular quarterly cash dividends not in excess of $0.07 per share or dividends paid by Putnam Bank to PB Bancorp) or redeem, purchase or acquire any shares of its capital stock, except for shares accepted to pay for the exercise price for stock options for withholding of taxes incurred in connection with the exercise of stock options or the vesting or shares of restricted stock;

•	grant any equity awards or other right to acquire shares of its capital stock except pursuant to the exercise, vesting or settlement of outstanding stock options;

•	issue, sell or otherwise permit to become outstanding any additional shares of capital stock, except pursuant to the exercise, vesting or settlement of outstanding stock options;

•	sell, transfer, mortgage, encumber or otherwise dispose of any material properties or assets other than in the ordinary course of business consistent with past practice;

•	acquire any property or assets or make any material investment except in the ordinary course of business consistent with past practice;

•	purchase any bank owned life insurance;

•	terminate, materially amend or waive any provision of certain contracts, agreements and leases described in the Merger Agreement other than normal renewals of contracts and leases in the ordinary course of business and without material adverse changes of terms;

•	except as required under applicable law or the terms of any benefit plan:

o	enter into, adopt, terminate or amend any benefit plans,

o	increase the compensation or benefits to any current or former employee, officer, director, independent contractor or consultant, except for annual base salary or wages in the ordinary course of business to which Centreville Bank consents in writing,

o	pay or award, or commit to pay or award, any bonuses or incentive compensation, except for bonuses earned in 2019 under Putnam Bank’s Senior Management Short Term Incentive Plan consistent with past practice,

o	grant any equity or equity-based awards or other compensation,

o	negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus, guarantee, collective bargaining agreement or similar agreement,

o	fund any rabbi trust or similar arrangement,

o	terminate the employment or services of any officer, employee, consultant or independent contractor whose annual base compensation is equal to or greater than $50,000, other than for cause, or hire or promote any employee, independent contractor or consultant whose annual base compensation is equal to or greater than $50,000, or

o	waive, release or limit any restrictive covenant obligation of any current or former employee, independent contractor or consultant;

•	settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $50,000, individually or in the aggregate, and that would not impose any material restriction on the business of PB Bancorp or its subsidiaries;

•	amend its articles of incorporation or bylaws or the comparable governing documents of its subsidiaries;

•	merge, consolidate, restructure, reorganize or completely or partially liquidate or dissolve itself or any subsidiary;

•	materially restructure or materially its investment securities or derivatives portfolio or its interest rate exposure or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

•	take any action that is intended or expected to result in any of its representations or warranties becoming untrue in any material respect or in any of the conditions to the closing of the merger not being satisfied;

•	implement or adopt any material change in accounting practices or principles, other than as may be required by GAAP;

•	enter into a new line of business;

•	make, renegotiate, renew, increase, extend, modify or purchase any loan, loan commitment, letter or credit or extensions of credit other than in the ordinary course of business, consistent with recent past practice in amounts that do not exceed $750,000 for real estate loans or $500,000 for non-real estate loans, and with respect to any new extension of credit in excess of $2.0 million, PB Bancorp must consult with Centreville Bank on the terms of the extension of credit (provided, that, with respect to classified loans, the loan thresholds are $250,000);

•	make any material changes to certain policies and practices regarding lending, investment, deposit pricing, risk and asset and liability management or other banking and operating matters, or hedging;

•	make any capital expenditure in excess of $25,000 individually or $50,000 in the aggregate;

•	make or commit to make any investment in, or acquire or foreclose on, real estate or in any real estate development project or in connection with loans or loan commitments in excess of $250,000 without first conducting a Phase I environmental assessment of the property (other than single-family residential properties);

•	make, change or revoke any tax election, change an annual accounting period, adopt or change any tax accounting method, file any amended tax return, fail to timely file any tax return, settle or compromise any tax liability, claim or assessment, agree to any adjustment of any tax attribute, or agree to an extension or waiver of the limitation period to any tax claim or assessment, grant any power of attorney with respect to taxes, surrender any right to claim a refund of taxes or enter into any closing agreement with respect to any tax or refund or amend any tax return;

•	make contributions to tax exempt organizations other than in the ordinary course and consistent with past practice;

•	apply to open, relocate, acquire or sell any branch office, loan production office or other significant office or operations facility;

•	materially reduce insurance coverage or fail to renew any material existing insurance policy; or

•	agree to take or make any commitment to take any of the above prohibited actions.

Regulatory Matters. PB Bancorp and Centreville Bank have also agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications and other similar documents, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement. Centreville Bank and PB Bancorp have the right to review in advance, and, to the extent practicable, each will consult the other on, any filing made with any third party or governmental entities in connection with the transactions contemplated by the Merger Agreement. Additionally, Centreville Bank and PB Bancorp agree to consult with each other with respect to obtaining all permits, consents, approvals and authorizations of third parties or governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement, and each party will keep the other party apprised promptly of the status of filings and applications, including applicable communications with governmental entities.

To the extent permitted by law, PB Bancorp and Centreville Bank will promptly advise each other upon receiving any communication from any governmental entity pertaining to the merger that causes such party to believe that there is a reasonable likelihood that any required regulatory approval will not be obtained, will be subject to a materially burdensome regulatory condition or may be materially delayed.

A materially burdensome condition is any action, or commitment to take any action, or agreement to any condition or restriction, in connection with obtaining the required regulatory authorizations, consents, permits, orders, approvals, waivers or non-objections of governmental entities that would reasonably be expected to have a material adverse effect on Centreville Bank, after giving effect to the transactions contemplated by the Merger Agreement.

Continuing Employees from PB Bancorp and Putnam Bank. Without providing a legal right to continuing employment, Centreville Bank will endeavor to retain as many of PB Bancorp’s and Putnam Bank’s employees as it deems reasonably practical in its sole discretion and will use its reasonable efforts to provide such employees with meaningful career opportunities at Centreville Bank following the merger.

Employees of PB Bancorp and Putnam Bank continuing at Centreville Bank will receive employee benefits and will be entitled to participate in Centreville Bank’s benefit plans at a level that is comparable to similarly-situated employees of Centreville Bank.

Centreville Bank will offer to PB Bancorp and Putnam Bank employees who continue to be employed by Centreville Bank health coverage on the same basis as it provides such coverage to similarly situated employees of Centreville Bank, provided, that pre-existing conditions, exclusions, evidence of insurability and waiting periods will be waived for such continuing employees.

Each of Centreville Bank’s benefit plans in which employees of PB Bancorp or Putnam Bank are eligible to participate will recognize the service of such employees with PB Bancorp or Putnam Bank, as applicable (to the same extent as such service was credited for such purpose immediately prior to the effective time of the merger), for purposes of determining eligibility to participate in such benefit plans and the vesting of benefits, but not for purposes of accrual of benefits under any defined benefit pension plan or to the extent that recognizing the service of such employees would result in a duplication of benefits.

Severance Benefits. Any employee of PB Bancorp or Putnam Bank, other than an employee who is a party to a severance or change in control agreement who, within 12 months following the completion of the merger, is terminated involuntarily and without cause or who voluntarily terminates his or her employment as a result of not being offered substantially similar employment, determined in good faith by Centreville Bank, or as a result of a relocation of more than 30 miles from his or her current office, will receive a lump sum cash severance payment from Centreville Bank equal to two weeks’ pay for each full year of service with PB Bancorp or Putnam Bank, subject to a minimum of four weeks and a maximum of 26 weeks.

Putnam Bank Tax-Qualified Retirement Plans. Pursuant to the terms of the Merger Agreement, Putnam Bank is required to take all necessary action to terminate the Putnam Bank 401(k) Plan, contingent on the closing. The accounts of all participants and beneficiaries in the Putnam Bank 401(k) Plan will become fully vested upon termination of the plan. As soon as practicable following termination of such plan, the account balances will be distributed as a participant or beneficiary may direct. Any participant that continues employment with Centreville Bank and who elects to participate in Centreville Bank’s 401(k) Plan may elect to have his or her account balance rolled over into such plan.

In addition, in accordance with the Merger Agreement, the ESOP will be terminated at the closing of the merger and all ESOP participants’ accounts shall be fully vested. The ESOP will be required to sell a sufficient number of shares in the ESOP suspense account (which would include a sale to PB Bancorp at $15.25 per share) in order to extinguish the ESOP loan. If shares exist in the ESOP suspense account following the sale, the remaining shares will be converted to the merger consideration and will be allocated to ESOP participants who are active employees of Putnam Bank at the termination date of the ESOP, as earnings, in accordance with the terms of the ESOP. In the unlikely event that the loan repayment amount exceeds the proceeds from the sale of the shares in the ESOP suspense account, the remainder of the ESOP loan will be forgiven and PB Bancorp will have no further obligation with respect to the ESOP loan.

Change in Control Agreements, Deferred Compensation Retirement Plan, Settlement Agreements and Consulting and Release Agreement. Centreville Bank will honor the terms of all PB Bancorp and Putnam Bank change in control agreements and the Putnam Bank Amended and Restated Deferred Compensation Retirement Plan, subject to the terms of the Merger Agreement. Centreville Bank also agreed that the timing and amount of the payments under the Putnam Bank Amended and Restated Deferred Compensation Retirement Plan will not be accelerated and will continue to be made in accordance with the terms of such plan.

Concurrently with the execution of the Merger Agreement, certain officers of PB Bancorp and Putnam Bank, including Mr. Borner and Mr. Halloran, executed a settlement agreement to accept in full settlement of his or her rights under his or her change in control agreement, and Mr. Borner executed a consulting and release agreement that will become effective as of the effective time of the merger.

Director and Officer Indemnification and Insurance. Centreville Bank has agreed that, to the fullest extent permitted by applicable law, it will indemnify and hold harmless and advance expenses as incurred, to the extent such persons are indemnified as of the date of the Merger Agreement pursuant to the governing documents of PB Bancorp, Putnam Bank or their subsidiaries, each current and former directors, officers and employees of PB Bancorp and its subsidiaries following the completion of the merger, and will maintain PB Bancorp’s existing directors’ and officers’ liability insurance for six years following the completion of the merger, subject to a limit on premium payments. See “Interests of PB Bancorp’s Directors and Executive Officers in the Merger—Indemnification and Insurance of Directors and Officers” above for a complete description.

Certain Additional Covenants. The Merger Agreement also contains additional covenants, including covenants relating to the filing of this proxy statement, filing certain reports with the SEC, providing notice of a material adverse effect or a breach of a representation, warranty or agreement, obtaining required consents, access to information of the other company and public announcements with respect to the transactions contemplated by the Merger Agreement.

PB Bancorp’s Stockholder Meeting and Recommendation of PB Bancorp’s Board of Directors

PB Bancorp has agreed to hold a meeting of its stockholders to vote on approval of the Merger Agreement and the merger as promptly as practicable. PB Bancorp will use commercially reasonable efforts to solicit the approval of the Merger Agreement and the merger by its stockholders, including by recommending that its stockholders approve the Merger Agreement and the merger (subject to the provisions governing making a change in PB Bancorp’s recommendation as described below).

PB Bancorp’s Board of Directors has unanimously agreed to recommend that PB Bancorp’s stockholders vote in favor of approval of the Merger Agreement and the merger. However, if PB Bancorp receives a superior proposal (as defined below) and its Board of Directors determines, in good faith, based upon the advice of outside counsel and, with respect to financial matters, its financial advisor, that it would violate the Board’s fiduciary duties under applicable law to continue to recommend the Merger Agreement and the merger, then the Board of Directors may submit the Merger Agreement and the merger to the stockholders without recommendation, or with an adverse recommendation, in which event the Board of Directors may communicate the basis for the change in the recommendation to the extent required by law. PB Bancorp’s Board of Directors may not take any of the foregoing actions unless (1) PB Bancorp gives Centreville Bank at least three business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including its basis for determining that the acquisition proposal constitutes a superior proposal); (2) during such three business day period, PB Bancorp has considered and negotiated (and has caused its representatives to consider and negotiate) with Centreville Bank in good faith (to the extent Centreville Bank desires to negotiate) regarding any adjustments or modifications to the terms and conditions of the Merger Agreement; and (3) at the end of such notice period, PB Bancorp’s Board of Directors takes into account any amendment or modification to the Merger Agreement proposed by Centreville Bank, and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, again determines in good faith that it would nevertheless result in a violation of its fiduciary duties under applicable law to continue to recommend the Merger Agreement.

Agreement Not to Solicit Other Offers

PB Bancorp has agreed that it will not, and will cause each of its subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to an acquisition proposal (as defined below);

•	engage or participate in any negotiations regarding an acquisition proposal; or

•	provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal.

Notwithstanding the foregoing provisions, prior to the approval of the Merger Agreement by the PB Bancorp stockholders and after PB Bancorp and its Board of Directors has concluded in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and that failure to take such actions would violate the Board’s fiduciary duties under applicable law, PB Bancorp may, with respect to an unsolicited bona fide written acquisition proposal, furnish or cause to be furnished nonpublic information or data and participate in discussions; provided that prior to providing any confidential information or data, PB Bancorp will have entered into a confidentiality agreement with such third party on terms no less favorable to PB Bancorp than the confidentiality agreement with Centreville Bank and which will not provide such person with any exclusive right to negotiate with PB Bancorp.

PB Bancorp and its representatives have agreed to immediately cease and cause to be terminated any activities, discussions or negotiations that had been conducted before signing of the Merger Agreement with any third party with respect to any acquisition proposal and will make all reasonable best efforts to enforce any confidentiality, standstill or other similar agreement related to an acquisition proposal.

PB Bancorp must advise Centreville Bank within 24 hours of the receipt of any acquisition proposal or any inquiry that could reasonably be expected to lead to an acquisition proposal, and the substance of such proposal. PB Bancorp has also agreed to keep Centreville Bank reasonably apprised of any developments related to an acquisition proposal.

For purposes of the Merger Agreement, an “acquisition proposal” means any offer, proposal or inquiry relating to any third-party indication of interest in, (1) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of PB Bancorp and its subsidiaries or 25% or more of any class of equity or voting securities of PB Bancorp or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of PB Bancorp, (2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of PB Bancorp or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of PB Bancorp, or (3) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving PB Bancorp its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of PB Bancorp.

For purposes of the Merger Agreement, a “superior proposal” means any unsolicited bona fide written offer or proposal made by a third party to consummate an acquisition proposal that PB Bancorp’s Board of Directors determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor) (1) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of PB Bancorp’s common stock or all, or substantially all, of the assets of PB Bancorp; (2) would result in a transaction that (a) involves consideration to the holders of the shares of PB Bancorp common stock that is more favorable, from a financial point of view, than the consideration to be paid to the stockholders of PB Bancorp pursuant to the Merger Agreement, considering, among other things, the nature of the consideration being offered and which proposal is not conditioned upon obtaining financing and (b) is, in light of the other terms of such proposal, more favorable to the stockholders of PB Bancorp than the merger and the other transactions contemplated by the Merger Agreement considering, among other things, and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond, or in addition to, those specifically contemplated hereby; and (3) is reasonably likely to be completed on the terms proposed, in each case, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal.

Appointment of Trustee

The Merger Agreement provides that Centreville Bank will take all action necessary to appoint one director of PB Bancorp to its Board of Trustees, effective as of and conditioned upon the closing of the merger. Prior to closing, Centreville Bank will also offer each other PB Bancorp director the opportunity to serve as a corporator of Centreville Bank.

Conditions to Complete the Merger

Centreville Bank’s and PB Bancorp’s respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions, among others:

•	the approval of the Merger Agreement by PB Bancorp’s stockholders;

•	the receipt of required regulatory approvals and the expiration of all related statutory waiting periods;

•	the absence of (a) any order, injunction or decree by any governmental entity or (b) any law, statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity, that prohibits the consummation of the transactions contemplated by the Merger Agreement; and

•	the accuracy of the representations and warranties of the parties in the Merger Agreement as of the closing date of the merger, subject to the materiality standards provided in the Merger Agreement, and the performance of the parties in all material respects of all obligations required to be performed by each party at or prior to the effective time of the merger under the Merger Agreement (and the receipt by each party of certificates from the other party to such effect).

The obligation of Centreville Bank to complete the merger is also conditioned on, among other things, no requisite regulatory approval containing any materially burdensome regulatory condition and all third party consents and approvals required pursuant to the agreement being obtained.

The obligation of PB Bancorp to complete the merger is also conditioned on, among other things, Centreville Bank delivering the merger consideration to the paying agent not less than one business day prior to the closing date of the merger.

Neither PB Bancorp nor Centreville Bank can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or may be waived by the appropriate party.

Termination of the Merger Agreement

The Merger Agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	if approval by a governmental authority required for the consummation of the transactions contemplated by the Merger Agreement has been denied and the denial has become final and nonappealable;

•	if the merger has not been completed by July 31, 2020, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement;

•	if there is a breach by the non-terminating party of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement, which breach, either individually or in the aggregate, would constitute the failure of a condition to the obligations of the terminating party under the Merger Agreement, and which is not cured within 45 days (or such fewer days as remain prior to July 31, 2020) following written notice to the breaching party or by its nature or timing cannot be cured during such period; or

•	if PB Bancorp stockholders fail to approve the Merger Agreement at the annual meeting, provided that PB Bancorp can only terminate under this section it has fulfilled its obligations related to calling and holding a stockholder meeting.

Centreville Bank may terminate the Merger Agreement prior to the annual meeting if PB Bancorp breaches its covenants regarding the solicitation of competing offers or its obligation to call a stockholders’ meeting, or if its Board of Directors (1) does not recommend approval of the Merger Agreement to its stockholders at the meeting or withdraws, modifies or amends its recommendation, (2) fails to recommend against acceptance of any publicly disclosed tender offer for shares of PB Bancorp common stock or (3) recommends or endorses a third-party proposal.

In addition, PB Bancorp may terminate the Merger Agreement after it has received and accepted a superior proposal; provided it has not breached its obligations with respect to soliciting third-party proposals, has approved a Merger Agreement with such third party and pays the termination fee as discussed below.

Effect of Termination

If the Merger Agreement is terminated, it will become void, except that (1) neither Centreville Bank or PB Bancorp will be relieved or released from any liabilities or damages arising out of its fraud or any knowing, intentional and material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement, and (2) designated provisions of the Merger Agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

In the event that the Merger Agreement is terminated under certain circumstances, PB Bancorp must pay Centreville Bank in immediately available funds a termination fee of $4.44 million.

PB Bancorp must pay the termination fee if: (1) Centreville Bank terminates the Merger Agreement as a result of a breach by PB Bancorp of its covenants regarding the solicitation of competing offers or its obligation to call a stockholders’ meeting, if PB Bancorp’s Board of Directors fails to recommend against acceptance of any publicly disclosed tender offer for shares of PB Bancorp common stock, or if PB Bancorp’s Board of Directors fails to recommend approval of the merger or withdraws, qualifies, or revises its recommendation to approve the merger; or (2) PB Bancorp terminates the Merger Agreement after it has received and accepted a superior proposal.

PB Bancorp also must pay the termination fee if: (1) prior to the effective time of the merger, any person shall have made an acquisition proposal, which proposal has been publicly disclosed or made known to management or the Board of Directors of PB Bancorp or its stockholders generally, or any person shall have publicly announced or made known to management or the Board of Directors of PB Bancorp an intention (whether or not conditional) to make an acquisition proposal, (2) thereafter the Merger Agreement is terminated by (a) either party after July 31, 2020, (b) either party if PB Bancorp has held its stockholders meeting to consider the Merger Agreement and the merger and stockholders have not approved the Merger Agreement and the merger by the required vote, or (c) Centreville Bank due to a willful breach by PB Bancorp of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement, which breach would, individually or in the aggregate with all other breaches, result in the conditions to closing the merger not being satisfied, and which breach either is not cured within a specified time period or cannot be cured, and (3) within 12 months after such termination of the Merger Agreement, PB Bancorp enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above).

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, Centreville Bank and PB Bancorp may amend the Merger Agreement. Such amendment must be in writing and signed by each of the parties to the Merger Agreement. However, after any approval of the Merger Agreement by PB Bancorp’s stockholders, there may not be, without further approval by PB Bancorp’s stockholders, any amendment of the Merger Agreement that requires further approval under applicable law.

At any time prior to the effective time of the merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the Merger Agreement. Any such extension or waiver must be in writing and signed by the agreeing party. However, after any approval of the Merger Agreement by PB Bancorp’s stockholders, there may not be, without further approval by PB Bancorp’s stockholders, any extension or waiver of the Merger Agreement that requires further approval under applicable law.

Expenses and Fees

Except as set forth above regarding the termination fee, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

OWNERSHIP OF PB BANCORP COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of December 16, 2019, with respect to persons known by PB Bancorp to be the beneficial owners of more than 5% of PB Bancorp’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 7,447,204 shares of PB Bancorp common stock outstanding for voting purposes as of as of December 16, 2019.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
FMR LLC(1)	661,331	8.9%
245 Summer Street
Boston, Massachusetts 02210

Putnam Bank Employee Stock Ownership Plan(2)	605,986	8.1%
40 Main Street
Putnam, Connecticut 06260

M3 Partners, LP(3)	523,878	7.0%
10 Exchange Place, Suite 510
Salt Lake City, Utah 84111

(1)	As disclosed in a schedule 13G/A filed with the SEC on February 13, 2019.
(2)	As disclosed in a schedule 13G/A filed with the SEC on February 12, 2019.
(3)	As disclosed in a schedule 13G/A filed with the SEC on January 30, 2019.

Management of PB Bancorp, Inc. knows of no arrangements, including any pledge by any person or securities of PB Bancorp, Inc., the operation of which may at a subsequent date result in a change in control of the registrant.

The following table provides information as of December 16, 2019 regarding stock ownership by our directors and executive officers. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting power. Percentage ownership in the table is based on 7,447,204 shares of common stock outstanding as of December 16, 2019, plus, for each person, the number of shares that such person may acquire within 60 days by exercising stock options.

Name	Shares of Common Stock Beneficially Owned on Record Date(1) (2) (3)		Percent
Charles W. Bentley, Jr.	133,127	(4)	1.8%
Paul M. Kelly	74,468		1.0
Charles H. Puffer	140,165		1.9
Robert J. Halloran, Jr.	53,363	(5)	0.7
Jitendra K. Sinha	53,414		0.7
Thomas A. Borner	333,233	(6)	4.5
Richard A. Loomis	63,418		0.9
John P. Miller	42,948		0.6

All directors and executive officers as a group (8 persons)	894,136		12.0%

(1)	Except as otherwise noted in these footnotes, the individual has sole voting and investment power over the shares.
(2)	Included in the shares beneficially owned by the listed individuals includes shares of restricted stock, which were granted under the PB Bancorp, Inc. 2017 Stock-Based Incentive Plan, as follows: Mr. Bentley 5,439, Mr. Borner 18,300, Mr. Halloran 7,560, Mr. Kelly 5,439, Mr. Loomis 5,439, Mr. Miller 5,439, Mr. Puffer 5,439, Mr. Sinha 5,439.
(3)	Included in the shares beneficially owned by the listed individuals are options to purchase shares of PB Bancorp stock, which are exercisable within 60 days of September 6, 2019, as follows: Mr. Borner 28,060, Mr. Kelly 8,340, Mr. Loomis 8,340, Mr. Puffer 8,340, Mr. Halloran 11,592, Mr. Miller 8,340, Mr. Sinha 8,340 and Mr. Bentley 8,340.
(4)	Includes 26,957 shares held by Mr. Bentley’s spouse.
(5)	Includes 11,137 allocated shares held in the ESOP and 2,500 shares held by Mr. Halloran’s spouse.
(6)	Includes 12,979 allocated shares held in the ESOP, 248,478 shares owned jointly with Mr. Borner’s spouse and 13,216 shares held by Mr. Borner’s spouse.

PROPOSAL 3 — APPROVAL OF THE MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

As required by Item 402(t) of Regulation S-K and Regulation 14A of the Securities Exchange Act of 1934, as amended, PB Bancorp is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its “Named Executive Officers” in connection with the completion of the merger, as disclosed in the section of this Proxy Statement captioned “Proposal 2—Approval of the Merger Agreement—Interests of PB Bancorp’s Directors and Executive Officers in the Merger—Merger-Related Executive Compensation for PB Bancorp’s Named Executive Officers” and the related table and narratives.

Your vote is requested. PB Bancorp believes that the amount of compensation that may become payable to its Named Executive Officers in connection with the completion of the merger, as described in this proxy statement, is reasonable and demonstrates that PB Bancorp’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of PB Bancorp’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the PB Bancorp Named Executive Officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement and the merger. However, the compensation will not be payable if the merger is not completed. PB Bancorp asks that its stockholders vote “FOR” the following resolution:

RESOLVED, that the compensation that may become payable to PB Bancorp’s Named Executive Officers in connection with the completion of the merger, as disclosed in the section captioned “Proposal 2—Approval of the Merger Agreement—Interests of PB Bancorp’s Directors and Executive Officers in the Merger—Merger-Related Executive Compensation for PB Bancorp’s Named Executive Officers” and the related table and narratives, is hereby APPROVED.

This vote is advisory and, therefore, it will not be binding on PB Bancorp, nor will it overrule any prior decision of PB Bancorp or require PB Bancorp’s Board of Directors (or any committee thereof) to take any action. However, PB Bancorp’s Board of Directors values the opinions of PB Bancorp’s stockholders, and to the extent that there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, PB Bancorp’s Board of Directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

To approve the Merger-Related Executive Compensation Arrangements the proposal must receive the affirmative vote of at least a majority of the votes cast, either in person or by proxy, in favor of such proposal. The Board of Directors unanimously recommends a vote “FOR” the Merger-Related Executive Compensation Arrangements.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Stockholders are being given the opportunity to vote on an advisory (non-binding) resolution at the annual meeting to approve the compensation of our Named Executive Officers, as described in “Proposal 1—Election of Directors—Benefit Plans and Agreements.” Stockholders are urged to read this section of this proxy statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

Specifically, stockholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to PB Bancorp’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

To approve, on a non-binding, advisory basis, the executive compensation described in the proxy statement the proposal must receive the affirmative vote of at least a majority of the votes cast, either in person or by proxy, in favor of such proposal. The Board of Directors unanimously recommends that you vote “FOR” the resolution with respect to the compensation of our Named Executive Officers.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of PB Bancorp has approved the engagement of Wolf & Company, P.C. to be PB Bancorp’s independent registered public accounting firm for the 2020 fiscal year, subject to the ratification of the engagement by PB Bancorp’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Wolf & Company, P.C. for PB Bancorp’s fiscal year ending June 30, 2020. A representative of Wolf & Company, P.C. is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate. All fees listed below include fees paid by PB Bancorp.

Audit Fees

The following sets forth information with respect to the fees paid by PB Bancorp for the fiscal years ended June 30, 2019 and 2018 to Wolf & Company, P.C.

Audit Fees. The fees for professional services rendered by Wolf & Company, P.C. for the audit of PB Bancorp’s annual financial statements and for the review of the consolidated financial statements included in PB Bancorp’s quarterly reports on Form 10-Q were $111,388 for 2019 and $112,200 for 2018.

Audit-Related Fees. There were no additional fees for 2019 or 2018 professional services by Wolf & Company, P.C., that were reasonably related to the performance of the audit.

Tax Fees.  There were no fees for professional tax services such as tax advice, tax planning, tax compliance and the review of tax returns paid to Wolf & Company, P.C. for 2019 or 2018.

All Other Fees. There were fees of $3,300 billed to PB Bancorp by Wolf & Company, P.C. during the fiscal year ended June 30, 2019 and $3,350 during the fiscal year ended June 30, 2018.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm for fiscal 2019 and 2018. The Audit Committee concluded that performing such services in fiscal 2019 and 2018 did not affect the independent registered public accounting firm’s independence in performing its function as auditors of PB Bancorp’s financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by PB Bancorp’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All other fees for the past two fiscal years were pre-approved by the Audit Committee.

Vote Requirement and Recommendation

To ratify the selection of Wolf & Company, P.C. as the independent registered public accounting firm for the 2020 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of Wolf & Company, P.C., as PB Bancorp’s independent registered public accounting firm for the 2020 fiscal year.

PROPOSAL 6 — ADJOURNMENT OF THE ANNUAL MEETING

If there are not sufficient votes to constitute a quorum or approve Proposal 2 at the time of the annual meeting, the proposal may not be approved unless the annual meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by PB Bancorp at the time of the annual meeting to be voted for an adjournment, if necessary, PB Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. If it is necessary to adjourn the annual meeting, no notice of the adjourned annual meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the annual meeting of the hour, date and place to which the annual meeting is adjourned.

Approval of the proposal to adjourn the annual meeting requires the approval of a majority of the votes cast at the annual meeting, in person or by proxy. The Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. If the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting must have been received at PB Bancorp’s executive office, 40 Main Street, Putnam, Connecticut 06260, no later than September 5, 2020. However, if next year’s annual meeting is held on a date more than 30 calendar days from February 7, 2020, a stockholder proposal must be received by a reasonable time before PB Bancorp begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

PB Bancorp’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, PB Bancorp’s Secretary must receive written notice not earlier than the 120th day nor later than the 110th day prior to date of the annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on PB Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class or series and number of shares of capital stock of PB Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of PB Bancorp; (2) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of PB Bancorp’s Bylaws; (3) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (4) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (1) the name and address of such stockholder as they appear on PB Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (2) the class or series and number of shares of capital stock of PB Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the 2020 annual meeting of stockholders, such meeting is expected to be held on or about October 30, 2020. If next year’s annual meeting is held on a date more than 30 calendar days from February 7, 2020, a stockholder proposal must be received no later than the tenth day following the day on which public announcement of the date of such meeting is first made.

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

CENTREVILLE BANK,

PB BANCORP, INC.,

and

PUTNAM BANK

Dated as of October 22, 2019

TABLE OF CONTENTS

ARTICLE I THE MERGER		A-1

1.1	The Merger; Transfer and Assumption of Bank Assets and Liabilities	A-1

1.2	Closing	A-2

1.3	Effective Time	A-2

1.4	Effects of the Merger	A-2

1.5	Articles of Incorporation and Bylaws	A-2

1.6	Directors of the Surviving Corporation	A-2

1.7	Officers of the Surviving Corporation	A-3

ARTICLE II MERGER CONSIDERATION; EXCHANGE PROCEDURES		A-3

2.1	Conversion of Seller Common Stock	A-3

2.2	Exchange Procedures	A-4

2.3	No Appraisal Rights	A-6

2.4	Reservation of Right to Revise Structure	A-6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER BANK		A-6

3.1	Making of Representations and Warranties	A-6

3.2	Corporate Organization	A-8

3.3	Capitalization	A-9

3.4	Authority; No Violation	A-10

3.5	Consents and Approvals	A-11

3.6	Reports	A-12

3.7	Financial Statements	A-12

3.8	Broker’s Fees	A-14

3.9	Absence of Certain Changes or Events	A-14

3.10	Legal and Regulatory Proceedings	A-14

3.11	Taxes and Tax Returns	A-14

3.12	Employees	A-17

3.13	SEC Reports	A-21

3.14	Compliance with Applicable Law	A-21

3.15	Certain Contracts	A-23

3.16	Agreements with Regulatory Agencies	A-25

A-i

3.17	Risk Management Instruments	A-25

3.18	Environmental Matters	A-26

3.19	Investment Securities and Commodities	A-28

3.20	Real Property	A-28

3.21	Intellectual Property; Seller Systems; Cybersecurity	A-29

3.22	Related Party Transactions	A-31

3.23	State Takeover Laws	A-31

3.24	Charitable Organizations	A-31

3.25	Opinion	A-31

3.26	Seller Information	A-31

3.27	Loan Portfolio	A-32

3.28	Insurance	A-33

3.29	Deposits	A-34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		A-34

4.1	Making of Representations and Warranties	A-34

4.2	Corporate Organization	A-35

4.3	Authority; No Violation	A-35

4.4	Consents and Approvals	A-36

4.5	Reports	A-36

4.6	Financial Statements	A-37

4.7	Broker’s Fees	A-37

4.8	Absence of Certain Changes or Events	A-37

4.9	Legal and Regulatory Proceedings	A-37

4.10	Employees	A-38

4.11	Compliance with Applicable Law	A-38

4.12	Regulatory Capitalization	A-39

4.13	Agreements with Regulatory Agencies	A-39

4.14	Sufficient Funds	A-39

4.15	Insurance	A-39

4.16	Buyer Information	A-39

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		A-39

5.1	Conduct of Business of Seller Prior to the Effective Time	A-39

A-ii

5.2	Seller Forbearances	A-40

ARTICLE VI ADDITIONAL AGREEMENTS		A-44

6.1	Regulatory Matters	A-44

6.2	Access to Information; Confidentiality	A-45

6.3	Seller Shareholders’ Approval	A-46

6.4	Legal Conditions to Merger	A-48

6.5	Exchange Act Deregistration	A-49

6.6	Employee Matters	A-49

6.7	Indemnification; Directors’ and Officers’ Insurance	A-51

6.8	Additional Agreements	A-53

6.9	Advice of Changes	A-53

6.10	Litigation and Claims	A-53

6.11	Dividends	A-53

6.12	Corporate Governance	A-54

6.13	Acquisition Proposals	A-54

6.14	Board and Committee Meetings	A-56

6.15	Public Announcements	A-56

6.16	Operating Functions	A-56

6.17	Restructuring Efforts	A-56

6.18	Takeover Laws	A-57

6.19	Section 16b-3	A-57

6.20	Classified Loans	A-57

6.21	ESOP Matters	A-57

6.22	Coordination	A-58

6.23	Environmental Assessments	A-59

6.24	Certain Tax Matters	A-59

6.25	Formation of Merger Sub; Accession	A-60

6.26	Other Actions	A-60

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER		A-60

7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-60

7.2	Conditions to the Obligations of Buyer	A-61

7.3	Conditions to the Obligations of Seller and Seller Bank	A-61

A-iii

7.4	Frustration of Closing Conditions	A-62

ARTICLE VIII TERMINATION		A-62

8.1	Termination	A-62

8.2	Effect of Termination and Abandonment	A-63

ARTICLE IX MISCELLANEOUS		A-65

9.1	Amendment	A-65

9.2	Extension; Waiver	A-65

9.3	Nonsurvival of Representations, Warranties and Agreements	A-65

9.4	Expenses	A-65

9.5	Notices	A-66

9.6	Interpretation	A-67

9.7	Counterparts	A-67

9.8	Entire Agreement	A-68

9.9	Governing Law; Consent to Jurisdiction	A-68

9.10	Waiver of Jury Trial	A-68

9.11	Assignment; Third-Party Beneficiaries	A-68

9.12	Specific Performance	A-69

9.13	Severability	A-69

9.14	Confidential Supervisory Information	A-69

9.15	Delivery by Facsimile or Electronic Transmission	A-69

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Release

A-iv

INDEX OF DEFINED TERMS

Acquisition Proposal	A-55
Adverse Recommendation Change	A-47
affiliate	A-67
Agreement	A-1
Articles of Merger	A-2
Audited Financial Statements	A-12
Bank Combination	A-2
BOLI	A-33
business day	A-67
Buyer	A-1
Buyer 401(k) Plan	A-50
Buyer Benefit Plans	A-38
Buyer Disclosure Letter	A-34
Buyer Financial Statements	A-37
Buyer Regulatory Agreement	A-39
Cause	A-49
CERCLA	A-27
Certificate	A-4
Classified Loans	A-32
Closing	A-2
Closing Date	A-2
Code	A-16
Confidentiality Agreement	A-46
Deferred Plan	A-51
Derivative Contract	A-25
Designated Seller Director	A-54
Dissolution	A-2
DOL	A-18
Effective Time	A-2
Enforceability Exceptions	A-10
Environment	A-27
Environmental Laws	A-27
ERISA	A-18
ESOP	A-9
ESOP Loan	A-21
ESOP Termination Date	A-57
Exchange Act	A-13
Exchange Fund	A-4
Exception Shares	A-3
FDIA	A-8
FDIC	A-8
Federal Reserve Board	A-11
FHLB	A-8
Financial Statements	A-12
FINRA	A-11

A-v

GAAP	A-7
Governmental Entity	A-11
Hazardous Material	A-27
Health Plan	A-51
Indemnified Parties	A-49
Intellectual Property	A-30
IRS	A-18
knowledge	A-67
Leased Real Property	A-28
Liens	A-10
Loan Participation	A-32
Loan Property	A-27
Loans	A-32
made available	A-67
Material Adverse Effect	A-7
Materially Burdensome Regulatory Condition	A-45
Meeting	A-47
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
MGCL	A-1
Most Recent Balance Sheet	A-12
Multiemployer Plan	A-19
Multiple Employer Plan	A-19
Oil	A-27
Option Consideration	A-3
Owned Real Property	A-28
Paying Agent	A-4
PBGC	A-18
Permitted Encumbrances	A-28
person	A-67
Personal Data	A-22
Phase I Assessment	A-43
Phase II Assessment	A-59
Premium Cap	A-52
Proxy Materials	A-47
Proxy Statement	A-11
Real Estate Leases	A-28
Recommendation	A-47
Regulatory Agencies	A-12
Requisite Regulatory Approvals	A-44
Requisite Seller Vote	A-10
Restrictive Covenant	A-20
Sarbanes-Oxley Act	A-13
SDAT	A-2
SEC	A-8

A-vi

Securities Act	A-21
Security Breach	A-22
Seller 401(k) Plan	A-50
Seller	A-1
Seller Articles	A-8
Seller Bank	A-1
Seller Bylaws	A-8
Seller Benefit Plans	A-17
Seller Common Stock	A-1
Seller Contract	A-24
Seller Disclosure Letter	A-6
Seller ERISA Affiliate	A-19
Seller Expenses	A-57
Seller Health Plan	A-52
Seller Offering	A-10
Seller Preferred Stock	A-9
Seller Qualified Plans	A-18
Seller Regulatory Agreement	A-25
Seller Reports	A-21
Seller Stock Option	A-3
Seller Stock Plan	A-3
Seller Systems	A-30
SRO	A-11
Subsidiary	A-8
Superior Proposal	A-55
Surviving Corporation	A-1
Suspense Shares	A-57
Takeover Laws	A-31
Tax	A-17
Taxes	A-17
Tax Return	A-17
Termination Date	A-62
Termination Fee	A-64
the date hereof	A-67
Transactions	A-3
Trust	A-21
Trustee	A-21
Voting Agreement	A-1

A-vii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 22, 2019 (this “Agreement”), by and among Centreville Bank, a Rhode Island-chartered non-member savings bank (“Buyer”), PB Bancorp, Inc., a Maryland corporation (“Seller”), and Putnam Bank, a Connecticut-chartered savings bank and wholly owned subsidiary of Seller (“Seller Bank”).

W I T N E S S E T H:

WHEREAS, the Board of Trustees of Buyer and the Boards of Directors of Seller and Seller Bank unanimously have determined that it is in the best interests of their respective institutions, constituencies, communities and shareholders, as the case may be, to consummate the strategic business combination and related transactions provided for herein, pursuant to which (i) Buyer will form a Maryland corporation (“Merger Sub”) as a wholly owned subsidiary of Buyer, and (ii) Merger Sub will merge with and into Seller (the “Merger”), with Seller as the surviving entity in the Merger;

WHEREAS, in furtherance thereof, the Board of Trustees of Buyer and the Boards of Directors of Seller and Seller Bank have approved this Agreement and the transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement for Buyer to enter into this Agreement, each executive officer and director of Seller has simultaneously herewith entered into a voting agreement with Buyer substantially in the form attached hereto as Exhibit A (each, a “Voting Agreement”), pursuant to which each such executive officer and director, solely in his or her capacity as a shareholder of Seller, has agreed to, among other things, vote the shares of Seller common stock, par value $0.01 per share (the “Seller Common Stock”), held by such executive officer or director in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the strategic business combination and related transactions provided for herein and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1              The Merger; Transfer and Assumption of Bank Assets and Liabilities. Subject to the terms and conditions of this Agreement, in accordance with the General Laws of Rhode Island and the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into Seller pursuant to this Agreement. Seller shall survive and continue its corporate existence under the laws of the State of Maryland (Seller, as the surviving entity in the Merger, being sometimes referred to herein as the “Surviving Corporation”). Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate. It is the intent of Buyer that (i) immediately after the Effective Time, Buyer and the Surviving Corporation shall cause Seller Bank to transfer all of Seller Bank’s assets to Buyer, and Buyer shall assume at that time all of Seller Bank’s liabilities, including all of Seller Bank’s deposits and any contingent liability (collectively, the “Bank Combination”), and (ii) immediately after the Bank Combination, Buyer shall cause each of Seller Bank and the Surviving Corporation to dissolve and their respective corporate existence shall cease (collectively, the “Dissolution”). Commencing upon the Effective Time and continuing for at least two (2) years after the Closing Date, Buyer will, subject to regulatory approval, brand Seller Bank’s existing branch offices in Seller Bank’s current market area as “Putnam Bank, a Division of Centreville Bank” or use a substantially similar name that Buyer in its sole discretion shall determine; provided, however, that any branch offices established by Buyer after the Effective Date in Seller Bank’s current market area may be branded as “Centreville Bank”, “Putnam Bank, a Division of Centreville Bank” or a substantially similar name that Buyer in its sole discretion shall determine.

1.2              Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place by electronic exchange of documents at 10:00 a.m., Eastern time, on a date which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Buyer and Seller. The date on which the Closing occurs is referred to as the “Closing Date.”

1.3              Effective Time. On or (if agreed by Buyer and Seller) prior to the Closing Date, Merger Sub and Seller shall cause to be filed articles of merger with the State of Maryland Department of Assessments and Taxation (the “SDAT”) (collectively, the “Articles of Merger”). The Merger shall become effective at such time as specified in the Articles of Merger in accordance with the relevant provisions of the MGCL, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Effective Time”).

1.4              Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MGCL.

1.5              Articles of Incorporation and Bylaws. The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.

1.6              Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be all of the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.7              Officers of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be all of the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES

2.1              Conversion of Seller Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller, Seller Bank or the holder of any securities of Seller:

(a)               Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than the Exception Shares and Suspense Shares (each as defined below)), shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive $15.25, without interest, in cash (the “Merger Consideration”).

(b)               Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time that is held by Seller as treasury stock or held by Seller, any Subsidiary of Seller or Buyer (in each case other than shares of Seller Common Stock held in any employee benefit plans or related trust accounts, managed accounts, mutual funds and the like or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted) and each Suspense Share remitted to Seller prior to the Effective Time for purposes of repayment of the ESOP Loan as contemplated by Section 6.21 (collectively, the “Exception Shares”), shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration shall be paid or provided with respect thereto.

(c)               At the Effective Time, each option to purchase shares of Seller Common Stock under Seller’s 2017 Equity Incentive Plan and 2005 Stock-Based Incentive Plan (collectively, the “Seller Stock Plan”) that is outstanding and unexercised immediately prior to the Effective Time (a “Seller Stock Option”), whether vested or unvested, shall by virtue of the Merger and without any action on the part of the holder thereof and without regard to any future vesting date thereof, automatically be cancelled and converted into the right to receive a cash payment in an amount determined by multiplying (i) the number of shares of Seller Common Stock subject to such Seller Stock Option, by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Seller Stock Option (the “Option Consideration”); provided, however, that there shall be withheld from such cash payment any applicable taxes required to be withheld by applicable law with respect to such payment. The payment of the Option Consideration shall be made by Seller or Seller Bank immediately prior to the Effective Time, subject to Buyer’s approval of the payment amounts. Seller and Seller Bank will be entitled to deduct and withhold from the Option Consideration such amounts required under the Code, or any applicable provision of U.S. federal, state or local law. For the avoidance of doubt, any Seller Stock Option that has an exercise price per share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(d)               At the Effective Time, any vesting restrictions on each outstanding restricted stock award under the Seller Stock Plan shall automatically lapse and shall be treated as issued and outstanding shares of Seller Common Stock for the purposes of this Agreement, including but not limited to, the provisions of this Section 2.1; provided, however, that there shall be withheld from such cash payment any applicable taxes required to be withheld by applicable law with respect to such payment.

(e)               All of the shares of Seller Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a “Certificate,” it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Seller Common Stock) previously representing any such shares of Seller Common Stock shall thereafter represent only the right to receive, for each such share, the Merger Consideration. At the Effective Time, holders of shares shall cease to be, and shall have no rights as, shareholders of Seller, other than the right to receive the Merger Consideration.

(f)                Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a share of common stock, $0.01 par value per share, of the Surviving Corporation.

2.2              Exchange Procedures.

(a)               Not less than one (1) business day prior to the Closing Date, Buyer shall deposit, or shall cause to be deposited, with a bank, trust company, transfer agent and registrar or other similar entity selected by Buyer and reasonably satisfactory to Seller (the “Paying Agent”), for the benefit of the holders of Certificates, an aggregate amount of cash sufficient to pay the aggregate Merger Consideration payable under Section 2.1(a) (such cash being hereinafter referred to from and after the Effective Time as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make all such payments, Buyer shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount of funds required to make such payments. No shareholder of Seller will have any right or interest in the Exchange Fund unless and until the Effective Time occurs and the shareholder satisfies the requirements of this Section 2.2.

(b)               As promptly as practicable following the Effective Time, but in no event later than five (5) business days thereafter, and provided that Seller has delivered, or caused to be delivered, to the Paying Agent all information which is necessary for the Paying Agent to perform its obligations as specified herein, the Paying Agent shall mail to each holder of record of a Certificate or Certificates, a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares represented by such Certificate or Certificates shall have been converted pursuant to Section 2.1(a) of this Agreement. The letter of transmittal shall be prepared by Buyer, which shall be subject to the reasonable approval of Seller, prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Paying Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, a check representing that amount of cash to which such former holder of shares shall have become entitled pursuant to this Agreement in respect of the Certificate or Certificates surrendered pursuant to this Agreement, and the Certificate or Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration. No interest shall be paid or accrued on any cash constituting the Merger Consideration.

(c)               The stock transfer books of Seller shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of Seller of any shares of Seller Common Stock. If, after the Effective Time, Certificates are presented to Buyer, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.2.

(d)               The Paying Agent or Buyer, as the case may be, shall not be obligated to deliver cash to which a holder of Shares would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the Shares for exchange as provided in this Section 2.2, or an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by the Paying Agent or Buyer.

(e)               Any portion of the Exchange Fund that remains unclaimed by the shareholders of Seller for twelve (12) months after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Paying Agent to Buyer. Any shareholder of Seller who has not theretofore complied with this Section 2.2 shall thereafter look only to Buyer for the Merger Consideration deliverable in respect of each Certificate or Certificates representing the shares such shareholder holds as determined pursuant to this Agreement, in each case without any interest being paid or accrued on any cash constituting the Merger Consideration. If any outstanding Certificate or Certificates for one or more shares is not surrendered or the payment of the Merger Consideration attributable to such Seller Common Stock is not claimed prior to the date on which such cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed Merger Consideration shall, to the extent permitted by abandoned property, escheat and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Paying Agent nor any party to this Agreement shall be liable to any holder of Shares represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Paying Agent shall be entitled to rely upon the share transfer books of Seller to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any Shares represented by any Certificate, Buyer and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f)                Buyer (through the Paying Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of Shares such amount as Buyer is required to deduct and withhold under applicable law. Any amount so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Buyer.

(g)               If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

2.3              No Appraisal Rights(a). Holders of shares of Seller Common Stock are not entitled to appraisal rights in respect of such shares provided for under Title 3, Subtitle 2 of the MGCL and Seller’s Articles of Incorporation.

2.4              Reservation of Right to Revise Structure. Buyer may at any time change the method of effecting any of the Transactions if and to the extent that it deems such a change to be desirable; provided, however, that no such change shall (a) alter or change the amount or form of the consideration to be issued to holders of shares as Merger Consideration as currently contemplated in this Agreement; (b) reasonably be expected to materially impede or delay consummation of the Merger; (c) require submission to or approval of Seller’s shareholders after receipt of the Requisite Seller Vote; (d) require approval of regulators after receipt of Regulatory Approval; or (e) result in the imposition of a Materially Burdensome Regulatory Condition. In the event that Buyer elects to make such a change, the parties agree to execute appropriate documents to reflect the change.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER BANK

3.1              Making of Representations and Warranties.

(a)               On or prior to the date hereof, Seller has delivered to Buyer a letter that will be treated confidentially (the “Seller Disclosure Letter”) listing, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article III or to one or more of its covenants contained in Article V; provided, however, that (i) the mere inclusion of an item in the Seller Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by Seller that such item represents a material exception or fact, event or circumstance or that such item is or would reasonably be expected to have a Material Adverse Effect with respect to Seller, and (ii) any disclosure made with respect to a section of this Article III shall be deemed to qualify any other section of this Article III (A) specifically referenced or cross-referenced in such disclosure or (B) to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections of this Article III.

(b)               Except as set forth in the Seller Disclosure Letter or in the Seller Reports, Seller and Seller Bank represent and warrant, jointly and severally, to Buyer that the statements contained in this Article III are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made on and as of the Closing Date), except as to any representation or warranty which specifically speaks as of an earlier date (including without limitation representations made as of “the date of this Agreement”), which only need be correct as of the specified earlier date. No representation or warranty of Seller contained in this Article III shall be deemed untrue or incorrect, and Seller shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance, or event, individually or taken together with all other facts, circumstances or events inconsistent with any section of this Article III, has had or would reasonably be expected to have a Material Adverse Effect with respect to Seller, disregarding for the purposes of this Section 3.1(b) any materiality or Material Adverse Effect qualification contained in any representation or warranty; provided, however, that the foregoing standard shall not apply to the representations and warranties contained in (a) Section 3.3(a), which shall be deemed untrue and incorrect if not true and correct except to a de minimis extent, (b) Sections 3.8 and 3.9(a), which shall be deemed untrue and incorrect if not true and correct, and (c) Sections 3.2(a), 3.3(b), 3.4(a) and 3.4(b)(i), which shall be deemed untrue and incorrect if not true and correct in all material respects.

(c)               For purposes of this Agreement:

(i)                 “Material Adverse Effect” means, with respect to Buyer, Seller or Seller Bank, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or which would materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs the ability of such party to timely consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the transactions contemplated hereby or actions or omissions expressly required by this Agreement or that are taken with the prior written consent of the other party, including expenses incurred by the parties, in contemplation of the transactions contemplated hereby, (E) a decline in the trading or market prices of Seller Common Stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof or (F) natural disaster or other force majeure event; except, with respect to subclause (A), (B), (C) or (F), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.

(ii)              “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions.

3.2              Corporate Organization.

(a)               Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is a savings and loan holding company duly registered under the Home Owners Loan Act of 1933, as amended, and the rules and regulations promulgated thereunder. Seller has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Seller is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller. True and complete copies of the Articles of Incorporation of Seller (the “Seller Articles”) and the Bylaws of Seller (the “Seller Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Seller to Buyer.

(b)               Seller Bank is a bank that is a member of the Federal Reserve System duly organized, validly existing, and in good standing under the laws of the State of Connecticut. The deposit accounts of Seller Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950 (the “FDIA”)) to the fullest extent permitted by law. All premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Seller Bank, threatened. Seller Bank is a member in good standing of the Federal Home Loan Bank of Boston (the “FHLB”) and owns the requisite amount of stock therein. Seller Bank engages only in activities (and holds properties only of the types) permitted by the Federal Reserve Act and Connecticut law and the rules and regulations of the Federal Reserve Board and Connecticut Department of Banking promulgated thereunder.

(c)               Each Subsidiary of Seller (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state or local) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Seller or any Subsidiary of Seller to pay dividends or distributions except, in the case of Seller or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. Section 3.2(c) of the Seller Disclosure Letter sets forth a true and complete list of all Subsidiaries of Seller that would constitute “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”) as of the date hereof. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Seller other than the Subsidiaries of Seller.

3.3              Capitalization.

(a)               The authorized capital stock of Seller consists of 100,000,000 Shares of Seller Common Stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share (“Seller Preferred Stock”), of which no shares of Seller Preferred Stock are issued or outstanding. As of the date hereof, there are (i) 7,447,204 Shares of Seller Common Stock issued and outstanding, including 147,750 shares of Seller Common Stock granted in respect of outstanding restricted stock awards, (ii) no shares of Seller Common Stock held in treasury; (iii) 382,330 shares of Seller Common Stock reserved for issuance upon the exercise of outstanding options, (iv) 104,493 shares of Seller Common Stock reserved for issuance under the Seller Stock Plan, and (v) no shares of Seller Common Stock reserved for issuance upon the settlement of outstanding restricted stock unit awards. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Seller issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Seller may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Seller to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. Except with respect to the Seller Bank Employee Stock Ownership Plan (the “ESOP”), there are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Seller or any of its Subsidiaries is a party with respect to the voting or transfer of Seller Common Stock, capital stock or other voting or equity securities or ownership interests of Seller or granting any shareholder or other person any registration rights.

(b)               Seller owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c)               Except as set forth in Section 3.3(c) of the Seller Disclosure Letter or in the Seller Reports, since January 1, 2016, Seller has not repurchased any shares of Seller Common Stock.

(d)               Section 3.3(d) of the Seller Disclosure Letter sets forth a true, correct and complete list and description of each offering of equity securities (or securities convertible or exchangeable into, or exercisable for, equity securities) of Seller made by Seller within the past five years (all such offerings, whether or not listed in Section 3.3(d) of the Seller Disclosure Letter, a “Seller Offering”), including a description of the securities issued, the date of issuance, the amount of shares issued, and the offering price. Seller has, in connection with each Seller Offering, complied in all material respects with all laws with respect thereto, including all federal and state securities laws.

3.4              Authority; No Violation.

(a)               Seller and Seller Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Boards of Directors of Seller and Seller Bank. The Board of Directors of Seller has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Seller and its shareholders, has unanimously adopted and approved this Agreement and the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution), and has directed that this Agreement be submitted to Seller’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock (the “Requisite Seller Vote”), no other corporate proceedings on the part of Seller or Seller Bank are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and Seller Bank and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of Seller and Seller Bank, enforceable against Seller and Seller Bank in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b)               Neither the execution and delivery of this Agreement by Seller and Seller Bank nor the consummation by Seller and Seller Bank of the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution), nor compliance by Seller and Seller Bank with any of the terms or provisions hereof, will (i) violate any provision of the Seller Articles or the Seller Bylaws or the equivalent organizational documents of any of its Subsidiaries, and (ii) assuming that the consents and approvals referred to in Section 3.5 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its Subsidiaries or any of their respective properties or assets or (y) except as set forth in Section 3.4(b) of the Seller Disclosure Letter, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Seller.

3.5              Consents and Approvals. Except for (a) the filing of any required applications, filings, and notices, as applicable, with the FDIC in connection with the Merger and Bank Combination, and approval of or non-objection to such applications, filings and notices, (b) the filing of any required applications, filings and notices, as applicable, with the Director of the Rhode Island Department of Business Regulation, Division of Banks and the Commissioner of the Connecticut Banking Department in connection with the Merger and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Director of the Rhode Island Department of Business Regulation, Division of Banks and the Commissioner of the Connecticut Banking Department in connection with the Bank Combination and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with the Financial Industry Regulatory Authority (“FINRA”) and approval of such applications, filings and notices, (e) the filing with the SEC of a proxy statement in definitive form (including any amendments or supplements thereto, the “Proxy Statement”), (f) the filing of the Articles of Merger with the SDAT pursuant to the MGCL, (g) the filing of any required applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and approval or waiver or non-objection of such applications, filings and notices, (h) the receipt by Seller of the Requisite Seller Vote and (i) the approval, effective as of the Effective Time, by the Board of Directors of the Surviving Corporation and the Board of Trustees of Buyer of the Dissolution, no consents or approvals of or filings or registrations with any self-regulatory organization (an “SRO”), court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by Seller and Seller Bank of this Agreement or (ii) the consummation by Seller and Seller Bank of the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution). As of the date hereof, neither Seller nor Seller Bank is aware of any reason why the necessary regulatory approvals and consents will not be received by Seller and Seller Bank to permit consummation of the Merger on a timely basis.

3.6              Reports. Seller and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2016 with (i) any state regulatory authority, including the Connecticut Banking Department, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) and any SRO (clauses (i) – (v), collectively “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Seller. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Seller and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Seller or Seller Bank, investigation into the business or operations of Seller or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Seller or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Seller or any of its Subsidiaries since January 1, 2016, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

3.7              Financial Statements.

(a)               Seller has previously made available to Buyer a true, correct and complete copy of the audited consolidated balance sheets of Seller and its Subsidiaries as of June 30, 2019 (the “Most Recent Balance Sheet”) and June 30, 2018, and the related audited consolidated statements of net income, comprehensive income, changes in stockholders’ equity and cash flows of Seller and its Subsidiaries for each of the years then ended, together with all related notes and schedules thereto, accompanied by the report thereon of Seller’s independent auditors (collectively referred to as the “Audited Financial Statements” and, together with the Most Recent Balance Sheet, the “Financial Statements”). The Financial Statements (i) were prepared from, and are in accordance with, the books and records of Seller and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Seller and its Subsidiaries for the respective fiscal periods and as of the respective dates therein set forth and (iii) were prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such Financial Statements or in the notes thereto. The books and records of Seller and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Wolf & Company, P.C., Seller’s independent auditor, has not resigned (or informed Seller that it intends to resign) or been dismissed as independent public accountants of Seller as a result of or in connection with any disagreements with Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)               Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, neither Seller nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the Most Recent Balance Sheet (including any notes thereto) and for liabilities incurred in the ordinary course of business since the date of the Most Recent Balance Sheet or in connection with this Agreement and the transactions contemplated hereby.

(c)               The records, systems, controls, data and information of Seller and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of Seller or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Seller (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Seller, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, in writing to Seller’s outside auditors and the audit committee of Seller’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting. There is no reason to believe that Seller’s chief executive officer and chief financial officer will not be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)               Since January 1, 2016, (i) neither Seller nor any of its Subsidiaries, nor, to the knowledge of Seller, any director, officer, auditor, accountant or representative of Seller or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Seller or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Seller or any committee thereof or the Board of Directors or similar governing body of any Subsidiary or any committee thereof, or to the knowledge of Seller, to any director or officer of Seller or any of its Subsidiaries.

3.8              Broker’s Fees. With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither Seller nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated hereby. Seller has disclosed to Buyer as of the date hereof the aggregate fees provided for in connection with the engagement by Seller of Keefe, Bruyette & Woods, Inc. related to the Merger and the other transactions contemplated hereby.

3.9              Absence of Certain Changes or Events.

(a)               Since June 30, 2019, (i) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and (ii) there has not been any Tax election made or changed, any annual accounting period changed, any adjustment of any Tax attribute agreed to or any right to claim a refund of Taxes surrendered.

(b)               Since June 30, 2019, except with respect to the transactions contemplated hereby, Seller and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

(c)               Since June 30, 2019, except with respect to matters set forth in Section 3.9(c) of the Seller Disclosure Letter, neither Seller nor its Subsidiaries have taken any action or failed to take any action that would have resulted in a breach of Section 5.2 of this Agreement had such act or omission occurred during the period from the date hereof to the Effective Time.

3.10          Legal and Regulatory Proceedings.

(a)               Except as filed with any Seller Reports, neither Seller nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Seller, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller or any of its Subsidiaries or any of their current or former directors or executive officers, (i) which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)               There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Seller, any of its Subsidiaries or the assets of Seller or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Buyer or any of its affiliates) that that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

3.11          Taxes and Tax Returns.

(a)               Each of Seller and its Subsidiaries has (i) duly and timely filed or caused to be filed (giving effect to all applicable extensions) with the appropriate Governmental Entities all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct in all material respects and complete, and (ii) timely paid in full all Taxes required to have been paid by it (whether or not shown on any Tax Return).

(b)               The unpaid Taxes of Seller and its Subsidiaries (i) did not, as of June 30, 2019, exceed the reserve for Tax liability (other than any deferred income Tax liability established to reflect timing differences between book and Tax income) included in Seller’s consolidated balance sheet in the Financial Statements as of June 30, 2019 and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller and its Subsidiaries in filing their Tax Returns.

(c)               Each of Seller and its Subsidiaries has withheld and paid to the relevant Governmental Entity on a timely basis all Taxes required to have been withheld and paid in connection with amounts paid or owing to any person. All deficiencies asserted or assessments made as a result of any audit, assessment, claim, examination, investigation or other inquiry relating to Taxes by any Governmental Entity of the Tax Returns of Seller or its Subsidiaries have been fully paid or are being contested in good faith through appropriate proceedings and have been adequately reserved for in accordance with GAAP in the Financial Statements.

(d)               Neither Seller nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the latest Financial Statements outside of the ordinary course of business.

(e)               Neither Seller nor any of its Subsidiaries has a nexus or Tax presence in any jurisdiction in which it is not currently filing Tax Returns. No claim has been made or, to the knowledge of either Seller or its Subsidiaries, threatened in writing by any Governmental Entity in a jurisdiction where Seller or any of its Subsidiaries does not file Tax Returns that Seller or such Subsidiary is or may be subject to taxation by that jurisdiction.

(f)                Neither Seller nor any of its Subsidiaries has requested or received any extension of time within which to file any material Tax Return, which Tax Return has not since been filed. No extension or waiver of the limitation period applicable to any material Tax Return of Seller or any of its Subsidiaries has been granted by or requested from Seller or any of its Subsidiaries that is still outstanding.

(g)               Seller and each of its Subsidiaries is, and has been since its respective date of formation, organized or incorporated under the laws of a state or political subdivision of the United States. Neither Seller nor any of its Subsidiaries is or has been subject to Tax in any jurisdiction outside of the United States. Neither Seller nor any Subsidiary of Seller conducts or has conducted any business or other operations outside of the United States.

(h)               There are no material Liens for Taxes on any properties or assets of Seller or any of its Subsidiaries other than Liens for current Taxes not yet due and payable.

(i)                 Neither Seller nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations, investigations, or other proceedings regarding any Taxes of Seller and its Subsidiaries or the assets of Seller and its Subsidiaries which have not been paid, settled or withdrawn or for which adequate reserves have not been established in accordance with GAAP in the Financial Statements. Seller has provided or made available to Buyer true, correct, and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by Seller or any of its Subsidiaries within the past three (3) years.

(j)                 Neither Seller nor any of its Subsidiaries is required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any corresponding or similar provision of state, local or foreign law) executed on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account in respect of taxable periods ending on or prior to the Closing Date described in Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign law); (v) installment sale or open transaction made on or prior to the Closing Date; (vi) prepaid amount received on or prior to the Closing Date; (vii) election made under Section 108(i) of the Code prior to the Closing Date; (viii) application of Section 965 of the Code, including any election made under Section 965(h) of the Code; or (ix) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of Seller from any period ending on or before the Closing Date to any period ending after such date.

(k)               Neither Seller nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Seller and its Subsidiaries). Neither Seller nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Seller was the common parent) or (ii) has any liability for the Taxes of any person (other than Seller or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

(l)                 Neither Seller nor any of its Subsidiaries is, or has been since the date of its formation, a party to or a member of any joint venture, partnership, limited liability company, trust or other arrangement or contract which could be treated as a partnership for Tax purposes.

(m)             There is no power of attorney given by or binding upon Seller or any of its Subsidiaries with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that is currently in effect.

(n)               Neither Seller nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

(o)               Each of Seller and its Subsidiaries currently computes its taxable income exclusively using the accrual method of accounting and, since December 31, 2012, has exclusively used the accrual method of accounting to compute its taxable income. None of Seller or any of its Subsidiaries has agreed, or is required, to make any adjustment under Section 481 of the Code affecting any taxable year ended or ending after June 30, 2019, and the IRS has not initiated or proposed any such adjustment. None of Seller or its Subsidiaries will be required to include amounts in income, or to exclude items of deduction, in a taxable period beginning after the Closing Date as a result of a change in method of accounting occurring prior to the Closing Date.

(p)               Seller is not and has not been, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(q)               Seller and each of its Subsidiaries have disclosed on their respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code. Neither Seller nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any similar provision of state, local or foreign law.

(r)                Neither Seller nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382(g) of the Code within the past five (5) years.

(s)                As used herein, “Tax” or “Taxes” means (i) any and all taxes, charges, fees, levies, or other assessments, including, without limitation, all federal, state, local, or foreign income, gross income, gross receipts, license, payroll, employment, escheat, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, license, withholding, payroll, social security (or similar, including FICA), unemployment, employment, employer health, disability, real property, personal property, sales, use, goods and services, transfer, registration, alternative or add-on minimum, estimated or other taxes, custom duties, or charges of any kind whatsoever, and including any interest, penalty, or addition thereto, whether disputed or not, and (ii) any amounts described in clause (i) of this definition (x) as a result of being prior to the Closing a member of an affiliated, consolidated, combined, unitary or other similar group for any period, (y) as a result of being prior to the Closing a party to any Tax sharing or Tax allocation agreement or other similar arrangement (other than customary commercial contracts not primarily related to Taxes) or (z) as a result of being liable for another person’s Taxes as a transferee or successor, by contract or otherwise.

(t)                 As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.12          Employees.

(a)               Section 3.12(a) of the Seller Disclosure Letter sets forth a true, correct and complete list of all Seller Benefit Plans. For purposes of this Agreement, “Seller Benefit Plans” mean all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, employee stock ownership, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Seller or any Subsidiary is a party or has or could reasonably be expected to have any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Seller or any of its Subsidiaries for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Seller or any of its Subsidiaries.

(b)               Seller has made available to Buyer true, correct and complete copies of the following documents with respect to each of the Seller Benefit Plans, to the extent applicable: (i) the plan document (including all amendments thereto) governing such Seller Benefit Plan or, if such Seller Benefit Plan is not in writing, a written description of all the material terms of such Seller Benefit Plan, (ii) if the Seller Benefit Plan is funded through a trust or any other funding arrangement, a copy of such trust of other funding arrangement, (iii) each ERISA summary plan description and summary of material modifications, (iv) the annual report (Form 5500), if any, filed with the Internal Revenue Service (the “IRS”) for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination or opinion letter, if any, relating to any Seller Benefit Plan, (vi) the most recently prepared actuarial report for each Seller Benefit Plan (if applicable) for each of the last three (3) years and (vii) copies of all material non-routine correspondence to and from the IRS, U.S. Department of Labor (the “DOL”) or Pension Benefit Guarantee Corporation (the “PBGC”).

(c)               Each Seller Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all laws, including ERISA and the Code. Neither Seller nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Seller Benefit Plan, and neither Seller nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(d)               Section 3.12(d) of the Seller Disclosure Letter sets forth a true, correct and complete list of each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Seller Qualified Plans”). The IRS has issued a favorable determination or opinion letter with respect to each Seller Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the knowledge of Seller, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Seller Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any Seller Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

(e)               Each Seller Benefit Plan that is subject to Section 409A of the Code has been administered and documented in compliance with the requirements of Section 409A of the Code, except where any non-compliance has not and cannot reasonably be expected to result in material liability to Seller or any of its Subsidiaries or any employee of Seller or any of its Subsidiaries.

(f)                No Seller Benefit Plan is, and none of Seller, its Subsidiaries nor any Seller ERISA Affiliate has at any time during the last six (6) years sponsored, maintained, contributed to or been obligated to contribute to any plan that is, subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the Code. For purposes of this Agreement, “Seller ERISA Affiliate” means any trade or business, whether or not incorporated, that together with Seller would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

(g)               None of Seller, its Subsidiaries nor any Seller ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Seller and its Subsidiaries nor any Seller ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(h)               Neither Seller nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code, and Seller has complied in all material respects with such section of the Code and with applicable state health care continuation coverage laws.

(i)                 All contributions required to be made to any Seller Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Seller Benefit Plan, in each case, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Seller to the extent required by GAAP.

(j)                 There are no pending or, to the knowledge of Seller, threatened claims (other than claims for benefits in the ordinary course of business), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Seller, no set of circumstances exists that may reasonably be expected to give rise to a claim, lawsuit or arbitration, against the Seller Benefit Plans, any fiduciaries thereof with respect to their duties to the Seller Benefit Plans or the assets of any of the trusts under any of the Seller Benefit Plans, in each case that could reasonably be expected to result in any material liability of Seller or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Seller Benefit Plan, or any other party.

(k)               None of Seller and its Subsidiaries nor any Seller ERISA Affiliate nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Seller Benefit Plans or their related trusts, Seller, any of its Subsidiaries, any Seller ERISA Affiliate or any person that Seller or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(l)                 Except as set forth in Section 3.12(l) of the Seller Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability, delivery or funding of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of Seller or any of its Subsidiaries, or result in any limitation on the right of Seller or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Seller Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by Seller or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Seller has made available to Buyer true, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby.

(m)             No Seller Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. Neither Seller nor any of its Subsidiaries remain subject to any compensation-related limitations or restrictions imposed by or related to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended.

(n)               There are no pending or, to the knowledge of Seller, threatened material labor grievances or material unfair labor practice claims or charges against Seller or any of its Subsidiaries, or any strikes or other material labor disputes against Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Seller or any of its Subsidiaries and, to the knowledge of Seller, there are no organizing efforts by any union or other group seeking to represent any employees of Seller or any of its Subsidiaries and no employees of Seller or any of its Subsidiaries are represented by any labor organization.

(o)               To the knowledge of Seller, no current or former employee or independent contractor of Seller or any of its Subsidiaries is in violation in any material respect of any term of any restrictive covenant obligation, including any non-compete, non-solicit, non-interference, non-disparagement or confidentiality obligation (“Restrictive Covenant”) or any employment or consulting contract, common law nondisclosure obligation, fiduciary duty, or other obligation: (i) to Seller or any of its Subsidiaries or (ii) to a former employer of any such individual relating (A) to the right of any such individual to work for Seller or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(p)               The ESOP was validly authorized and established in accordance with applicable laws. The trust under the ESOP (the “Trust”) is a trust established in accordance with Section 501(a) of the Code and is administered and interpreted in all material respects in accordance with the laws of the State of Connecticut. The trustee of the Trust (the “Trustee”) has the requisite power and authority to carry out its duties under the Trust and the transactions contemplated by this Agreement. The ESOP has received a determination from the IRS that the ESOP meets the applicable qualification requirements of Section 401(a) of Code and, to the knowledge of Seller, since the date of such determination (i) such qualified status has not been revoked and (ii) nothing has occurred that would reasonably be expected to cause revocation of such qualified status. The shares of Seller Common Stock held by the Trust constitute “employer securities” as defined in Section 409(l) of the Code and “qualifying employer securities” as defined in Section 407(d)(5) of ERISA. Other than the outstanding indebtedness (as of the Closing Date) owed to Seller by the ESOP pursuant to the Term Loan Agreement, dated as of January 1, 2016, by and between Seller and the Trustee (the “ESOP Loan”) and outstanding invoices from service providers, there is no existing indebtedness of the ESOP.

3.13          SEC Reports. Seller has previously made available to Buyer an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since January 1, 2016 by Seller pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Seller Reports”) and (b) communication mailed by Seller to its shareholders since January 1, 2016 and prior to the date hereof, and no such Seller Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2016, as of their respective dates, all Seller Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Seller has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

3.14          Compliance with Applicable Law.

(a)               Seller and each of its Subsidiaries hold, and have at all times since January 1, 2016, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost or failure to hold such licenses, registrations, franchises, certificates, variances, permits, charters and authorizations (nor the failure to pay any such fee or assessment) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller and, to the knowledge of Seller, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b)               Seller and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Seller or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, except for non-compliance, defaults or violations that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller. Seller Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(c)               Seller Bank maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of Seller, since January 1, 2016, neither Seller nor Seller Bank has experienced any Security Breach. To the knowledge of Seller, there are no data security or other technological vulnerabilities with respect to Seller’s and Seller Bank’s information technology systems or networks.

(d)               As of the date hereof, each of Seller and Seller Bank is “well capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator).

(e)               (i) Seller and each of its Subsidiaries have properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law; and (ii) none of Seller, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account.

3.15          Certain Contracts.

(a)               Except as set forth in Section 3.15(a) of the Seller Disclosure Letter or as filed with any Seller Reports, as of the date hereof, neither Seller nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any Seller Benefit Plan:

(i)               which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)              with respect to the employment or service of any independent contractor or consultant involving the payment by Seller of fees to such independent contractor or consultant of fees in excess of $50,000 annually;

(iii)             that, upon the execution or delivery of this Agreement, shareholder adoption of this Agreement or the consummation of the transactions contemplated hereby, will (either alone or upon the occurrence of any additional acts or events) result in (A) any payment (whether of severance pay or otherwise) becoming due from Buyer, Seller, Seller Bank, or any of their respective Subsidiaries to any director, officer, employee or consultant thereof, or (B) any of the benefits thereunder being increased, the vesting of the benefits thereunder being accelerated, or the value of any of the benefits thereunder being calculated on the basis of any of the transactions contemplated by this Agreement;

(iv)             that contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by Seller or any of its affiliates or upon consummation of the Merger will materially restrict the ability of Buyer or any of its affiliates to engage in any line of business;

(v)              that obligates Seller or its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Buyer or its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, or that grants any person other than Seller or any of its Subsidiaries “most favored nation” status or similar rights;

(vi)             to which any affiliate, officer, director or employee of Seller or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposits from, directors, officers and employees entered into in the ordinary course of business, on commercially reasonable terms and in accordance with all applicable regulatory requirements);

(vii)            that is a material Intellectual Property license or under which Seller or any of its Subsidiaries has licensed to others the right to use any Intellectual Property owned by Seller or any of its Subsidiaries, other than licenses for commercial “off-the-shelf” or “shrink-wrap” software that have not been modified or customized for Seller or its Subsidiaries other than through customization tools made available by the applicable licensor;

(viii)            with or to a labor union or guild (including any collective bargaining agreement);

(ix)              that relates to the incurrence of indebtedness by Seller or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the FHLB and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business) in the principal amount of $100,000 or more, including any sale and leaseback transactions, capitalized leases or other similar financing transactions;

(x)               that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Seller or its Subsidiaries;

(xi)              that provides any rights to shareholders of Seller, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to Seller’s or any of its Subsidiary’s Board of Directors;

(xii)             that is a consulting agreement or data processing, software programming or licensing contract (other than any such contracts, arrangements, commitments or understandings, which are terminable by Seller or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(xiii)            that includes an indemnification obligation of Seller or any of its Subsidiaries with a maximum potential liability in excess of $50,000;

(xiv)            with respect to any partnership or joint venture;

(xv)             that limits the payment of dividends by Seller or any of its Subsidiaries;

(xvi)            relating to the acquisition or disposition of any branch or business (whether by merger, sale of stock, sale of assets or otherwise) or any material amount of assets, in each case, (A) entered into within the last three (3) years or (B) under which Seller or any of its Subsidiaries has any outstanding material obligation or right; or

(xvii)           any agreement that obligates Seller or Seller Bank for the payment of more than $50,000 annually or for the payment of more than $100,000 over its remaining term, which is not terminable without cause on sixty (60) days’ or less notice without penalty or payment.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in the Seller Disclosure Letter, is referred to herein as a “Seller Contract.”

(b)               Seller has made available to Buyer a true, correct and complete copy of each written Seller Contract and each written amendment to any Seller Contract. Section 3.15(b) of the Seller Disclosure Letter sets forth a true, correct and complete description of any oral Seller Contract and any oral amendment to any Seller Contract.

(c)               (i) Each Seller Contract is valid and binding on Seller or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Seller, (ii) Seller and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Seller Contract, (iii) to the knowledge of Seller, each third-party counterparty to each Seller Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Seller Contract, (iv) neither Seller nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any Seller Contract by any of the other parties thereto and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Seller or any of its Subsidiaries, or to the knowledge of Seller, any other party thereto, of or under any such Seller Contract.

3.16          Agreements with Regulatory Agencies. Subject to Section 9.14, neither Seller nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Seller Disclosure Letter, a “Seller Regulatory Agreement”), nor has Seller or any of its Subsidiaries been advised since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Seller Regulatory Agreement.

3.17          Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements (each, a “Derivative Contract”), whether entered into for the account of Seller, any of its Subsidiaries or for the account of a customer of Seller or any of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or one of its Subsidiaries enforceable against Seller or its applicable Subsidiary and, to the knowledge of Seller, the counterparty thereto, in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Seller and each of its Subsidiaries have duly performed in all material respects all of their material obligations under each Derivative Contract to the extent that such obligations to perform have accrued, and, to the knowledge of Seller, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Each such Derivative Contract has been reflected in the books and records of Seller and such Subsidiaries in accordance with GAAP consistently applied. Each Derivative Contract is evidenced by customary and appropriate documentation (including an ISDA master agreement and long-form confirmation).

3.18          Environmental Matters.

(a)               Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, each of Seller and its Subsidiaries and the Owned Real Property, Leased Real Property and Loan Properties are in compliance with all Environmental Laws, and Seller and its Subsidiaries have not received any written notice, report or other information regarding, and Seller and Seller Bank have no knowledge of, any actual or alleged violation of Environmental Laws relating to Seller, its Subsidiaries, the Owned Real Property, Leased Real Property or any Loan Property.

(b)               There is no suit, claim, action or proceeding pending or, to Seller’s knowledge, threatened before any Governmental Authority or other forum in which Seller or any of its Subsidiaries has been named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the release or presence of any Hazardous Material (as defined below) at, in, to, on, from or affecting Owned Real Property, Leased Real Property, a Loan Property, or any property previously owned, operated or leased by Seller or any of its Subsidiaries.

(c)               During the period of (i) Seller’s or any of its Subsidiaries’ ownership, tenancy or operation of any Owned Real Property or Leased Real Property or (ii) Seller’s or any of its Subsidiaries’ holding of a security interest in any Loan Property, there has been no release of Hazardous Material at, in, to, on, from or affecting such Owned Real Property, Leased Real Property or Loan Property that could reasonably be expected to result in any liabilities or obligation to such parties pursuant to any Environmental Law, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. To Seller’s knowledge, prior to the period of (x) Seller’s or any of its Subsidiaries’ ownership, tenancy or operation of any Owned Real Property or Leased Real Property, or (y) Seller’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material at, in, to, on, from or affecting any such property that could result in any liabilities or obligations to such parties pursuant to Environmental Law, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

(d)               To Seller’s knowledge, there have been and are no (i) active or abandoned underground storage tanks, (ii) gasoline or service stations, or (iii) dry-cleaning facilities or operations at, on, in, under or immediately adjacent to any Owned Real Property or Leased Real Property.

(e)               Neither Seller nor any of its Subsidiaries has any outstanding or continuing liabilities or obligations with respect to any violation of any Environmental Law, including without limitation to conduct environmental investigation, remediation or response actions, or to pay for such investigation, remediation or response actions.

(f)                For purposes of this Agreement:

(i)                 “Loan Property” means any property in which Seller or any of its Subsidiaries holds a security interest, and, where required by the context (including as a result of foreclosure or receipt of a deed in lieu of foreclosure), said term includes any property owned or operated by Seller or any of its Subsidiaries.

(ii)              “Hazardous Material” means any compound, chemical, pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing may be defined, identified or regulated under or pursuant to any Environmental Laws, and including without limitation, Oil, asbestos, asbestos-containing materials, polychlorinated biphenyls, toxic mold, or fungi, or any other material that may pose a threat to the Environment or to human health and safety but excludes substances in kind and amounts typically used or stored for cleaning purposes or other routine maintenance or operation of motor vehicles used by tenants (if applicable) or guests and otherwise in compliance with Environmental Laws.

(iii)            “Oil” means oil or petroleum of any kind or origin or in any form, as defined in or regulated pursuant to the Federal Clean Water Act, 33 U.S.C. § 1251 et seq., or any other Environmental Law.

(iv)             “Environment” means any air (including indoor air), soil vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, sediment, surface or subsurface strata, plant and animal life, and any other environmental medium or natural resource.

(v)               “Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (A) the protection, preservation or restoration of the Environment, (B) the protection of human health and safety as relating to Hazardous Materials, and/or (C) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material. The term Environmental Law includes without limitation (x) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all comparable state and local laws, and (y) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Material as in effect on or prior to the date of this Agreement.

3.19          Investment Securities and Commodities. Each of Seller and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements as reflected in the Financial Statements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Seller or its Subsidiaries. Such securities and commodities are valued on the books of Seller in accordance with GAAP in all material respects. Seller and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Seller believes in good faith are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Seller has made available to Buyer the terms of such policies, practices and procedures.

3.20          Real Property.

(a)               Section 3.20(a) of the Seller Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of all of the real property owned by Seller and its Subsidiaries (collectively, the “Owned Real Property”). Seller or its respective Subsidiary has good and marketable title to all the Owned Real Property (except properties sold or otherwise disposed of in accordance with Sections 5.1 and 5.2), free and clear of all Liens (except statutory Liens securing payments not yet due, Liens for real property Taxes not yet due and payable, easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”).

(b)               Section 3.20(b) of the Seller Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of all of the real estate leases, subleases, licenses and occupancy agreements (together with any amendments, modifications, supplements, replacements, restatements and guarantees thereof or thereto, including any oral amendments) to which Seller or any of its Subsidiaries is a party with respect to all real property leased, subleased, licensed or otherwise used or occupied by Seller or any of its Subsidiaries on the date hereof (collectively, the “Leased Real Property”), whether in Seller’s or any of its Subsidiaries’ capacity as lessee, sublessee, licensee, lessor, sublessor, or licensor, as the case may be (the “Real Estate Leases”). Seller or its Subsidiaries has valid leasehold interests in the Leased Real Property, free and clear of all Liens, except Permitted Encumbrances. Each Real Estate Lease is (i) valid, binding and in full force and effect without material default thereunder by the lessee or, to the knowledge of Seller, the lessor, and (ii) enforceable against Seller or the applicable Subsidiary and, to the knowledge of Seller, the counterparty thereto (except as may be limited by the Enforceability Exceptions). Seller and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Real Estate Lease, and to the knowledge of Seller, each counterparty to each Real Estate Lease has in all material respects performed all obligations required to be performed by it under such Real Estate Lease, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Seller or any of its Subsidiaries under any such Real Estate Lease. No event has occurred which, with notice or lapse of time, would permit termination or acceleration under the Real Estate Leases. Seller has made available to Buyer a true, correct and complete copy of each written Real Estate Lease and each written amendment to any Real Estate Lease.

(c)               Neither Seller nor Seller Bank has received a written notice from any Governmental Authority to indicate that any of the Owned Real Property or Leased Real Property is not in compliance with any zoning, building, environmental, ecology, health and public safety, subdivision, land sales or similar law, rule, ordinance or regulation, including, without limitation, the American With Disabilities Act of 1990 all as the same are amended from time to time and all orders and regulations promulgated thereto and no such noncompliance exists.

(d)               Neither Seller nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted any person a right to use or occupy all or any portion of any Owned Real Property or Leased Real Property. There are no pending or, to the knowledge of Seller, threatened condemnation proceedings against the Owned Real Property or Leased Real Property.

(e)               True and complete copies of the most recent real estate tax bills for the Owned Real Property and the Leased Real Property received by Seller have been made available to Buyer. Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Owned Real Property and the Leased Real Property.

3.21          Intellectual Property; Seller Systems; Cybersecurity.

(a)               To Seller’s knowledge, Seller and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Section 3.21(a) of the Seller Disclosure Letter sets forth a complete and correct list of all such Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller: (i)(A) to the knowledge of Seller, the use of any Intellectual Property by Seller and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Seller or any Subsidiary of Seller acquired the right to use any Intellectual Property, and (B) no person has asserted in writing to Seller that Seller or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (ii) to the knowledge of Seller, no person is challenging, infringing on or otherwise violating any right of Seller or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Seller or its Subsidiaries, (iii) neither Seller nor any Subsidiary of Seller has received any written notice of any pending claim with respect to any Intellectual Property owned by Seller or any Subsidiary of Seller, and (iv) Seller and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Seller and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(b)               The computer, information technology and data processing systems, facilities and services used by Seller or any of its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Seller Systems”), are reasonably sufficient for the conduct of the respective businesses of Seller and its Subsidiaries as currently conducted and the Seller Systems are in sufficiently good working condition to effectively perform all computing, information technology and data processing operations reasonably necessary for the operation of the respective businesses of Seller and its Subsidiaries as currently conducted, in each case, except for such failures to be reasonably sufficient or in sufficiently good working condition that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, to the knowledge of Seller, since January 1, 2016, no third party has gained unauthorized access to any Seller Systems owned or controlled by Seller or any of its Subsidiaries. Seller and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards (i) to protect the Seller Systems from unauthorized access and from disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials and (ii) that are designed for the purpose of reasonably mitigating the risks of cybersecurity breaches and attacks. Each of Seller and its Subsidiaries has in all material respects implemented reasonably appropriate backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably mitigate the risk of a material disruption to the operation of the respective businesses of Seller and its Subsidiaries.

(c)               Each of Seller and its Subsidiaries has (i) complied in all material respects with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the knowledge of Seller, since January 1, 2016, there has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Seller or any of its Subsidiaries.

(d)               To the knowledge of Seller, since January 1, 2016, there has not been and/or are not present in the Seller Systems: unauthorized access, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials.

3.22          Related Party Transactions. As of the date hereof, except as filed with any Seller Reports, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Seller or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Seller or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Seller Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Seller) on the other hand, of the type required to be reported in any Seller Reports pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act. All agreements between Seller or any of its Subsidiaries and any of their affiliates comply, to the extent applicable, with Regulation W of the Federal Reserve Board.

3.23          State Takeover Laws. Seller and its Subsidiaries have taken all actions required to be taken by it in order to exempt Buyer, this Agreement, the Voting Agreements and the Merger from, and Buyer, this Agreement, the Voting Agreements and the Merger are exempt from, the requirements of any “moratorium,” “business combination,” “control share,” “fair price” or other takeover defense laws and regulations of any state (collectively, “Takeover Laws”).

3.24          Charitable Organizations. Except as set forth in Section 3.24 of the Seller Disclosure Letter, neither Seller nor any of its Subsidiaries direct the operations of any organization qualified as tax-exempt under Section 501(c)(3) of the Code.

3.25          Opinion. Prior to the execution of this Agreement, the Board of Directors of Seller has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Keefe, Bruyette & Woods, Inc. to the effect that as of the date of such opinion and subject to the factors, assumptions, limitations and qualifications in the written opinion, the Merger Consideration to be received by the common shareholders of Seller pursuant to this Agreement is fair from a financial point of view to such shareholders. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.26          Seller Information. The information relating to Seller and its Subsidiaries or that is provided by Seller or its Subsidiaries or their respective representatives for inclusion in the Proxy Statement, or in any other document filed with any Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Buyer or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

3.27          Loan Portfolio.

(a)               As of the date hereof, except as set forth in Section 3.27(a) of the Seller Disclosure Letter, neither Seller nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Seller or any of its Subsidiaries is a creditor and that, as of June 30, 2019, had an outstanding balance of $100,000 or more and under the terms of which the obligor was, as of June 30, 2019, more than sixty (60) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater shareholder of Seller or any of its Subsidiaries, or to the knowledge of Seller, any affiliate of any of the foregoing. Set forth in Section 3.27(a) of the Seller Disclosure Letter is a true, correct and complete list of (A) all of the Loans of Seller and its Subsidiaries that, as of June 30, 2019, were classified by Seller as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category (the “Classified Loans”) and (B) each asset of Seller or any of its Subsidiaries that, as of June 30, 2019, is classified as “Other Real Estate Owned” and the book value thereof.

(b)               Set forth in Section 3.27(b) of the Seller Disclosure Letter is a true, correct and complete list, as of June 30, 2019, of each Loan of Seller or any of its Subsidiaries that is structured as a participation interest in a Loan originated by another person (each, a “Loan Participation”), including with respect to each such Loan Participation, the originating lender of the related Loan, the outstanding principal balance of the related Loan, the amount of the outstanding principal balance represented by the Loan Participation and the identity of the borrower of the related Loan.

(c)               Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, each Loan of Seller and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Seller and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, (except as may be limited by the Enforceability Exceptions).

(d)               Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, each outstanding Loan of Seller and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes and other credit and security documents, the written underwriting standards of Seller and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable laws.

(e)               None of the agreements pursuant to which Seller or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)                There are no outstanding Loans made by Seller or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Seller or its Subsidiaries.

(g)               Neither Seller nor any of its Subsidiaries is now nor has it ever been since January 1, 2016, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans.

(h)               Seller’s allowance for loan losses as reflected in Seller’s Audited Financial Statements was, and the allowance shown on the balance sheets in financial statements for periods ending after such date, in the reasonable judgment of management, was as of their dates, in compliance with Seller’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP, and is adequate under all such standards.

(i)                 Seller has previously made available to Buyer complete and correct copies of its and its applicable Subsidiaries’ lending and servicing policies and procedures as in effect as of the date of this Agreement.

3.28          Insurance. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, Seller and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent and consistent with industry practice, and Seller and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Seller and its Subsidiaries, Seller or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) since January 1, 2016, there is no claim for coverage by Seller or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) since January 1, 2016, neither Seller nor any of its Subsidiaries has received written notice of any termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies. Section 3.28 of the Seller Disclosure Letter lists all insurance policies maintained by Seller and each of its Subsidiaries as of the date hereof, including any bank-owned life insurance (“BOLI”) policies. The BOLI reflected on the Most Recent Balance Sheet is, and will at the Effective Time be, owned by Seller or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers, directors or members of their families. Seller and its Subsidiaries have obtained the informed, written consent of each employee on whose behalf BOLI has been purchased. Seller and its Subsidiaries have taken all actions necessary to comply with applicable law in connection with its purchase of BOLI. A breakdown of the estimated cash surrender values for each policy, the purpose for which each policy was purchased, the beneficiaries under each policy and a list of the lives insured thereunder has been made available to Buyer.

3.29          Deposits.

(a)               The deposits of Seller Bank have been solicited, originated and administered by Seller Bank in all material respects in accordance with the terms of their governing documents in effect from time to time and with applicable law.

(b)               Each of the agreements relating to the deposits of Seller Bank is valid, binding, and enforceable upon its respective parties in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(c)               Seller Bank has complied in all material respects with applicable law relating to overdrafts, overdraft protection and payment for overdrafts.

(d)               Any debit cards issued by Seller Bank with respect to the deposits of Seller Bank have been issued and administered in all material respects in accordance with applicable law, including the Electronic Fund Transfer Act of 1978, as amended, and Regulation E promulgated thereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

4.1              Making of Representations and Warranties.

(a)               On or prior to the date hereof, Buyer has delivered to Seller and Seller Bank a letter that will be treated confidentially (the “Buyer Disclosure Letter”) listing, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article IV; provided, however, that (i) the mere inclusion of an item in the Buyer Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by Buyer that such item represents a material exception or fact, event or circumstance or that such item is or would reasonably be expected to have a Material Adverse Effect with respect to Buyer, and (ii) any disclosure made with respect to a section of this Article IV shall be deemed to qualify any other section of this Article IV (A) specifically referenced or cross-referenced in such disclosure or (B) to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections of this Article IV.

(b)               Except as set forth in the Buyer Disclosure Letter, Buyer represents and warrants to Seller and Seller Bank that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made on and as of the Closing Date), except as to any representation or warranty which specifically speaks as of an earlier date (including without limitation representations made as of “the date of this Agreement”), which only need be correct as of the specified earlier date. No representation or warranty of Buyer contained in this Article IV shall be deemed untrue or incorrect, and Buyer shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance, or event, individually or taken together with all other facts, circumstances or events inconsistent with any section of this Article IV, has had or would reasonably be expected to have a Material Adverse Effect with respect to Buyer, disregarding for the purposes of this Section 4.1(b) any materiality or Material Adverse Effect qualification contained in any representation or warranty; provided, however, that the foregoing standard shall not apply to the representations and warranties contained in (a) Sections 4.7 and 4.8, which shall be deemed untrue and incorrect if not true and correct, and (b) Sections 4.2, 4.3(a) and 4.3(b)(i), which shall be deemed untrue and incorrect if not true and correct in all material respects.

4.2              Corporate Organization. Buyer is a non-member savings bank duly organized, validly existing, and in good standing under the laws of the State of Rhode Island. The deposit accounts of Buyer are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the FDIA) to the fullest extent permitted by law. All premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Buyer, threatened. Buyer is a member in good standing of the FHLB and owns the requisite amount of stock therein. Buyer engages only in activities (and holds properties only of the types) permitted by the FDIA and Rhode Island law and the rules and regulations of the FDIC and the Rhode Island Department of Business Regulation promulgated thereunder. Buyer has no Subsidiaries.

4.3              Authority; No Violation.

(a)               Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution) have been duly and validly approved by the Board of Trustees of Buyer. No other corporate proceedings or approvals on the part of Buyer are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller and Seller Bank) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as may be limited by the Enforceability Exceptions).

(b)               Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution), nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the articles of association or bylaws of Buyer or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which it or any of its properties or assets may be bound, except (in the case of this clause (y)) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer.

4.4              Consents and Approvals. Except for (a) the filing of any required applications, filings, and notices, as applicable, with the FDIC in connection with the Merger and Bank Combination, and approval of or non-objection to such applications, filings and notices, (b) the filing of any required applications, filings and notices, as applicable, with the Director of the Rhode Island Department of Business Regulation, Division of Banks and the Commissioner of the Connecticut Banking Department in connection with the Merger and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Director of the Rhode Island Department of Business Regulation, Division of Banks and the Commissioner of the Connecticut Banking Department in connection with the Bank Combination and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with FINRA and approval of such applications, filings and notices, (e) the filing with the SEC of the Proxy Statement, (f) the filing of the Articles of Merger with the SDAT pursuant to the MGCL, (g) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board and approval or waiver or non-objection of such applications, filings and notices, (h) the receipt by Seller of the Requisite Seller Vote and (i) the approval, effective as of the Effective Time, by the Board of Directors of the Surviving Corporation and the Board of Trustees of Buyer of the Dissolution, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Buyer of this Agreement or (ii) the consummation by Buyer of the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution). As of the date hereof, Buyer is not aware of any reason why the necessary regulatory approvals and consents will not be received by Buyer to permit consummation of the Merger on a timely basis.

4.5              Reports. Buyer has timely filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 2016 with any Regulatory Agency, and has paid in full all fees and assessments due and payable in connection therewith, except where the failure to file such report, forms, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer. Subject to Section 9.14, except for normal examinations or inspections conducted by a Regulatory Agency in the ordinary course of business of Buyer, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Buyer, investigation into the business or operations of Buyer since January 1, 2016, except where such proceedings or investigation would not reasonably be expected to be, either individually or in the aggregate, have a Material Adverse Effect on Buyer. Subject to Section 9.14, there (i) is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Buyer and (ii) there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Buyer since January 1, 2016, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

4.6              Financial Statements.

(a)               Buyer has delivered to Seller and Seller Bank true, correct and complete copies of the consolidated balance sheets of Buyer as of December 31, 2018 and 2017 and the related consolidated statements of net income, comprehensive income (less), changes in retained earnings and cash flows for each of the years in the two-year period ended December 31, 2018, accompanied by the audit report of Buyer’s independent registered public accounting firm (the “Buyer Financial Statements”). The Buyer Financial Statements (i) were prepared from, and are in accordance with, the books and records of Buyer, (ii) fairly present in all material respects the results of operations, cash flows, changes in retained earnings and financial position of Buyer for the respective fiscal periods and as of the respective dates therein set forth and (iii) were prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such Buyer Financial Statements or in the notes thereto. The books and records of Buyer have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(b)               Since January 1, 2016, Buyer has duly filed with the FDIC and any other applicable Regulatory Agency, in correct form, the reports required to be filed under applicable laws and regulations and such reports were in all respects complete and accurate and in compliance with the requirements of applicable laws and regulations.

4.7              Broker’s Fees. With the exception of the engagement of Boenning & Scattergood, Inc., neither Buyer nor any of its respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated hereby.

4.8              Absence of Certain Changes or Events. Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

4.9              Legal and Regulatory Proceedings.

(a)               Buyer is not a party to any, and there are no outstanding or pending or, to the knowledge of Buyer, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (i) of any nature against Buyer or any of its current directors or executive officers which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)               There is no injunction, order, judgment, decree or regulatory restriction imposed upon Buyer or the assets, rights or properties of Buyer (or that, upon consummation of the Merger, would apply to Buyer or any of its affiliates), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

4.10          Employees.

(a)               For purposes of this Agreement, “Buyer Benefit Plans” mean all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, employee stock ownership, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Buyer is a party or has or could reasonably be expected to have any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Buyer for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Buyer.

(b)               Each Buyer Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all laws, including ERISA and the Code.

4.11          Compliance with Applicable Law. Buyer holds, and has at all times since January 1, 2016 held, all licenses, registrations franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of its business and ownership of its business and properties, rights and assets under and pursuant to each (and has paid in full all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding any such license, franchise, permit or authorization (nor the failure to pay any such fees or assessments) would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, and, to the knowledge of Buyer, no suspension or cancellation of any such license, registration, franchise, certificate, variance, permit, charter or authorization is threatened. Buyer has complied in all material respects with, and is not in material default or violation under, any laws, statutes, rules, regulations, policies, order and/or guideline or any Governmental Entity relating to Buyer, including all laws related to data protection or privacy (including laws related to Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Federal Deposit Insurance Corporation Improvement Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Buyer has a Community Reinvestment Act rating of “satisfactory” or better.

4.12          Regulatory Capitalization. As of the date of this Agreement, (i) Buyer is “well capitalized” as such term is defined in the rules and regulations promulgated by the FDIC, as applicable and as amended from time to time, and (ii) Buyer has no reason to believe that Buyer will not be so “well capitalized” immediately after the Effective Time.

4.13          Agreements with Regulatory Agencies. Subject to Section 9.14, Buyer is not subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2016, a recipient of any supervisory letter from, or since January 1, 2016, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit or risk management policies, its management or its business (each, a “Buyer Regulatory Agreement”), nor has Buyer been advised since January 1, 2016, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Buyer Regulatory Agreement.

4.14          Sufficient Funds. Buyer will have available to it sources of funds sufficient to pay the aggregate Merger Consideration and any other amounts payable pursuant to this Agreement and to effect the Transactions.

4.15          Insurance. Buyer is insured for reasonable amounts with reputable and, to the knowledge of Buyer, financially sound insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice customarily be insured, and maintain all insurance required by applicable laws and regulations. Buyer is in compliance in all material respects with its insurance policies and is not in default under any of the terms thereof.

4.16          Buyer Information. The information that is provided by Buyer or its representatives for inclusion in the Proxy Statement, or in any other document filed with any Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1              Conduct of Business of Seller Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement (including as set forth in the Seller Disclosure Letter), required by law or as consented to in writing by Buyer, Seller shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees, independent contractors and advantageous customer and other business relationships and (c) take no action that would reasonably be expected to prevent or adversely affect or delay (x) the parties’ ability to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby on a timely basis or (y) performance by Seller or its Subsidiaries of its and their covenants and agreements hereunder.

5.2              Seller Forbearances. During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated by this Agreement (including as set forth in the Seller Disclosure Letter), as required by law or as consented to in writing by Buyer, which consent shall not unreasonably be withheld, conditioned or delayed, Seller shall not, and shall not permit any of its Subsidiaries to:

(a)               other than in the ordinary course of business (including deposits, federal funds borrowings and advances from the FHLB), incur any indebtedness for borrowed money (other than indebtedness of Seller or any of its wholly owned Subsidiaries to Seller or any of its other Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(b)

(i)               adjust, split, combine or reclassify any capital stock;

(ii)              make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends at a rate not in excess of $0.07 per share of Seller Common Stock and with record and payment dates as set forth in Section 5.2(b)(ii) of the Seller Disclosure Letter, (B) dividends paid by any of the Subsidiaries of Seller to Seller or any of its other wholly owned Subsidiaries and (C) the acceptance of shares of Seller Common Stock as payment for the exercise price of Seller Stock Options) or for withholding of taxes incurred in connection with the exercise of Seller Stock Options or the vesting or settlement of shares of Seller restricted stock;

(iii)             grant any stock options, stock appreciation rights, performance shares, restricted stock units, deferred stock units, shares of restricted stock or other equity or equity-based awards or interests or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

(iv)             issue, sell or otherwise permit to become outstanding (including by issuing any shares of Seller Common Stock that are held as “treasury shares” as of the date of this Agreement) any additional shares of capital stock or securities (except in the event vested stock options are exercised) convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock, except pursuant to the exercise, vesting or settlement of Seller Stock Options outstanding as of the date hereof;

(c)               sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly owned Subsidiary of Seller, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than in the ordinary course of business;

(d)               except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary of Seller;

(e)               purchase any bank owned life insurance;

(f)               terminate, materially amend, or waive any material provision of, any Seller Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or any material lease or contract, other than normal renewals of contracts and leases in the ordinary course of business and without material adverse changes of terms with respect to Seller, or enter into any contract that would constitute a Seller Contract if it were in effect on the date of this Agreement;

(g)               except as required under the terms of any Seller Benefit Plan existing as of the date hereof and set forth in Section 3.12(a) of the Seller Disclosure Letter, or as set forth in Section 5.2(g) of the Seller Disclosure Letter, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, practice, policy, contract or arrangement for the benefit or welfare of any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), (ii) amend (whether in writing or through the interpretation of) any Seller Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director, independent contractor or consultant (or any spouse or dependent of such individual), except for annual base salary or wage increases in the ordinary course of business to which Buyer consents in writing, which consent shall not unreasonably be withheld, conditioned or delayed, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for bonuses earned in 2019 under the Seller Bank Senior Management Short Term Incentive Plan and as determined in the ordinary course of business and consistent with past practice, (v) grant any equity or equity-based awards or other compensation, (vi) negotiate or enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose annual base salary (or annual base compensation, in the case of any independent contractor or consultant) is equal to or greater than $50,000, other than for cause (as determined in the ordinary course of business), (ix) hire or promote any officer or any employee, independent contractor or consultant whose annual base salary (or annual base compensation, in the case of any independent contractor or consultant) is equal to or greater than $50,000 other than in connection with the replacement of such an officer, employee, independent contractor or consultant, and as consented to in writing by Buyer, which consent shall not unreasonably be withheld, conditioned or delayed, or (x) waive, release or limit any Restrictive Covenant obligation of any current or former officer, employee, independent contractor or consultant of Seller or any of its Subsidiaries;

(h)                settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $50,000, individually or in the aggregate, and that would not impose any material restriction on the business of Seller, Seller Bank or their respective Subsidiaries (or, following the consummation of the transactions contemplated hereby, Buyer);

(i)                 amend the Seller Certificate, Seller Bylaws or comparable governing or organizational document of any of its Subsidiaries;

(j)                 merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Subsidiaries;

(k)                materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

(l)                 take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement;

(m)               implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP;

(n)                enter into any new line of business;

(o)                except as set forth in Section 5.2(o) of the Seller Disclosure Letter or as consented to by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed and which consent will be deemed to have been granted if not denied within three (3) business days), make, renegotiate, renew, increase, extend, modify or purchase any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with recent past practice in amounts not to exceed (i) $750,000 in the case of residential loans, (ii) $750,000 in the case of non-residential real estate loans and (iii) $500,000 in the case of non-real estate loans; provided, however, that with respect to any new loan, loan commitment, letter of credit or other extension of credit in excess of $2,000,000, Seller will consult with Buyer on terms and conditions of such new loan, loan commitment, letter of credit or other extension of credit prior to sharing such terms and conditions, including, without limitation, any term sheet, on a non-binding basis with a proposed borrower; provided, further, that with respect to Classified Loans, the loan thresholds referenced herein shall be $250,000; provided, further, that all loan thresholds referenced in this Section 5.2(o) shall refer to the amount of all loans to any one borrower and related interests;

(p)               make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, buying or selling rights to service Loans, (ii) investment, deposit pricing, risk and asset liability management or other banking and operating matters (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (iii) hedging, in each case, except as required by Law or requested by a Governmental Entity;

(q)               make, or commit to make, any capital expenditures, except for capital expenditures in the ordinary course of business in amounts not exceeding $25,000 individually or $50,000 in the aggregate;

(r)                make any investment or commitment to invest in or acquire real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with recent past practice); or foreclose on or take a deed or title to any real estate other than single-family residential properties in connection with loans or loan commitments in excess of $250,000 without first conducting a Phase I environmental assessment (a “Phase I Assessment”) of the property that satisfies the requirements of the all appropriate inquiries standard of CERCLA, or foreclose or take a deed or title to any real estate if such environmental assessment indicates the presence of Hazardous Material; or enter into any new contracts, leases, licenses or other agreements respecting or place or create any Liens on any Owned Real Property or Leased Real Property or amend any Leases, or consent to any sublease, assignment or amendment of any agreement affecting any Leased Real Property in each case without prior written notice to and consultation with Buyer;

(s)               make, change or revoke any Tax election, change an annual accounting period, adopt or change any Tax accounting method, file any amended Tax Return, fail to timely file any Tax Return, settle or compromise any Tax Liability, claim or assessment, agree to any adjustment of any Tax attribute, or agree to an extension or waiver of the limitation period to any Tax claim or assessment, grant any power of attorney with respect to Taxes, surrender any right to claim a refund of Taxes or enter into any closing agreement with respect to any Tax or refund or amend any Tax Return;

(t)                make contributions to organizations qualified as tax-exempt under Section 501(c)(3) of the Code other than in the ordinary course of business consistent with recent past practice;

(u)               make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries;

(v)               materially reduce the amount of insurance coverage or fail to renew any material existing insurance policy, in each case, with respect to the key employees, properties or assets of Seller or any of its Subsidiaries; or

(w)              agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1              Regulatory Matters.

(a)               The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, within forty-five (45) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Buyer and Seller shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Seller or Buyer, as the case may be, and any of Seller’s Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated hereby and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law. As used in this Agreement, “Requisite Regulatory Approvals” means (i) all regulatory authorizations, consents, permits, orders, approvals, waivers or non-objections from the FDIC, the Director of the Rhode Island Department of Business Regulation, Division of Banks, the Commissioner of the Connecticut Banking Department and the Federal Reserve Board and (ii) any other approvals set forth in Sections 3.5 and 4.4, in each case (x) that are necessary to consummate the transactions contemplated hereby (including the Merger, Bank Combination and Dissolution) or (y) the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

(b)               Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require Buyer or Seller or any of Seller’s Subsidiaries, and neither Buyer nor Seller nor any of Seller’s Subsidiaries shall be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing regulatory authorizations, consents, permits, orders, approvals, waivers or non-objections of Governmental Entities that would reasonably be expected to have a Material Adverse Effect on Buyer, after giving effect to the Merger, Bank Combination or Dissolution (a “Materially Burdensome Regulatory Condition”).

(c)               Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, affiliates, subsidiaries, directors, officers, depositors and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of parties to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(d)               Buyer and Seller shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, will be obtained subject to a Materially Burdensome Regulatory Condition or that the receipt of any such approval will be materially delayed.

6.2              Access to Information; Confidentiality.

(a)               Upon reasonable notice and subject to applicable laws, Seller, for the purposes of enabling Buyer to verify the representations and warranties of Seller and to prepare for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of its Subsidiaries to, subject to Section 9.14, afford to the officers, employees, accountants, counsel, advisors and other representatives of Buyer, access, during normal business hours during the period from the date of this Agreement to the Effective Time, to all of Seller’s properties, books, contracts, commitments, personnel, information technology systems, Tax Returns and related work papers and records reasonably requested by Buyer. Seller shall cooperate with Buyer in preparing to execute after the Effective Time the conversion or consolidation of systems, including, but not limited to, the conversion of Seller Bank’s data processing and related electronic informational systems to those used by Buyer, and business operations generally, and, during such period, Seller shall, and shall cause its Subsidiaries to, promptly make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by Buyer during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Seller is not permitted to disclose under applicable law) and (ii) all other information concerning Seller’s business, properties and personnel as Buyer may reasonably request. Neither Seller nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Seller’s customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Seller will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)               Seller shall promptly (and in any event, not later than two (2) business days after first delivered or made available to the Boards of Directors of Seller and Seller Bank) provide (or cause to be provided) to Buyer copies of any regularly prepared materials for the Boards of Directors of Seller and Seller Bank, including monthly financial statements and other regular monthly reports so provided to the Boards of Directors of Seller and Seller Bank; provided that the Seller and Seller Bank may redact (i) board and committee minutes that discuss the Merger or the other matters contemplated by this Agreement or any other subject matter Seller reasonably determines should be treated as confidential, (ii) any information prior to providing such materials to Buyer to the extent that any such information is subject to the attorney-client privilege or work product doctrine and (iii) any non-confidential supervisory information.

(c)               Buyer shall hold all information furnished by or on behalf of Seller or its representatives pursuant to Sections 6.2(a) and 6.2(b) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated August 29, 2019, between Buyer and Seller and the confidentiality agreement, dated September 23, 2019, between Buyer and Seller (collectively, the “Confidentiality Agreement”).

(d)               In addition to all documents referenced in this Section 6.2, Seller agrees to maintain, in the ordinary course of business consistent with recent past practice, all electronic records (including e-mails) of Seller and its Subsidiaries and their respective directors, officers and employees in effect as of the date of this Agreement.

(e)               No investigation (or discovery or receipt of information) by any party hereto or their respective representatives shall affect or be deemed to modify or waive any representation, warranty, covenant or other agreement of the other parties set forth herein or the conditions to any party’s obligation to consummate the transactions contemplated hereby. Nothing contained in this Agreement shall give any party hereto, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its affiliates’ and subsidiaries’ respective operations.

6.3              Seller Shareholders’ Approval.

(a)               Following the execution of this Agreement, Seller shall take, in accordance with applicable law and the Seller Articles and the Seller Bylaws, all action necessary to convene an annual or special meeting of its shareholders as promptly as practicable for the purpose of obtaining (i) the Requisite Seller Vote required in connection with this Agreement and the Merger and (ii) if so desired and mutually agreed by the parties, the approval of other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger agreement or otherwise approve the transactions contemplated hereby (such meeting, including any adjournment or postponement thereof, the “Meeting”). In furtherance and without limitation of the foregoing, Seller, at its expense, shall promptly mail (or cause to be mailed) the Proxy Statement of Seller relating to the Meeting. Without limiting the scope of this Section 6.3(a), Seller shall use commercially reasonable efforts to mail the Proxy Statement to Seller’s shareholders as soon as practicable following the date of this Agreement, but in no event later than sixty (60) days of the date of this Agreement. If at any time prior to the Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, Seller shall promptly prepare and, after consultation with Buyer, mail to the holders of Shares such an amendment or supplement. Buyer shall cooperate with Seller in the preparation of the Proxy Statement, any amendment or supplement thereto, and any other communication that could reasonably be deemed to be proxy solicitation materials relating to the Merger (collectively, the “Proxy Materials”) and shall furnish Seller with all information relating to Buyer that Seller reasonably determines in necessary to be included in, or otherwise in respect of, the Proxy Materials. Buyer and its counsel shall be given a reasonable opportunity to review any Proxy Material prior to its dissemination to the holders of the Shares, and Seller shall give appropriate consideration to making any change to the Proxy Material reasonably requested by Buyer.

(b)               Seller may engage a proxy solicitor on terms and conditions acceptable to both Seller and Buyer. Seller shall keep Buyer updated with respect to the proxy solicitation results in connection with the Meeting as reasonably requested by Buyer.

(c)               Subject to Section 6.3(d), the Board of Directors of Seller shall (i) recommend to its shareholders the adoption of this Agreement, the Merger and the other transactions contemplated hereby (the “Recommendation”), (ii) include the Recommendation in the Proxy Statement, (iii) use its reasonable best efforts to obtain from the shareholders of Seller the Requisite Seller Vote, including by communicating to its shareholders the Recommendation and (iv) not withhold, withdraw, qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to Buyer, the Recommendation or take any action, or make any public statement, filing or release inconsistent with the Recommendation, or submit this Agreement to Seller’s shareholders for a vote without the Recommendation.

(d)               Subject to Section 8.1 and Section 8.2, if the Board of Directors of Seller, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would be a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to Seller’s shareholders, the Board of Directors of Seller may (but shall not be required to) submit this Agreement to Seller’s shareholders without, or with a recommendation adverse to, the Recommendation (an “Adverse Recommendation Change”) (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of Seller may communicate the basis for the Adverse Recommendation Change to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by applicable law; provided that the Board of Directors of Seller may not take any action under this Section 6.3(d) unless (i) such action is taken in response to an Acquisition Proposal and such Acquisition Proposal (x) did not result from a breach by Seller of Section 6.13 and (y) constitutes a Superior Proposal; (ii) Seller gives Buyer at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including its basis for determining that such Acquisition Proposal constitutes a Superior Proposal (including the latest material terms and conditions of, and the identity of the third party making, the Acquisition Proposal, or any amendment or modification thereof)); (iii) during such three (3) business day period, Seller has considered and negotiated (and has caused its representatives to consider and negotiate) with Buyer in good faith (to the extent Buyer desires to so negotiate) regarding any adjustments or modifications to the terms and conditions of this Agreement proposed by Buyer; and (iv) at the end of such notice period, the Board of Directors of Seller takes into account any amendment or modification to this Agreement proposed by Buyer (it being understood that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, again determines in good faith that it would nevertheless result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement and that such Acquisition Proposal constitutes a Superior Proposal. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3(d) and will require a new determination and notice period as referred to in this Section 6.3(d).

(e)               Seller shall adjourn or postpone the Meeting if, (i) as of the time for which such meeting is originally scheduled, there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting or (ii) on the date of the Meeting, Seller has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Seller Vote; provided that, from and after such time, if any, that (in response to an Acquisition Proposal that has been received by Seller and that has been publicly disclosed or otherwise become public) Seller makes an Adverse Recommendation Change that is permitted by Section 6.3(d), Seller thereafter shall not be so required to adjourn or postpone the Meeting. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Meeting shall be convened and this Agreement shall be submitted to the shareholders of Seller at the Meeting for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve Seller of such obligation, including if Seller makes an Adverse Recommendation Change.

6.4              Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of Buyer and Seller shall, and Seller shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement (including the Merger, Bank Combination and Dissolution) and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, permit, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Buyer or Seller or any of Seller’s Subsidiaries in connection with the Merger or any other transaction contemplated by this Agreement.

6.5              Exchange Act Deregistration. Prior to the Closing Date, Seller shall cooperate with Buyer and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable SEC rules to enable the deregistration of the Seller Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.6              Employee Matters.

(a)               Buyer shall endeavor to retain as many of Seller’s and Seller Bank’s employees as it deems reasonably practical in its sole discretion. Buyer shall use its reasonable efforts to provide employees of Seller and its Subsidiaries with meaningful career opportunities at Buyer following the Merger and Bank Combination. Notwithstanding the foregoing, this Agreement is not intended to provide to any employee a legally enforceable right to continuing employment after the Effective Time, and any employees of Seller or any of its Subsidiaries that continue employment with Buyer following the Effective Time shall become employees at will of Buyer.

(b)               At and after the Effective Time, and except as set forth in Section 6.6(b) of the Seller Disclosure Letter, Buyer will provide any employee of Seller and Seller Bank who is not otherwise covered by an individual severance or change in control agreement and whose employment is involuntarily terminated by Buyer without Cause (as defined below) or voluntarily terminates employment as a result of not being offered substantially similar employment, determined in the good faith judgment of Buyer (for purposes of clarity, reporting to a different supervisor or having a different title shall not entitle an employee to severance under this Section 6.6(b)) or as a result of a relocation of his or her principal place of employment by more than thirty (30) miles from the location of his or her principal place of employment on the date of this Agreement within twelve (12) months following the Effective Time with a lump sum cash severance payment equal to two (2) weeks of pay for each full year of service with Seller or Seller Bank, with a minimum benefit of four (4) weeks and a maximum benefit of twenty-six (26) weeks, with such payment made within ten (10) business days of the date of termination and subject to such person’s execution of a customary release in the form attached hereto as Exhibit B. For purposes of this Section 6.6(b), the following, as determined by Buyer in its reasonable judgment, shall constitute “Cause” for termination: (i) conviction of or plea of nolo contendere to a felony or other crime involving dishonesty or theft, or likely to result in imprisonment; (ii) fraud, theft, embezzlement, other material dishonesty or any material breach of a fiduciary duty owed to Buyer, Seller or any of its Subsidiaries; (iii) material failure to perform, or gross neglect or recklessness in the performance of, duties and responsibilities to Buyer, Seller or any of its Subsidiaries; (iv) willful failure or willful refusal to follow the directions or instructions of Buyer; or (v) material violation of any of Buyer’s applicable employment policies.

(c)               Prior to the Effective Time, Buyer shall take all reasonable action so that employees of Seller or Seller Bank who are employed by Buyer at or after the Effective Time (i) shall receive employee benefits which are at a level comparable in the aggregate to similarly-situated employees of Buyer and (ii) shall be entitled to participate in the Buyer Benefit Plans at a level comparable to similarly-situated employees of Buyer (it being understood that inclusion of the employees of Seller and its Subsidiaries in the Buyer Benefit Plans may occur at different times with respect to different Buyer Benefit Plans) to the extent that such participation does not result in a duplication of benefits. Unless an employee of Seller affirmatively terminates coverage under any medical, dental, vision, health or disability plan of Seller (the “Seller Health Plan”) prior to the time that such employee becomes eligible to participate in the Health Plan, no coverage of any of Seller employees or their dependents shall terminate under any of the Seller Health Plans prior to the time such employees and their dependents become covered under the health plans, programs and benefits provided to similarly-situated employees of Buyer and their dependents. Buyer shall cause each Buyer Benefit Plan in which employees of Seller or Seller Bank are eligible to participate to recognize the service of such employees with Seller or Seller Bank, as applicable (to the same extent as such service was credited for such purpose immediately prior to the Effective Time), for purposes of determining eligibility to participate in such Buyer Benefit Plan and the vesting of benefits, but not for purposes of accrual of benefits under any defined benefit pension plan or to the extent that recognizing the service of such employees would result in a duplication of benefits.

(d)               Effective as of the day immediately preceding the Closing Date, Seller and Seller Bank shall adopt resolutions to terminate any Seller Benefit Plan intended to qualify as a Code Section 401(k) arrangement (the “Seller 401(k) Plan”) and shall provide Buyer with evidence that the Seller 401(k) Plan has been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of Seller. The form and substance of such resolutions shall be subject to Buyer’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed). Seller and its Subsidiaries, as applicable, shall also take such other actions in furtherance of terminating the Seller 401(k) Plan as Buyer may reasonably request prior to the Closing Date, including the adoption of amendments to the Seller 401(k) Plan. The accounts of all participants and beneficiaries in the Seller 401(k) Plan shall become fully vested upon termination of such plan. As soon as practicable following termination of such plan, the account balances in the Seller 401(k) Plan shall be distributed as a participant or beneficiary may direct, consistent with applicable laws and regulations. Any participant that continues employment with Buyer and who elects to participate in any Buyer Benefit Plan intended to qualify as a Code Section 401(k) arrangement (the “Buyer 401(k) Plan”) may elect to have his or her account balance rolled over into the Buyer 401(k) Plan.

(e)               From and after the Effective Time, Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of Seller or its Subsidiaries.

(f)                In the event of any termination of any Seller or Seller Bank medical, dental, vision, health or disability plan (collectively, “Health Plan”), Buyer shall make available to the former Seller and Seller Bank employees (and their dependents) that continue employment with Buyer, Health Plan coverage on the same basis as it provides such coverage to similarly-situated Buyer employees, provided that Buyer shall cause each such Health Plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable Health Plans of Buyer, (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Health Plan prior to the Effective Time and (iii) provide credit towards the deductible and out-of-pocket maximum for eligible expenses incurred by the employees of Seller or Seller Bank under the Seller Health Plans for the plan year in which coverage commences under the Buyer Health Plan.

(g)               Buyer agrees to assume and honor the terms of each of the change in control agreements with the employees of Seller as set forth in Section 6.6(g) of the Seller Disclosure Letter, except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time. Concurrently with the execution of this Agreement, Buyer shall obtain from Thomas Borner, Robert Halloran, Kim Bushey, Lori Bannister and Robert Trivella, in the form included in Section 6.6(g) of the Seller Disclosure Letter, an executed settlement agreement to accept in full settlement of his or her rights under his or her change in control agreement, and an executed consulting and release agreement with Thomas Borner in the form included in Section 6.6(g) of the Seller Disclosure Letter, to be effective as of the Effective Time.

(h)               Buyer agrees to honor and maintain the Seller Bank Amended and Restated Deferred Compensation Retirement Plan (“Deferred Plan”) as set forth in Section 6.6(h) of the Seller Disclosure Letter, and, unless otherwise agreed to in writing, Buyer agrees that the timing and amount of the payments thereunder will not be accelerated and will continue to be made in accordance with the terms of such plan. Concurrently with the execution of this Agreement, Buyer shall provide each participant in the Deferred Plan a signed letter in the form included in Section 6.6(h) of the Seller Disclosure Letter.

(i)                 Neither Seller, any of its Subsidiaries, nor any officer, director, manager, employee, agent or representative of Seller or its Subsidiaries shall make any communication to service providers of Seller or its Subsidiaries regarding any Buyer Benefit Plan or any compensation or benefits to be provided after the Effective Time without the advance approval of Buyer.

(j)                 No provision in this Agreement shall modify or amend any other agreement, plan, program, or document relating to a Seller Benefit Plan unless this Agreement explicitly states that the provision “amends” that other agreement, plan, program, or document. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document relating to a Seller Benefit Plan, unless the provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce the other agreement, plan, program, or document. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect.

6.7              Indemnification; Directors’ and Officers’ Insurance.

(a)               From and after the Effective Time, to the fullest extent permitted by applicable law, Buyer shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent such persons are indemnified as of the date of this Agreement by Seller pursuant to the Seller Articles, the Seller Bylaws, the governing or organizational documents of any Subsidiary of Seller and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.7(a) of the Seller Disclosure Letter, each present and former director, officer or employee of Seller and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, amounts paid in settlement, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of Seller or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. An Indemnified Party shall be entitled to the reimbursement of reasonable legal expenses incurred in any successful claim hereunder to enforce its rights to indemnification and advancement.

(b)               For a period of six (6) years after the Effective Time, Buyer shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Seller (provided that Buyer may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that Buyer shall not be obligated to expend, on an annual basis, an amount that, in the aggregate, exceeds 175% of the current annual premium paid as of the date hereof by Seller for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Buyer shall cause to be maintained policies of insurance that, in Buyer’s good faith determination, provide the maximum coverage available for an aggregate cost equal to the Premium Cap. In lieu of the foregoing, Seller, in consultation with Buyer, but only upon the prior written consent of Buyer, which consent may not be unreasonably withheld, conditioned or delayed, may (and at the request of Buyer, Seller shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year prepaid “tail” policy under Seller’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap and, in such case, Buyer shall not have any further obligations under this Section 6.7(b), other than to maintain such prepaid “tail” policy.

(c)               The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. If Buyer or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or deposits to any other entity or engage in any similar transaction, then in each case, Buyer will cause proper provision to be made so that the successors and assigns of Buyer will expressly assume the obligations set forth in this Section 6.7. The obligations of Buyer and Seller under this Section 6.7 shall not be terminated or modified in a manner so as to adversely affect the Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Indemnified Party or affected person.

(d)               Any indemnification payments made pursuant to this Section 6.7 are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder by the FDIC (12 C.F.R. Part 359).

6.8              Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

6.9              Advice of Changes. Buyer and Seller shall each promptly (but in no event more than twenty-four (24) hours) advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of any condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Sections 7.2 or 7.3 to be satisfied.

6.10          Litigation and Claims. Each of Seller and Buyer shall promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, dispute, proceeding, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of either such party, threatened against Seller, Buyer or any of their respective Subsidiaries, in each case that (a) questions or would reasonably be expected to question the validity of this Agreement, the Merger or the other transactions contemplated hereby or any actions taken or to be taken by Buyer, Seller or their respective Subsidiaries with respect to this Agreement, the Merger or the other transactions contemplated hereby or (b) seeks to enjoin, restrain or prohibit the transactions contemplated hereby. Seller shall give Buyer the opportunity to consult on the defense or settlement of any shareholder litigation against Seller and/or its directors, officers or affiliates relating to the transactions contemplated by this Agreement (and Seller will in good faith take any comments of Buyer into account), and Seller shall not agree to any such settlement of any such litigation without Buyer’s prior written consent which shall not unreasonably be withheld, conditioned or delayed.

6.11          Dividends. After the date of this Agreement, Seller will provide Buyer with five (5) business days or more notice of any declaration of dividend in respect of Seller Common Stock or the setting of a record date therefor.

6.12          Corporate Governance. Buyer shall take all action necessary to appoint one member of the Board of Directors of Seller (the “Designated Seller Director”) to the Board of Trustees of Buyer, effective as of and conditioned upon the Closing. Prior to the Closing, Buyer shall offer each member of the Boards of Directors of Seller and Seller Bank who is not appointed a trustee of Buyer pursuant to this Section 6.12 the opportunity to serve as a corporator of Buyer, and Buyer’s Board of Trustees shall recommend that Buyer’s corporators elect as corporators of Buyer, as of the annual meeting of corporators next following the receipt of the Requisite Seller Vote, the Designated Seller Director and each other member of the Boards of Directors of Seller and Seller Bank who expresses an interest in serving as a corporator of Buyer and who, in Buyer’s good faith judgment, satisfies Buyer’s selection criteria for its corporators generally, effective as of and conditioned upon the occurrence of the Effective Time.

6.13          Acquisition Proposals.

(a)               Seller agrees that it will not, and will cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to any person (other than Buyer and its representatives in their capacity as such) concerning any Acquisition Proposal or (iv) have or participate in any discussions with any person (other than Buyer and its representatives in their capacity as such) relating to any Acquisition Proposal, except, for purposes of this clause (iv), to notify such person of the existence of the provisions of this Section 6.13(a); provided that prior to the date of the Meeting, in the event Seller receives from any person other than Buyer or its representatives an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 6.13, it may, and may permit its Subsidiaries and its and its Subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information or data to, and participate in, discussions with such person with respect to such Acquisition Proposal but only to the extent that, prior to doing so, its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) failure to take such actions would result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information or data or participating in any discussions, in each case, permitted pursuant to the foregoing proviso, Seller shall have provided such information or data to Buyer and shall have entered into a confidentiality agreement with such person on terms no less stringent to such person than the terms of the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Seller or its representatives. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.13 by any Subsidiary or representative of Seller shall constitute a breach of this Section 6.13 by Seller.

(b)               Seller will, and will cause its representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the execution of this Agreement with any person (other than Buyer and its representatives in their capacity as such) with respect to any Acquisition Proposal and will use its reasonable best efforts, subject to applicable law, to enforce any confidentiality, standstill or similar agreement relating to an Acquisition Proposal.

(c)               Promptly (and in any event within twenty-four (24) hours) following receipt of any Acquisition Proposal or any inquiry that could reasonably be expected to lead to an Acquisition Proposal, Seller shall advise Buyer of such Acquisition Proposal or inquiry and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal, copies of any written Acquisition Proposal and written summaries of any material oral communications relating to an Acquisition Proposal), and will keep Buyer apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal.

(d)               As used herein,

(i)                 “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Seller and its Subsidiaries or 25% or more of any class of equity or voting securities of Seller or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Seller; (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person (other than Buyer) beneficially owning 25% or more of any class of equity or voting securities of Seller or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Seller; or (C) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Seller and/or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Seller; and

(ii)              “Superior Proposal” means any unsolicited bona fide written offer or proposal made by a third party to consummate an Acquisition Proposal that Seller’s Board of Directors determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor) (A) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Seller Common Stock or all, or substantially all, of the assets of Seller; (B) would result in a transaction that (1) involves consideration to the holders of the shares of Seller Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the shareholders of Seller pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and which proposal is not conditioned upon obtaining financing and (2) is, in light of the other terms of such proposal, more favorable to the shareholders of Seller than the Merger and the other transactions contemplated by this Agreement considering, among other things, and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond, or in addition to, those specifically contemplated hereby; and (C) is reasonably likely to be completed on the terms proposed, in each case, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal.

6.14          Board and Committee Meetings. Following the receipt of the Requisite Regulatory Approvals, Seller shall permit representatives of Buyer (no more than two (2)) to attend any meeting of the Boards of Directors of Seller or Seller Bank or the executive and loan committees thereof as an observer, subject to the Confidentiality Agreement; provided that Seller shall not be required to permit such representatives to remain present during any confidential discussions of this Agreement or the transactions contemplated by this Agreement or any Acquisition Proposal or during any other matter (a) that the Board of Directors of Seller or Seller Bank has reasonably determined to be confidential with respect to the participation of Buyer or (b) that Seller or Seller Bank would not be required to disclose under Section 6.2 of this Agreement.

6.15          Public Announcements. Seller and Buyer shall each use their reasonable best efforts to (a) develop a joint communications plan and ensure that all press releases and other public disclosure (including communications to employees, agents and contractors) with respect to this Agreement or the transactions contemplated hereby are consistent with such joint communications plan and (b) consult with each other before issuing any press release or, to the extent practicable, otherwise making any public disclosure with respect to this Agreement or the transactions contemplated hereby, except in respect of any press release or public disclosure the content and messaging of which is substantially similar to public disclosure previously made by Buyer or Seller either on the date of this Agreement or following the date of this Agreement and in accordance with this Section 6.15.

6.16          Operating Functions. To the extent permitted by applicable law and upon Buyer’s request, Seller shall regularly discuss and reasonably cooperate with Buyer in connection with (a) planning for the efficient and orderly combination of Seller, Seller Bank and Buyer and the operation of Buyer, (b) preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Buyer may decide, (c) planning for the tax-efficient operation of Buyer and (d) providing such information, as may be reasonably requested by Buyer from time to time, to assist Buyer in the calculation of any potential termination penalties of the Seller Contracts referred to in Section 3.15(a)(xvii) and set forth in Section 3.15(a) of the Seller Disclosure Letter. Each party shall cooperate with the other party in preparing to execute conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with related service providers and other parties). Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, including this Article VI, complete control and supervision over its and its Subsidiaries’ respective operations.

6.17          Restructuring Efforts. If Seller shall have failed to obtain the Requisite Seller Vote at the duly convened Meeting or any adjournment or postponement thereof, then, unless this Agreement has been terminated in accordance with its terms, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued to holders of Seller Common Stock as provided for in this Agreement, in a manner adverse to such party) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 6.17) to Seller’s shareholders for approval.

6.18          Takeover Laws. No party shall take any action that would cause this Agreement, the Merger or any of the other transactions contemplated hereby to be subject to requirements imposed by any Takeover Laws, as applicable, and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Merger or any of the other transactions contemplated hereby from any applicable Takeover Laws, as now or hereafter in effect, that purports to apply to this Agreement or the transactions contemplated hereby.

6.19          Section 16b-3. Prior to the Effective Time, Seller shall take such steps as may be reasonably necessary or advisable to cause dispositions of Seller equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of Seller to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.20          Classified Loans. Seller shall within twenty (20) days after the end of each quarter after the date hereof and not later than two (2) business days prior to the Closing Date provide Buyer with a complete and accurate list, including the amount, of all Loans subject to each type of classification of the Classified Loans.

6.21          ESOP Matters. Seller and Seller Bank shall take or cause to be taken all such actions as may be necessary to effect the actions set forth below relating to the ESOP prior to or simultaneous with the Closing, as applicable. Effective at least five (5) business days before the Closing, the ESOP shall be terminated (the “ESOP Termination Date”). No new participants shall be admitted on or after the ESOP Termination Date and all existing ESOP participants’ accounts shall become fully vested and 100% non-forfeitable. Seller Bank shall direct the Trustee to remit a sufficient number of the shares of Seller Common Stock allocated to the suspense account pursuant to the ESOP (the “Suspense Shares”) back to Seller to repay the outstanding ESOP Loan in full, with each remitted share to be valued equal to the Merger Consideration. All remaining shares of Seller Common Stock held by the ESOP as of the Effective Time shall be exchanged for the Merger Consideration. After repayment of the outstanding ESOP Loan and the exchange of the shares of Seller Common Stock for the Merger Consideration, the cash received upon conversion of the remaining Suspense Shares shall be deemed to be earnings and shall be allocated as earnings to the accounts of the ESOP participants who are employed as of the ESOP Termination Date based on their account balances under the ESOP as of the ESOP Termination Date and distributed to ESOP participants after the receipt of a favorable determination letter from the IRS. No benefit distributions shall be made from the ESOP without the prior written consent of Buyer before the IRS issues a favorable determination letter with respect to the tax-qualified status of the ESOP on termination, except that distributions from the ESOP may be made earlier if required by law or upon the occurrence of the ESOP participant’s retirement, death, disability or termination of employment or any other event, other than plan termination, that requires a distribution from the ESOP. Prior to the Effective Time, Seller Bank shall take all such actions as are necessary (determined in consultation with Buyer) to submit the application for favorable determination letter in advance of the Closing, and following the Closing, Buyer shall use its best efforts in good faith to obtain such favorable determination letter as promptly as possible (including, but not limited to, making such changes to the ESOP as may be required by the IRS as a condition to its issuance of a favorable determination letter). Seller Bank, and following the Effective Time, Buyer, will adopt such amendments to the ESOP to effect the provisions of this Section 6.21. Promptly following the receipt of a favorable determination letter from the IRS regarding the qualified status of the ESOP upon its termination, the account balances in the ESOP shall either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.

6.22            Coordination.

(a)               Buyer and Seller agree that as promptly as practicable following the execution of this Agreement, meetings with employees of Seller Bank shall be held at such locations as Buyer and Seller shall mutually agree; provided that representatives of Seller shall be permitted to attend such meetings. Buyer and Seller shall mutually agree as to the scope and content of all communications from Buyer to the employees of Seller and Seller Bank. At mutually agreed upon times following execution of this Agreement, representatives of Buyer shall be permitted to meet with the employees of Seller and Seller Bank to discuss employment opportunities with Buyer. Notwithstanding the foregoing, Buyer in this process shall have no right to exercise any management authority over employees of Seller and Seller Bank.

(b)               From and after the first date on which both the Requisite Seller Vote and Requisite Regulatory Approvals required under Section 7.1 (and without having to allow any waiting period under such approvals to expire) have been obtained, Buyer shall be permitted to conduct training sessions outside of normal business hours or at other times as Seller may agree with the employees of Seller and Seller Bank and may conduct such training seminars at such locations as Buyer and Seller may mutually agree; provided that such meetings or trainings will be at no cost to Seller and that Buyer will not schedule such training sessions in a manner which interferes with Seller’s and Seller Bank’s normal business operations.

(c)               Upon Buyer’s reasonable request, and with Buyer’s indemnification, prior to the Closing Date and following receipt of both the Requisite Seller Vote and Requisite Regulatory Approvals required under Section 7.1 (and without having to allow any waiting period under such approvals to expire), and consistent with GAAP and applicable banking laws and regulations, each of Seller and its Subsidiaries shall give due consideration to Buyer’s request to (i) modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Buyer and (ii) make such accruals under the Seller Benefit Plans as Buyer may reasonably request to reflect the benefits payable under such Seller Benefit Plans upon the completion of the Merger; provided, however, that at Seller’s reasonable request no such changes need be made earlier than one (1) business day prior to the Closing Date.

(d)               Upon Buyer’s reasonable request, and with Buyer’s indemnification, prior to the Closing Date and following receipt of both the Requisite Seller Vote and Requisite Regulatory Approvals required under Section 7.1 (and without having to allow any waiting period under such approvals to expire), and consistent with GAAP and subject to applicable banking laws and regulations, Seller and its Subsidiaries shall give due consideration to Buyer’s request that Seller or any of its Subsidiaries divest itself prior to the Effective Time of such investment securities and loans as are identified by Buyer in writing from time to time prior to the Closing Date; provided, however, that no such divestitures need be made prior to the Closing Date.

(e)               No accrual or reserve or change in policy or procedure, or any divestiture of investment securities or loans, made by Seller or any of its Subsidiaries at the request of Buyer pursuant to this Section 6.22 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustment shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Seller or its management with any such adjustments. In the event the Merger is not consummated, Buyer shall indemnify Seller for such actions within thirty (30) days.

6.23            Environmental Assessments.

(a)               Seller shall cooperate with and grant access to an environmental consulting firm selected by Buyer and reasonably acceptable to Seller, during normal business hours (and at such other times as may be agreed), to any real property (including buildings or other structures) currently owned or operated by Seller or any of its Subsidiaries or any Seller Loan Property for the purpose of conducting (i) Phase I Assessments (which also may include an evaluation of asbestos containing materials, polychlorinated biphenyls, lead based paint, lead in drinking water, mold, and radon) and (ii) Phase II Environmental Assessments, including subsurface investigation of soil, soil vapor, and groundwater (“Phase II Assessment”). Buyer and its environmental consulting firm shall conduct all environmental assessments pursuant to this Section 6.24(a) at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with Seller’s operation of its business, and Buyer shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted. Buyer shall be required to restore each property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any Phase I or Phase II Assessment and any restoration and clean up shall be borne solely by Buyer.

(b)               To the extent requested by Buyer, each environmental assessment shall include an estimate by the environmental consulting firm preparing such environmental assessment of the costs of investigation, monitoring, personal injury, property damage, clean up, remediation, penalties, fines or other liabilities, as the case may be, relating to the “potential environmental condition(s)” or “recognized environmental condition(s)” or other conditions which are the subject of the environmental assessment.

6.24            Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, Seller shall, and shall cause each of its Subsidiaries to: (a) timely file (taking into account any extensions of time within which to file) all Tax Returns required to be filed by it and timely pay all Taxes shown as due and payable on such Tax Returns that are so filed; (b) establish an accrual in its books and records and financial statements in accordance with recent past practice for all Taxes payable by it for which a Tax Return is due prior to the Effective Time; (c) terminate all Tax sharing or similar agreements (other than such an arrangement or agreement exclusively between or among Seller and its Subsidiaries) and all powers of attorney with respect to or involving Seller or any of its Subsidiaries (such that after the Closing, Buyer shall not be bound thereby or have any liability thereunder); and (d) promptly notify Buyer of any suit, claim, action, investigation, proceeding or audit pending or threatened against or with respect to Seller or any of its Subsidiaries in respect of any Tax matter, including, without limitation, Tax liabilities and refund claims.

6.25            Formation of Merger Sub; Accession. As promptly as reasonably practicable after the date of this Agreement, Buyer shall organize Merger Sub as a wholly owned Subsidiary of Buyer. Promptly after organizing Merger Sub, (a) Buyer, as the sole shareholder of Merger Sub, shall approve and adopt this Agreement and (b) Buyer shall cause Merger Sub to accede to this Agreement by executing a signature page to this Agreement. Before the Effective Time, Buyer shall take such actions as are reasonably necessary to cause the Board of Directors of Merger Sub to unanimously approve this Agreement and authorize Merger Sub to enter into this Agreement.

6.26            Other Actions. Prior to Closing, Seller and its Subsidiaries shall take any and all action necessary, desirable or advisable to consummate the Transactions as promptly as practicable and otherwise to enable consummation of such Transactions.

ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER

7.1              Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, where legally permissible, waiver by all parties hereto at or prior to the Effective Time of the following conditions:

(a)               Shareholder Approval. The Requisite Seller Vote shall have been obtained.

(b)               Requisite Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(c)               No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated by this Agreement.

7.2              Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Merger is also conditioned upon the satisfaction or waiver by Buyer, at or prior to the Effective Time, of each of the following conditions:

(a)               Representations, Warranties and Covenants of Seller and Seller Bank. (i) Each of the representations and warranties of Seller and Seller Bank contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 3.1(b), and (ii) each and all of the agreements and covenants of Seller and Seller Bank to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects. Buyer shall have received a certificate, dated the Closing Date, signed by the President and Chief Executive Officer of each of Seller and Seller Bank, to the effect that the conditions set forth in this Section 7.2(a) have been satisfied.

(b)               No Materially Burdensome Regulatory Condition. No Requisite Regulatory Approval shall include or contain, nor shall any Governmental Entity have indicated in writing that it will impose, any Materially Burdensome Regulatory Condition.

(c)               Third Party Consents. All consents or approvals of all persons (other than Governmental Authorities) required for the consummation of the Merger or the continued use and occupation of any Leased Real Property, or that are required in order to prevent a breach of or a default under or a termination of, or any right of acceleration of any liability under any of the Leases shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller.

(d)               Other Actions. Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as Buyer may reasonably request.

7.3              Conditions to the Obligations of Seller and Seller Bank. The obligation of Seller and Seller Bank to consummate the Merger is also conditioned upon the satisfaction or waiver by Buyer, at or prior to the Effective Time, of each of the following conditions: (a) each of the representations and warranties of Buyer contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 4.1(b); (b) each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects. Seller shall have received a certificate, dated the Closing Date, signed by the President and Chief Executive Officer of Buyer, to the effect that the conditions set forth in this Section 7.3 have been satisfied; (c) Buyer shall have delivered the Merger Consideration to the Paying Agent not less than one (1) business day prior to the Closing Date and the Paying Agent shall provide Seller with a certificate evidencing such delivery; and (d) Buyer shall have furnished to Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as Seller may reasonably request.

7.4              Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in Sections 7.1, 7.2, or 7.3, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger, as required by and subject to conditions of this Agreement.

ARTICLE VIII
TERMINATION

8.1              Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Seller Vote:

(a)               by mutual written consent of Seller and Buyer;

(b)               by either Buyer or Seller if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the other transactions contemplated by this Agreement and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by this Agreement, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c)               by either Buyer or Seller if the Merger shall not have been consummated on or before July 31, 2020 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d)               by either Buyer or Seller (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Buyer, or Section 7.3, in the case of a termination by Seller, and which is not cured within forty-five (45) days following written notice to Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e)               by Buyer or Seller, if the Requisite Seller Vote shall not have been obtained, except to the extent that the failure to obtain the Requisite Seller Vote shall be due to Seller’s or any of its Subsidiaries’ material breach of any representation, warranty, covenant or other agreement contained herein (which has not been cured) relating to the Meeting or the receipt of the Requisite Seller Vote;

(f)                by Buyer, prior to the time the Requisite Seller Vote is obtained, if Seller or the Board of Directors of Seller shall have (i) failed to make the Recommendation or failed to include the Recommendation in the Proxy Statement, or withdrawn, modified or qualified the Recommendation in a manner adverse to Buyer, or resolved to do so or failed to reaffirm such recommendation within two (2) business days after Buyer requests in writing that such action be taken, (ii) failed to recommend against acceptance of any publicly disclosed tender offer or exchange offer for outstanding shares of Seller Common Stock by any person (other than Buyer or any affiliate of Buyer), within the ten (10) business day period commencing on the date such tender offer or exchange offer is first publicly disclosed, in any such case whether or not permitted by the terms hereof, (iii) recommended or endorsed an Acquisition Proposal, or (iv) breached any of its obligations under Sections 6.3 or 6.13 in any material respect

(g)               by Seller, if at any time after the date of this Agreement and prior to obtaining the Requisite Seller Vote, Seller receives an Acquisition Proposal; provided, however, that Seller may not terminate this Agreement pursuant to this Section 8.1(g) unless it satisfies each of the following conditions:

(i)                 Seller shall have complied with Section 6.13 of this Agreement, including the conclusion by the Board of Directors of Seller in good faith that the Acquisition Proposal is a Superior Proposal; and

(ii)                the Board of Directors of Seller has adopted the definitive agreement with respect to the Superior Proposal and has authorized and directed Seller and Seller Bank to enter into that agreement; and

(iii)               Seller concurrently pays the Termination Fee payable pursuant to Section 8.2(b).

8.2              Effect of Termination and Abandonment.

(a)               In the event of termination of this Agreement by either Buyer or Seller as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Buyer, Seller, any of their respective affiliates or any of their respective employees, officers, directors or representatives shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(c) and this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be relieved or released from any liabilities or damages arising out of its fraud or any knowing, intentional and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(b)               In the event that after the execution of this Agreement (i) prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management or the Board of Directors of Seller or shall have been made directly to its shareholders generally or any person shall have publicly announced an Acquisition Proposal or the intention to make an Acquisition Proposal (whether or not conditional) with respect to Seller, (ii) thereafter this Agreement is terminated by (A) either Buyer or Seller pursuant to Section 8.1(c) and the Requisite Seller Vote has not been obtained, or (B) Buyer pursuant to Section 8.1(d) solely in the case of a willful breach by Seller, or (C) Buyer or Seller pursuant to Section 8.1(e), and (iii) on or prior to the date that is twelve (12) months after the date of such termination, Seller enters into a definitive agreement (regardless of whether a transaction is consummated) or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to in clause (b)(i) above), then Seller shall, on the earlier of the date it enters into such definitive agreement or the date of consummation of such transaction, pay Buyer, by wire transfer of same day funds, an amount in cash equal to $4,440,000 (the “Termination Fee”).

(c)               In the event that this Agreement is terminated by Buyer pursuant to Section 8.1(f) or by Seller pursuant to Section 8.1(g), then Seller shall pay Buyer, by wire transfer of same day funds, an amount in cash equal to the Termination Fee on the date of such termination.

(d)

(i)                 In the event that (A) this Agreement is terminated by Seller pursuant to Section 8.1(g) and (B) Seller made an Adverse Recommendation Change prior to such termination, then Seller shall, on the date of termination, pay Buyer, by wire transfer of same day funds, an amount in cash equal to the Termination Fee; or

(ii)                In the event that (A) this Agreement is terminated by Seller pursuant to Section 8.1(g), (B) Seller did not make an Adverse Recommendation Change prior to such termination and (C) on or prior to the date that is twelve (12) months after the date of such termination, Seller enters into a definitive agreement (regardless of whether a transaction is consummated) or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to in Section 8.1(g) above), then Seller shall, on the earlier of the date it enters into such definitive agreement or the date of consummation of such transaction, pay Buyer, by wire transfer of same day funds, an amount in cash equal to the Termination Fee.

(e)               Any payment of the Termination Fee required to be made pursuant to this Section 8.2 shall be made not more than two (2) business days after the date of the event giving rise to the obligation to make such payment. All payments under this Section 8.2(e) shall be made by wire transfer of immediately available funds to an account designated by Buyer. The payment of the Termination Fee by Seller pursuant to Section 8.2(b), (c), and (d) shall be the sole and exclusive remedy of Seller, Seller Bank, Buyer and Merger Sub in connection with the termination of this Agreement under the circumstances described thereunder. However, nothing in this Agreement shall in any way limit the right of Buyer or Seller to seek damages, specific performance, or any remedy at law or in equity arising out of a willful or material breach of, or fraud in connection with, this Agreement by the other party hereto.

(f)                Each of Buyer, Seller and Seller Bank acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of this Agreement, (ii) without these agreements, Buyer would not enter into this Agreement and (iii) the Termination Fee constitutes liquidated damages and not a penalty. Accordingly, if Seller fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for the Termination Fee, as applicable, Seller shall pay the costs and expenses of Buyer (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if Seller fails to pay the amounts payable pursuant to this Section 8.2 when due, then Seller shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.

ARTICLE IX
MISCELLANEOUS

9.1              Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Seller Vote; provided, however, that after the receipt of the Requisite Seller Vote, there may not be, without further approval of the shareholders of Seller, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2              Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite Seller Vote, there may not be, without further approval of the shareholders of Seller, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3              Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Sections 2.2, 6.2(c), 6.6 and 6.7 and for those other obligations, covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

9.4              Expenses. Except as otherwise provided herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the Transactions.

9.5              Notices. All notices, requests and other communications hereunder to a party shall be sent and directed to the addresses below and be deemed given (a) upon personal delivery to the party to be notified, (b) when sent by properly addressed electronic mail delivery, (c) when sent by facsimile (with confirmation) if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (d) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

If to Seller or Seller Bank:

PB Bancorp, Inc.
Putnam Bank
40 Main Street
Putnam, CT 06260
Attention:	Thomas A. Borner
Facsimile:	(860) 928-2147
Email:	tborner@putnambank.com

With a copy to (which shall not constitute notice):

Luse Gorman, PC
5335 Wisconsin Avenue, Suite 780
Washington, DC 20015
Attention:	Scott A. Brown, Esq.
Facsimile:	(202) 362-2902
Email:	sbrown@luselaw.com

If to Buyer:

Centreville Bank
1218 Main Street
West Warwick, RI 02893
Attention:	Harold M. Horvat
Facsimile:	(401) 823-6081
Email:	hhorvat@centrevillebank.com

With a copy to (which shall not constitute notice):

Nutter McClennen & Fish LLP
Seaport West
155 Seaport Boulevard
Boston, MA 02210
Attention:	Michael K. Krebs, Esq.
Facsimile:	(617) 310-9288
Email:	mkrebs@nutter.com

9.6              Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “business day” means any day other than a Saturday, a Sunday or a day on which banks in the State of Rhode Island are authorized or obligated by law to close. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Seller or Seller Bank means the actual knowledge of any of the officers of Seller or Seller Bank, as applicable, listed in Section 9.6 of the Seller Disclosure Letter, and the “knowledge” of Buyer means the actual knowledge of any of the officers of Buyer listed in Section 9.6 of the Buyer Disclosure Letter. As used herein, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iii) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives at least one (1) day prior to the date hereof, (b) included in the virtual data room of a party at least one (1) day prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof. The Seller Disclosure Letter and the Buyer Disclosure Letter, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained herein shall require any party or person to take any action in violation of applicable law.

9.7              Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8              Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9              Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Rhode Island, without regard to the conflict of law principles thereof (except that matters under the Agreement relating to fiduciary duties of the Board of Directors of Seller shall be determined in accordance with the laws of the State of Maryland). Each of the parties hereto (a) consents to and submits itself to the exclusive jurisdiction of the United States District Court for the District of Rhode Island or any state court sitting in the State of Rhode Island in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.5. Nothing in this Section 9.9, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.10            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11            Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12            Specific Performance. The parties agree that irreparable damage would occur for which there is no adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or bond as a prerequisite to obtaining equity level.

9.13            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14            Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

9.15            Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CENTREVILLE BANK

By:	/s/ Harold M. Horvat
	Name:	Harold M. Horvat
	Title:	President and Chief Executive Officer

PB BANCORP, INC.

By:	/s/ Thomas A. Borner
	Name:	Thomas A. Borner
	Title:	President and Chief Executive Officer

PUTNAM BANK

By:	/s/ Thomas A. Borner
	Name:	Thomas A. Borner
	Title:	President and Chief Executive Officer

Appendix B

October 22, 2019

The Board of Directors

PB Bancorp, Inc.

40 Main Street

Putnam, CT 06260

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of PB Bancorp, Inc. (“PB”) of the Merger Consideration (as defined below) to be received by such shareholders in the proposed acquisition of PB by Centreville Bank (“Centreville”), through the proposed merger of a to-be-formed wholly-owned subsidiary (“Merger Sub”) of Centreville with and into PB (the “Merger”), pursuant to the Agreement and Plan of Merger to be entered into by and among Centreville, PB and Putnam Bank, a wholly-owned subsidiary of PB (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Centreville, PB, Putnam Bank or any holder of any securities of PB, each share of common stock, par value $0.01 per share, of PB (“PB Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the Exception Shares and Suspense Shares (each as defined in the Agreement)) shall become and be converted into the right to receive $15.25 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

KBW has acted as financial advisor to PB and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our and their broker-dealer businesses (and in the case of PB, further to an existing sales and trading relationship with KBW), we and our affiliates may from time to time purchase securities from, and sell securities to, PB and Centreville. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of PB. We have acted exclusively for the board of directors of PB (the “Board”) in rendering this opinion and will receive a fee from PB for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, PB has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, KBW has not provided investment banking or financial advisory services to PB during the past two years. In the past two years, KBW has not provided investment banking or financial advisory services to Centreville. We may in the future provide investment banking and financial advisory services to PB or Centreville and receive compensation for such services.

The Board of Directors – PB Bancorp, Inc.

October 22, 2019

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of PB and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated October 11, 2019 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended June 30, 2019 of PB; (iii) certain regulatory filings of PB and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three fiscal year period ended June 30, 2019; (v) certain other interim reports and other communications of PB to its shareholders; and (vi) other financial information concerning the businesses and operations of PB that was furnished to us by PB or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of PB; (ii) the assets and liabilities of PB; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for PB with similar information for certain other companies the securities of which are publicly traded; and (v) financial and operating forecasts and projections of PB that were prepared by, and provided to us and discussed with us by, PB management and that were used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held with the management of PB regarding the past and current business operations, regulatory relations, financial condition and future prospects of PB and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by PB, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with PB.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of PB as to the reasonableness and achievability of the financial and operating forecasts and projections of PB referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management.

It is understood that the forecasts and projections provided to us and used and relied upon by us were not prepared with the expectation of public disclosure and that such information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have assumed, based on discussions with PB management and with the consent of the Board, that the forecasts and projections of PB that were prepared and provided to us by PB management provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of PB since the date of the last financial statements that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for PB are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of PB, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of PB or Centreville under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

The Board of Directors – PB Bancorp, Inc.

October 22, 2019

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us referred to above) with no adjustments to the Merger Consideration and with no other payments in respect of PB Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of PB. We have assumed that the Merger will be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. We have further been advised by PB that PB has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to PB, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of PB Common Stock of the Merger Consideration to be received by such shareholders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the termination of the Putnam Bank Employee Stock Ownership Plan prior to the consummation of the Merger), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to PB, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of PB to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by PB or the Board, (iii) the fairness of the amount or nature of the compensation to any of PB’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of PB Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of PB (other than the holders of PB Common Stock (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Agreement, (v) whether Centreville has sufficient cash, available lines of credit or other sources of funds to enable the aggregate Merger Consideration to be paid to the holders of PB Common Stock at the closing of the Merger, (vi) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (vii) any legal, regulatory, accounting, tax or similar matters relating to PB or its shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction.

The Board of Directors – PB Bancorp, Inc.

October 22, 2019

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of PB Common Stock as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ or similar agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of PB Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

- 0 PB BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS February 7, 2020 The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Crossings Restaurant located at 45 Main Street, Putnam, Connecticut at 9:00 a.m., Connecticut time, on Friday, February 7, 2020. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated on the reverse side. (Continued and to be signed on the reverse side) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF PB BANCORP, February 7, 2020 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330333300000001000 0 020720 2. To consider and vote upon a proposal to approve the Agreement and Plan advisory basis, the compensation to be paid to the Named Executive compensation described in the Proxy Statement. PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign, but only one signature is required. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as directors of all nominees listed below, each to serve for the term specified after his or her name: NOMINEES: FOR ALL NOMINEESO Charles W. Bentley, Jr. (three-year term) O Paul M. Kelly (three-year term) WITHHOLD AUTHORITYO Charles H. Puffer (three-year term) FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN of Merger, dated as of October 22, 2019, by and among Centreville Bank, PB Bancorp, Inc. and Putnam Bank (the “Merger Agreement”), as well as the merger, as more fully described in the accompanying proxy statement. 3. To consider and vote upon a proposal to approve, on a non-binding, Officers of PB Bancorp in connection with the merger. 4. An advisory, non-binding resolution to approve the executive 5. The ratification of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2020. 6. To consider and vote upon a proposal to approve the adjournment of the annual meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Agreement and the merger. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED "FOR" FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated December 20, 2019, and audited financial statements. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 7, 2020: The Company's proxy statement, including the Notice of Annual Meeting of Stockholders, and 2019 Annual Report To Stockholders On Form 10-K are each available on the Internet at http://www.astproxyportal.com/ast/20878 If you need directions to attend the annual meeting and to vote in person, please call us at (860) 928-6501 ext. 3025. COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS